PART II - OFFERING CIRCULAR

Gratus Capital Properties Fund III, LLC

(the “Company”)

Amended Preliminary Offering Circular dated April 30, 2025

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission (“Commission.”) Information contained in this Preliminary Offering Circular is subject to completion or amendment. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. The Company may elect to satisfy its obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

The Company is managed by GCPF Management LLC, (the “Manager”) a Delaware limited liability company, which is managed by Jason Weimer and Robert Barlau. We are offering up to $50,000,000 in Class A Interests and Class B Interests (collectively “Investor Interests” or “Interests”) for between $12.29 and $13.08 per Unit, depending on the intermediaries through which the investment is made (the “Offering.”). We estimate that we may sell up to 3,661,513 Class A Units for up to $45,000,000 (approximately 2,441,008 of which, for up to $30,000,000, will be Class A Units purchased by Class A+ Members who sign the Side Letter Agreement) and up to 406,834 Class B Units for up to $5,000,000, although we may adjust these estimates by filing a post-qualification amendment. Purchasers shall, upon acceptance by the Manager of their Subscriptions, become Class A or Class B Members in the Company. Funds will be made immediately available to the Company once the associated deposits have been received into the Company’s escrow account, and the deposits and associated subscription agreements are accepted as being in good order. There is no minimum offering amount. Funds will be used for acquiring real estate assets throughout the United States and for working capital.

The Minimum Investment Amount is $10,000. However, the Manager, in its sole discretion, may accept less than the Minimum Investment Amount. Subscription funds may remain in the Company’s escrow account for up to 30 days from the first date of deposit. The Company will conduct regular closings on a rolling basis promptly after receiving investor funds pursuant to a schedule set by the Manager. The first closing will take place no more than thirty (30) days after the first sales pursuant to this offering, and subsequent closings will take place no less often than once per thirty (30) days. Unless terminated by the Manager earlier, this Offering terminates three years after commencement of this Offering (the “Offering Period”). The Manager may extend this Offering Period in its sole discretion, at which time, the Manager will file the appropriate Offering Circular for qualification with the Commission. As there is no minimum offering amount, there are no provisions for the return of funds.

Investor Interests (Unit)	Price to Investors	Sellers’ Commissions	Proceeds to the Company
Per Unit or Interest (Investments not involving Broker-Dealers)	$12.29	$0.04916	$12.24084
Per Unit or Interest (Invested by clients of Broker-Dealers at 6.40% (maximum) total commission)	$13.08	$0.83712	$12.24288
Maximum Dollar Amount (Assuming No Broker-Dealer Sales)	$50,000,000	$200,000	$49,800,000
Maximum Dollar Amount (Assuming 10% of sales are Broker-Dealer Sales at 6.40% (maximum) total Commission)	$50,000,000	$500,000	$49,500,000
Maximum Dollar Amount (Assuming all sales are Broker-Dealer Sales at 6.40% (maximum) total Commission)	$50,000,000	$3,200,000	$46,800,000

The Company has engaged WealthForge Securities, LLC member FINRA/SIPC (“WealthForge”), to act as the Managing Broker-Dealer in connection with this offering. The Sellers’ Commission reported in the table above includes a four-tenths of one percent (0.40%) percent commission on all the Investor Interests being offered payable to WealthForge for performing administrative and compliance related functions. The Company will also pay WealthForge a $1,500 per month Platform and Syndication Fee for as long as the offering is open, which is not included in the above table. Note that the Company’s Financial Statement notes are inconsistent with these terms because they describe a previous Broker Dealer Agreement with WealthForge which applies to sales of Company interests under its previous Regulation A Offering. That Agreement has been superseded by a new Managing Broker-Dealer Agreement attached hereto as Exhibit 1.1, which will become effective when this offering is qualified.

Note that the above table also does not include per transaction fees paid to SEI Altigo for Units purchased through its platform by certain Registered Investment Advisers (expected to be $50 per transaction), or other fees payable by the Company to WealthForge which are not determined by the amount raised. See “Plan of Distribution” and “Use of Proceeds” for additional details.

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The Company will pay an upfront selling commission in connection with the purchase of Units through a registered broker-dealer. The Company has entered into (and will enter into) arrangements to pay a placement fee of up to six (6%) percent of Gross Offering Proceeds (“Placement Fee”) to participating brokers. This Placement Fee may be divided among multiple brokers, and is in addition to the four-tenths of one percent (0.40%) commission payable to WealthForge for administrative and compliance related functions, for a total Sellers’ Commission of up to six and four-tenths percent (6.40%).

The Manager, its employees, officers and directors, will advertise the offering to investors directly. Investors who purchase Units directly from the Company will purchase at the Base Price with no Commission Adjustment and will receive Class A or Class B Units.  Investors will receive Class A Units if they either (a) purchase at least One Hundred Thousand Dollars ($100,000) worth of Investor Interests; or (b) have previously invested in Affiliates of the Manager, as determined in the sole discretion of the Manager. Eligibility for Class A membership will be assessed based on the potential investor’s historical involvement with and contributions to the Manager's Affiliates’ business activities prior to the commencement of this offering and is intended to recognize individuals whose support has been crucial to the Manager’s success. All other direct investors shall be admitted as Class B Members. Investors who are admitted as Class B Members and later purchase additional Units resulting in a total Unreturned Capital Contribution of $100,000 or higher will have their Class B Units converted to Class A Units as of the date the Capital Contribution bringing their total above $100,000 is received in the Company’s escrow account and determined to be in good order. No commissions will be paid for the sale of these interests beyond the four-tenths of one percent (0.40%) commission to WealthForge discussed above.

Investors who purchase Units through an investment adviser registered under the Investment Advisers Act of 1940, as amended (RIAs) and who have been advised by such adviser on an ongoing basis regarding investments other than in the Company, but do not utilize a broker-dealer, will purchase at the Base Price with no Commission Adjustment and will receive Class A Units. The Company will pay a per transaction fee of approximately $50 per transaction to SEI Altigo for Units purchased through SEI Altigo’s platform by certain Registered Investment Advisers. The Company will also pay the four-tenths of one percent (0.40%) commission payable to WealthForge for administrative and compliance related functions.

Investors who purchase Units through a registered broker-dealer will receive Class A Units and will purchase at the Base Price plus a Commission Adjustment, calculated as described below. The Company will pay an upfront selling commission in connection with the purchase of these Units. The Company has entered into (and will enter into) arrangements to pay a placement fee of up to six (6%) percent of Gross Offering Proceeds (“Placement Fee”) to participating brokers. This Placement Fee may be divided among multiple brokers, and is in addition to the four-tenths of one percent (0.40%) commission payable to WealthForge for administrative and compliance related functions, for a total Sellers’ Commission of up to six and four-tenths percent (6.40%).

The Commission Adjustment will be calculated as (100% / 100% - (Placement Fee Amount) – 1) * Base Price, rounded to the nearest cent. For example, since the Base Price for a particular transaction is $12.29 , if the Placement Fee is 6%, the Commission Adjustment will be ((100/(100-6 = 94))-1) * $12.29 = $0.79, for a total cost of $13.08 per Unit, and an investor investing the minimum $10,000 will receive 764.53 Class A Units. If the Placement Fee is 2%, the Commission Adjustment will be ((100/(100-2 = 98))-1 = ) * $12.29 = $0.25, for a total cost of $12.54 per Unit, and an investor investing the minimum $10,000 will receive 797.45 Class A Units.

Investors who purchase at least $500,000 in Class A Units, who purchase Units through a RIA, who purchase units through a registered broker-dealer, or who are current employees of the Manager or any Development Partner with whom the Company does business are also eligible to take advantage of the Company’s Side Letter Agreement, the Form of which is attached to as Exhibit 6.2 hereto. Under this Side Letter Agreement, eligible investors (referred to as Class A+ Investors) are assigned cashflows from the Company’s Class C Member (the Manager) such that the Class A+ investors will receive eighty-five percent (85%) of eligible Distributable Cash instead of eighty percent (80%). Any disputes under the Side Letter Agreement are subject to the same dispute resolution process as disputes under the Company’s Operating Agreement. While this Agreement shall be open to all Class A Members during the duration of this offering, the Side Letter Agreement shall terminate for with regards to any Class A Unit assigned, sold, or transferred (including involuntary transfers by operation of law) from the Class A+ Investors to any other Person, unless the Manager consents to the transfer of this Agreement in its sole and unlimited discretion. The terms full terms of the Side Letter Agreement are found in Exhibit 6.2 hereto.

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No public market currently exists for our Interests. The Company has set a minimum investment requirement of $10,000. We intend to place the funds into an escrow account, which will not be released to the Company until the Minimum Offering of $1,000,000 is raised, deposited, and determined to be in good order. All payments in connection with subscriptions for Units are to be made payable to: South State Bank for the benefit of Gratus Capital Properties Fund III, LLC and sent by check, wire, or ACH transfer to South State Bank, N.A., in its capacity as escrow agent for the Company, where they will be held in a non-interest-bearing escrow account until the subscription agreements are accepted by the Company and the deposited funds are determined to be in good order. Purchasers of our Interests qualified hereunder may be unable to sell their securities, because there may not be a public market for our securities, and any proposed sale of securities is subject to a right of first refusal on the part of the Manager and other Company Members. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

The transfer of Interests is limited. A Member may assign, his, her or its Interests only if certain conditions set forth in the Company’s Operating Agreement are satisfied. Our Manager and Members also have a Right of First Refusal to purchase any Company Units being sold. Our Manager may refuse a transfer of interest(s) for any number of reasons. Our Operating Agreement provides that you may sell your Investor Interests to us in limited circumstances. The Manager does not have an exit strategy currently as it intends to operate the Company for at least eight years, and to continue operating in perpetuity as long as the liquidity needs of the Members are met. By the end of 2029, the Manager intends to communicate with the Members and use reasonable efforts to formulate and execute a plan to allow Members who wish to liquidate their Interests to do so within approximately two to three years.  Sample exit strategies the Manager may employ at the appropriate time as part of this plan are discussed on page 39.  However, there are currently no provisions for the return of funds except pursuant to our Withdrawal Policy which is discussed starting on page 57, and there is no guarantee that the Company will liquidate Member interests by the end of 2032, or by any other date.

The Company has been formed to acquire various real estate assets throughout the United States. The Company seeks to capitalize on undervalued and value add multi-family properties, acquire stabilized multi-family properties, and enter into joint ventures to develop new multi-family properties.  The Company will primarily target Class A- to C+ assets throughout the Midwest, South, and Southeast, and currently has investments in five new construction Properties in North Dakota and Minnesota (see the section entitled “Description of Business” on page 29 for more information).  However, the Company may, from time-to-time, invest in other cash flowing and potentially cash flowing multi-family, commercial (e.g., senior living, mobile home parks, self-storage, mixed use, office and/or retail), new development property, and single-family assets as well as real estate backed loans and other real estate backed investments anywhere in the United States when compelling opportunities arise.  The Company will focus on new construction in underserved markets, as well as value add and distressed properties, including but not limited to REO’s, foreclosures, off-market, pulled from market, concession sensitivity, price reduced and post COVID 19 properties.

The Manager is not an investment adviser registered with the SEC, will not be governed by the Investment Advisers Act of 1940, and will not be acting as an investment adviser with respect to the Company because the Company will only be investing in real estate backed investments, and will not fall within the definition of an Investment Company under U.S. federal securities laws.

The Company is considered an “emerging growth company” under Section 101(a) of the Jumpstart Our Business Startups Act (the “JOBS Act”) as it is an issuer that had total annual gross revenues of less than $1.235 billion during its most recently completed fiscal year.

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Since the Company is an emerging growth company certain Risk Factors include:

•	We are an emerging growth company with a limited operating history.

•	Subscribers will have no control in the Company and will have only very limited voting rights. The Manager or its affiliates will manage the day-to-day operations of the Company.

•	We will require additional financing, such as bank loans, outside of this offering in order for the operations to be successful.

•	We have not conducted any revenue-generating activities and as such have not generated any revenue since inception.

•	Investments in real estate and real estate related assets are speculative and we will be highly dependent on the performance of the real estate market.

By purchasing Interests, Subscribers are bound by the dispute resolution provisions contained in our Operating Agreement which limits your ability to bring class action lawsuits or seek remedy on a class basis. The dispute resolution process provisions do not apply to claims under the federal securities laws. By agreeing to the dispute resolution process, including mandatory arbitration, investors will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder.

See the section entitled “RISK FACTORS” beginning on page 8 for a more comprehensive discussion of risks to consider before purchasing our Interests.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS.”

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES, AND NO PUBLIC MARKET IS EXPECTED TO DEVELOP FOLLOWING THIS OFFERING. INVESTORS WILL BE REQUIRED TO REPRESENT AND WARRANT THAT THEY MEET THESE SUITABILITY REQUIREMENTS PRIOR TO BEING ADMITTED AS MEMBERS OF THE COMPANY. NEITHER THE COMPANY NOR ITS MANAGER WILL CONDUCT AN INDEPENDENT ANALYSIS OF WHETHER POTENTIAL MEMBERS MEETS THE SUITABILITY REQUIREMENTS FOR THIS INVESTMENT.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE, OTHER THAN THOSE RELATED TO CLAIMS UNDER FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF DELAWARE. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

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SUMMARY INFORMATION

This summary contains basic information about us and the Offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire Offering Circular carefully, including the risk factors and our financial statements and the related notes to those statements included in this Offering Circular. Except as otherwise required by the context, references in this Offering Circular to "we," "our," "us," “the Company,” and “Gratus Capital Properties Fund III" refer to Gratus Capital Properties Fund III, LLC, a Delaware limited liability company.

We were formed on November 10, 2020 and commenced operations on February 16, 2022. As of March 18, 2025, the Company has raised approximately $15,289,026.56 through the sale of Units (including approximately $925,000 sold to individuals affiliated with our Manager on the same terms as Units sold to other investors) and invested $10,696,677.79 across five new construction properties , and has $2,422,773 in Cash (excluding cash held by subsidiary property owning entities ). Money raised in this offering is expected to be used first to acquire additional real estate.

We intend on engaging in the following activities:

1. The Company’s primary focus is to invest in new development properties built at costs below current market values via joint venture agreements with real estate developers or investors who may have certain resources or opportunities not otherwise available to the Company. The properties are then managed by a well-established third-party property management company to maximize the appreciation for the investors.

2. Invest in value add or stabilized multi-family properties that it expects to appreciate in value. The properties are selected based on criteria that includes positive cash flow potential, good location and purchase price is less than replacement cost. The properties are then managed by a well-established third-party property management company to maximize the appreciation for the investors.

3. Invest in any opportunity our Manager sees fit within the confines of the market, marketplace and economy so long as those investments are real estate related and within the investment objectives of the Company. To this end, at some time in the future, the Company may also purchase additional properties or make other real estate investments that relate to varying property types including multi-family, commercial, single-family, hospitality, and senior housing.

4. The Company may also make real estate backed loans. The Company will only be investing in real estate backed investments. The Company may also elect to loan money to real estate developers or investors.

In all cases, the debt on any given property must be such that it fits with the Investment Policies of the Company. The Company intends on leveraging its properties such that its total leverage will not exceed, in the aggregate, eighty percent (80%) of the value of the Company’s Assets.

About This Circular

We have prepared this offering circular to be filed with the SEC for our offering of securities. The offering statement includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular.

You should rely only on the information contained in this offering circular and the exhibits to the offering statement. We have not authorized any person to provide you with any information different from that contained in this offering circular. The information contained in this offering circular is complete and accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or sale of our shares. This offering circular contains summaries of certain other documents, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto.

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Industry And Market Data

The industry and market data used throughout this offering circular have been obtained from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable. We believe that each of these studies and publications is reliable. We have not engaged any person or entity to provide us with industry or market data.

Tax Considerations

No information contained herein, nor in any prior, contemporaneous or subsequent communication should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department.

Emerging Growth Company Exemptions

We are an emerging growth company. An emerging growth company is one that had total annual gross revenues of less than $1,235,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) during its most recently completed fiscal year. We would lose our emerging growth status if we were to exceed $1,235,000,000 in gross revenues. We are not sure this will ever take place.

Because we are an emerging growth company, we have the exemption from Section 404(b) of Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b), we are now exempt from the internal control assessment required by subsection (a) that requires each independent auditor that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer. We are also not required to receive a separate resolution regarding either executive compensation or for any golden parachutes for our executives so long as we continue to operate as an emerging growth company.

We hereby elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

We will lose our status as an emerging growth company in the following circumstances:

•	The end of the fiscal year in which our annual revenues exceed $1.235 billion.

•	The end of the fiscal year in which the fifth anniversary of our IPO occurred.

•	The date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt.

•	The date on which we qualify as a large accelerated filer.

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RISK FACTORS

Investors in the Company should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

General Risks Related to Our Business

We are an emerging growth company and have not yet become profitable, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable, thus potential investors have a possibility of losing their investment.

We were organized in November 2020 and commenced operations in February 2022 and have yet to become profitable. As a result of our start-up status we will accumulate deficits due to organizational and start-up activities, business plan development, interest owed on amounts advanced by the Manager, and professional fees since we organized. Projections concerning the success of our new construction properties are based on assumptions, and past results do not guarantee future profitability. Our future operating results will depend on many factors, including our ability to raise adequate working capital, availability of properties for purchase, the level of our competition and our ability to attract and maintain key management and employees.

We are significantly dependent on Jason Weimer, Robert Barlau, Skip Johnson, and Austin Schmitt. The loss or unavailability of any of these individual’s services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a partial loss or return of your investment.

The acquisition of properties and the attainment of new investors is significantly dependent on Jason Weimer, Robert Barlau, Skip Johnson, and Austin Schmitt, and on the various Companies with which these individuals are affiliated, collectively referred to as “Gratus Capital” and “Gratus Funds.” We expect that our investor base will be largely drawn from Gratus Capital’s exposure on social media and on media content delivered over the Manager’s website, along with Registered Investment Advisers with whom Gratus Capital has formed relationships. It would be difficult to replace these individuals at such an early stage of development of the Company. Jason Weimer, Robert Barlau, Skip Johnson, and Austin Schmitt have and intend to continue to build a qualified team of individuals that manage the marketing, business operations, property management, acquisitions and dispositions of assets. In the event these individuals leave the Company, it may be difficult to attain new investors or purchase properties, but the management team would be able to manage the Company’s assets until a such time as an exit would occur. Should the Company be unable to replace these individuals, it may be required to cease pursuing business opportunities, which may result in a partial loss or return of your investment.

This offering is a semi-blind pool offering, and therefore, Members will not have the opportunity to evaluate some of our investments before we make them, which makes investments more speculative.

We will seek to invest substantially all of the net offering proceeds from this Offering, after the payment of fees and expenses, in the acquisition of or investment in interests in real estate assets. However, because, as of the date of this Offering Circular, we have only invested in five real estate properties, and because our Members will be unable to evaluate the economic merit of additional assets before we invest in them, they will have to rely on the ability of our Manager to select suitable and successful investment opportunities. These factors increase the risk that our Members’ investment may not generate returns comparable to the Company’s competitors.

Our Manager will have complete control over the Company and will therefore make all decisions over which Members will have no control.

GCPF Management LLC, our Manager, will make all decisions relating to the business, operations, and strategy, without input by the Members. Such decisions may include purchase and sale decisions regarding the assets, the appointment of other officers, managers, vendors and whether to enter into material transactions with related parties.

An investment in the Interests is highly illiquid. You may never be able to sell or otherwise dispose of your Interests.

Since there is no public trading market for our Interests, you may never be able to liquidate your investment or otherwise dispose of your Interests. Company Units are also subject to a Right of First refusal, whereby the Manager and existing Company Members must be given an opportunity to purchase Units before they may be sold to third parties. The Company intends to operate the Company for at least eight years, and to continue operating in perpetuity as long as the liquidity needs of the Members are met. By the end of 2029, the Manager intends to communicate with the Members and use reasonable efforts to formulate and execute a plan to allow Members who wish to liquidate their Interests to do so within approximately two to three years, but there is no guarantee that such a plan will be formulated or executed, and there is no guarantee that the Company will liquidate Member interests by the end of 2032, or by any other date. Sample exit strategies the Manager may employ at the appropriate time as part of this plan are discussed on page 39. Members should view investing in the Company as a long-term investment with the ability to withdraw only within the policies outlined in the Withdrawal Policy discussed starting on page 57.

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Our Manager has sole discretion over whether and when to make cash distributions.  You may not receive Distributable Cash on predictable schedule and may never receive any Distributable Cash.

Cash flow Distributions will only be available to the extent there is cash flow from rentals and other operations of the Properties and other investments. Additionally, even if there is cash flow from operations, the Manager of the Company, in its sole discretion, may cause the Company to retain some or all of such funds for further investment, working capital purposes, further renovation and other reserves. Therefore, there can be no assurance as to when or whether there will be any Cash Distributions from the Company to the Members. It is possible that the Company will not achieve any Distributable Cash and that the Members may not receive any Cash Distributions at all.

Risks Related to the Real Estate Business

The profitability of attempted acquisitions is uncertain.

We intend to acquire properties selectively. Acquisition of properties entails risks those investments will fail to perform in accordance with expectations. In undertaking these acquisitions, we will incur certain risks, including the expenditure of funds on, and the devotion of management’s time to, transactions that may not come to fruition. Additional risks inherent in acquisitions include risks that the properties will not achieve anticipated sales price, rents, or occupancy levels and that estimated operating expenses and costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate.

Rising expenses could reduce cash flow and funds available for future acquisitions.

Our properties will be subject to increases in real estate tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, interest, administrative and other expenses. If we are unable to increase rents at an equal or higher rate or lease properties on a basis requiring the tenants to pay all or some of the expenses, we would be required to pay those costs, which could adversely affect funds available for future cash distributions.

New construction properties which have not yet leased the majority of their space may not be able to do so.

There can be no assurance that our new construction Properties will achieve lease-up or condo sales within the projected timeframe or at the anticipated rental rates. Delays or shortfalls in leasing may negatively impact cash flow, debt service coverage, and return on investment. Market conditions, competition from other new developments, or shifts in tenant preferences may further impede stabilization, resulting in a prolonged period of reduced or negative cash flow.

The markets in which our new construction projects operate may not be able to absorb increased supply.

The success of some of our Properties is dependent on the demand for residential units or commercial space in the local market, which can be influenced by factors such as employment trends, interest rates, population growth, and availability of comparable housing. If demand does not materialize as expected, the Properties may experience prolonged vacancies or require rental concessions, adversely affecting operating income and asset value.

Due to a substantial influxes of capital investment and competition for properties in the multi-family, single-family, or commercial real estate market, the real estate we purchase may not appreciate or may decrease in value.

The real estate markets are currently experiencing a substantial influx of capital from investors worldwide. This substantial flow of capital, combined with significant competition for real estate and the strength in the economy, may result in inflated purchase prices for such assets. To the extent we purchase real estate in such an environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets.

A multi-family, single-family, or commercial property's income and value may be adversely affected by national and regional economic conditions, local real estate conditions such as an oversupply of properties or a reduction in demand for properties, availability of "for sale" properties, competition from other similar properties, our ability to provide adequate maintenance, insurance and management services, increased operating costs (including real estate taxes), the attractiveness and location of the property and changes in market rental rates. Our income will be adversely affected if a significant number of tenants are unable to pay rent or if our properties cannot be rented on favorable terms. Our performance is linked to economic conditions in the regions where our properties will be located and in the market for multifamily space generally. Therefore, to the extent that there are adverse economic conditions in those regions, and in these markets generally, that impact the applicable market rents, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to you.

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If we acquire commercial real estate, we will depend on commercial real estate tenants for our revenue and therefore our revenue may depend on the economic viability of our tenants.

If we acquire commercial real estate, we will be highly dependent on income from tenants. Our financial results will depend in part on leasing space in the properties or the full properties we acquire to tenants on economically favorable terms.

In the event of a tenant default prior to stabilization, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. A default, of a substantial tenant or number of tenants at any one time, on lease payments to us would cause us to lose the revenue associated with such lease(s) and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. Therefore, substantial lease payment defaults by tenant(s) could cause us to lose our investment or reduce the amount of distributions to Members.

Competition and any increased affordability of single-family homes could limit our ability to lease our apartments or maintain or increase rents, which may materially and adversely affect us, including our financial condition, cash flows, results of operations and growth prospects.

The multi-family industry is highly competitive, and we face competition from many sources, including from other multi-family apartment communities both in the immediate vicinity and the geographic market where our properties are and will be located. If so, this would increase the number of apartments units available and may decrease occupancy and unit rental rates. Furthermore, multi-family apartment communities we acquired compete, or will compete, with numerous housing alternative in attracting residents, including owner occupied single and multi-family homes available to rent or purchase. The number of competitive properties and/or condominiums in a particular area, or any increased affordability of owner occupied single and multi-family homes caused by declining housing prices, mortgage interest rates and government programs to promote home ownership, could adversely affect our ability to retain our residents, lease apartment units and maintain or increase rental rates. These factors could materially and adversely affect us.

We may not make a profit if we sell a property.

The prices that we can obtain when we determine to sell a property will depend on many factors that are presently unknown, including the operating history, tax treatment of real estate investments, demographic trends in the area and available financing. There is a risk that we will not realize any significant appreciation on our investment in a property. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

Our properties may not be diversified.

Our potential profitability and our ability to diversify our investments may be limited, both geographically and by type of properties purchased. We will be able to purchase additional properties only as additional funds are raised. Given the limited number of assets we are targeting, our properties will not be well diversified, and their economic performance could be affected by changes in local economic conditions or changes uniquely affecting one or more particular asset classes.

Our performance is therefore linked to economic conditions in the regions in which we will acquire properties and in the market for real estate properties generally. Therefore, to the extent that there are adverse economic conditions in the regions in which our properties are located and in the market for real estate properties, such conditions could result in a reduction of our income and cash to return capital and thus affect the amount of distributions we can make to you.

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Competition with third parties in acquiring and operating properties may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. Specifically, there are numerous commercial developers, real estate companies, foreign investors and investment funds that operate in the markets in which we may operate, that will compete with us in acquiring residential, commercial, and other properties that will be seeking investments and tenants for these properties.

Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. Competitors with substantially greater financial resources than us may generally be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of entities in which investments may be made or risks attendant to a geographic concentration of investments. Demand from third parties for properties that meet our investment objectives could result in an increase of the price of such properties. If we pay higher prices for properties, our profitability may be reduced, and you may experience a lower return on your investment. In addition, our properties may be located in a close proximity to other properties that will compete against our properties for tenants. Many of these competing properties may be better located and/or appointed than the properties that we will acquire, giving these properties a competitive advantage over our properties, and we may, in the future, face additional competition from properties not yet constructed or even planned. This competition could adversely affect our business. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for residential renters. In addition, our ability to charge premium rental rates to tenants may be negatively impacted. This increased competition may increase our costs of acquisitions or lower the occupancies and the rent we may charge tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties which we would not have otherwise made, thus affecting cash available for distributions to you.

We may not have control over costs arising from construction and rehabilitation of properties.

We have invested in five new construction properties and may elect to invest in additional new construction properties and/or in affordable properties that we will rehabilitate and convert to market rate properties. Consequently, we may retain independent general contractors to perform the actual physical rehabilitation and/or construction work and will be subject to risks in connection with a contractor's ability to control rehabilitation and/or construction costs, the timing of completion of rehabilitation and/or construction, and a contractor's ability to build in conformity with plans and specification. The cost of construction materials has risen significantly in the past year, and may rise still further, which may make it difficult or impossible for this construction to be completed within the budgeted dollar amount, which could result in a property requiring the investments of additional funds in order to complete these projects and reduce or even eliminate the overall profitability of our investments.

Inventory or available properties might not be sufficient to realize our investment goals.

We may not be successful in identifying suitable real estate properties or other assets that meet our acquisition criteria, or consummating acquisitions or investments on satisfactory terms. Failures in identifying or consummating acquisitions would impair the pursuit of our business plan. Moreover, our acquisition strategy could involve significant risks that could inhibit our growth and negatively impact our operating results, including the following: increases in asking prices by acquisition candidates to levels beyond our financial capability or to levels that would not result in the returns required by our acquisition criteria; diversion of management’s attention to expansion efforts; unanticipated costs and contingent or undisclosed liabilities associated with acquisitions; failure of acquired businesses to achieve expected results; and difficulties entering markets in which we have no or limited experience.

The Company’s market analysis may be incorrect or outdated

The Company relies on the Manager’s ability to evaluate potential property acquisitions using various criteria, including location characteristics, prevailing market trends, and broader economic indicators. However, such analysis may be based on data that is inaccurate, incomplete, or no longer reflective of current conditions. Market trends may shift rapidly due to economic, political, or social changes, and any misjudgment in these evaluations could result in suboptimal acquisitions or missed opportunities, potentially affecting the Company’s performance.

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The consideration paid for our target acquisition may exceed fair market value, which may harm our financial condition and operating results.

The consideration that we pay will be based upon numerous factors, and the target acquisition may be purchased in a negotiated transaction rather than through a competitive bidding process. We cannot assure anyone that the purchase price that we pay for a target acquisition or its appraised value will be a fair price, that we will be able to generate an acceptable return on such target acquisition, or that the location, lease terms or other relevant economic and financial data of any properties that we acquire will meet acceptable risk profiles. We may also be unable to lease vacant space or renegotiate existing leases at market rates, which would adversely affect our returns on a target acquisition. As a result, our investments in our target acquisition may fail to perform in accordance with our expectations, which may substantially harm our operating results and financial condition.

Property inspections and appraisals may be inaccurate

Before acquiring properties, the Company conducts physical inspections and may obtain independent third-party appraisals. These evaluations are inherently limited in scope and may not uncover all structural, environmental, or regulatory issues affecting the properties. Additionally, appraisals are based on estimates and assumptions that may not accurately reflect a property’s true value or potential. If these assessments prove to be inaccurate, the Company may overpay for properties or face unexpected capital expenditures post-acquisition, negatively impacting returns.

Risk related to tenant evaluation and rent collection

The Company (or. in the case of a co-investment, the Joint Venture into which the Company has invested) employs a tenant screening process designed to assess creditworthiness and payment history. However, no evaluation method can fully predict future tenant behavior. Tenants may default on their lease obligations, delay payments, or vacate properties prematurely, especially in times of economic downturn. Such occurrences could lead to increased vacancy rates, legal costs, or reduced rental income, adversely affecting the Company’s cash flow and investor returns.

The failure of our properties to generate positive cash flow or to sufficiently appreciate in value would most likely preclude our Members from realizing an attractive return on their Interest ownership.

There is no assurance that our real estate investments will appreciate in value or will ever be sold at a profit. The marketability and value of the properties will depend upon many factors beyond the control of our management. There is no assurance that there will be a ready market for the properties, since investments in real property are generally non-liquid. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by it, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Moreover, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure any person that we will have funds available to correct those defects or to make those improvements. In acquiring a property, we may agree to lockout provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These lockout provisions would restrict our ability to sell a property. These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties could significantly harm our financial condition and operating results.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties or investments in our portfolio in response to changing economic, financial and investment conditions may be limited. In particular, these risks could arise from weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located. We may be unable to realize our investment objectives by sale, other disposition or refinance at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. An exit event is not guaranteed and is subject to the Manager’s discretion.

The ongoing COVID-19 pandemic, and government restrictions adopted in response thereto, could significantly impact the ability of our tenants to pay rent, impede the performance of our properties, and harm our financial condition.

The United States, like the rest of the world, has been adversely affected by the breakout of the COVID-19 virus. The United States government, many states, and cities have periodically instituted certain restrictions on businesses and individuals which has limited their ability to engage in economic activities. These circumstances may continue for an extended period of time and may have an adverse impact on economic and market conditions as well as the Company’s operations and performance. The ultimate economic fallout from the pandemic and the long-term impact on economies, markets, industries, and individual companies are not known. The extent of the impact to the financial performance and the operations of the Company will depend on future developments, which are highly uncertain and cannot be predicted.

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Investments in mortgage loans may be affected by unfavorable real estate market conditions, including interest rate fluctuations

If the Company makes or invests in mortgage loans, it will be at risk of defaults by the borrowers on those mortgage loans as well as interest rate risks. The Company may incur delays in liquidating such defaulted mortgage loans; it may not be able to obtain sufficient proceeds to repay all amounts due to us under the mortgage loan. Further, the values of the properties securing the mortgage loans may decrease after the dates of origination or purchase of those mortgage loans. If the values of the underlying properties fall, the Company’s risk will increase because of the lower value of the security associated with such loans. In addition, interest rate fluctuations could reduce returns as compared to market interest rates and reduce the value of the mortgage loans in the event the Company sells them.

Second mortgage loan investments involve a greater risk of loss than traditional mortgage loans.

If the Company makes or invests in second mortgages loans, its subordinated priority to the senior lender or lenders will place its investment at a greater risk of loss than a traditional mortgage. In the event of default, any recovery will be subordinate to the senior lender(s). Further, it is likely that any investments made in second mortgages will be placed with private entities and not insured by a government sponsored entity, placing additional credit risk on the borrower, and the Company may not recover some or all of its investment.

Construction loan investments involve a greater risk of loss of investment and reduction of return than traditional mortgage loans.

If the Company makes or invests in construction loans, the nature of these loans poses a greater risk of loss than traditional mortgages. Since construction loans are made generally for the express purpose of either the original development or redevelopment of a property, the risk of loss is greater than a traditional mortgage because the underlying properties subject to construction loans are generally unable to generate income during the period of the loan. Construction loans may also be subordinate to the first lien mortgages. Any delays in completing the development or redevelopment project may increase the risk of default or credit risk of the borrower, and the Company may not recover some or all of its investment.

Bridge loan investments involve a greater risk of loss of investment and reduction of return than traditional mortgage loans

If the Company makes or invests in bridge loans secured by first lien mortgages on properties to borrowers who are typically seeking short-term capital to be used in an acquisition or renovation of real estate, these loans pose a greater risk than traditional mortgages. Borrowers usually identify undervalued assets that have been under-managed or are located in recovering markets. If the market in which the asset is located fails to recover according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the bridge loan, and the Company may not recover some or all of its investment.

In addition, owners often borrow funds under a conventional mortgage loan to repay a bridge loan. The Company may therefore be dependent on a borrower’s ability to obtain permanent financing to repay its bridge loan, which could depend on market conditions and other factors. These loans may be highly illiquid investments due to their short life. Bridge loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default, the Company may not recover some or all of its investment.

Mezzanine loan investments involve a greater risk of loss of investment and reductions of return than senior loans secured by income producing properties.

If the Company makes or invests in mezzanine loans, they may take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, the Company may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy the mezzanine loan. If a borrower defaults on the mezzanine loan or debt senior to the Company’s loan, or in the event of a borrower bankruptcy, the mezzanine loan will be satisfied only after the senior debt. As a result, the Company may not recover some or all of its investment. These loans may also be highly illiquid investments due to their short life. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

Risk of inaccurate assessment of borrower creditworthiness

In connection with the Company’s real estate-backed lending activities, the Manager—either directly or through joint venture partners—evaluates the creditworthiness of potential borrowers using financial information, credit reports, and other relevant data. However, such evaluations are subject to limitations and may rely on borrower-provided information that is inaccurate, incomplete, or misleading. If the Manager or its partners incorrectly assess a borrower’s ability or willingness to repay, the Company may be exposed to a higher risk of default, which could result in delayed payments, costly enforcement actions, or a loss of principal.

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Investments in real estate-related securities may be illiquid, and the Company may not be able to dispose of these assets in response to changes in economic and other conditions

If the Company invests in certain real estate-related securities that it may receive in connection with privately negotiated transactions, they may be restricted securities, resulting in a prohibition against their transfer, sale, pledge or other disposition for a period of time.  These securities also will not be registered under the relevant securities laws, and thus cannot be transferred, sold pledged, or otherwise disposed except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, the Company's ability to dispose of these assets in response to changes in economic and other conditions may be extremely limited.

Risks Related to Financing

We might obtain lines of credit and other borrowings, which increases our risk of loss due to potential foreclosure.

We may obtain lines of credit and long-term financing that may be secured by our assets. As with any liability, there is a risk that we may be unable to repay our obligations from the cash flow of our assets. Therefore, when borrowing and securing such borrowing with our assets, we risk losing such assets in the event we are unable to repay such obligations or meet such demands.

We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of our investors’ investments.

Our policies do not limit us from incurring debt until our total liabilities would be at 80% of the value of the assets of the Company. Although we intend to borrow typically no more than 80% of a property’s value, we may borrow a larger amount in some circumstances. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of our investors’ investments.

Rising interest rates may make it harder for us to obtain financing for new properties, refinance the properties in which we invest, and the expenses of the Company will increase, as much of our debt was taken out at a variable interest rate.

Concerns over inflation have caused the Federal Reserve to raise interest rates. As interest rates rise, we may be unable to obtain financing for new properties, or refinancing of existing properties, at attractive rates, which may make it more difficult to complete our business plan and/or our exit strategy. Additionally, the debt secured by the five properties in which the Company has invested has a variable interest rate, and rising interest rates increase the amount of interest that accrues, the Company’s debt service payments, and thereby reduces the profitability of the properties into which the Company has invested. If interest rates continue to rise, the Company’s debt service payments may also rise, which will further reduce profits. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of our investors’ investments.

Risks Related to Conflicts of Interest

There are conflicts of interest between us, our Manager and its affiliates.

We expect that a third-parties related to the Manager will provide asset management, accounting, and other services to our Manager and the Company. Prevailing market rates are determined by Management based on industry standards and expectations of what Management would be able to negotiate with a third-party on an arm’s length basis. All of the agreements and arrangements between such parties, including those relating to compensation, are not the result of arm’s length negotiations. Some of the conflicts inherent in our Company’s transactions with the Manager and its affiliates, and the limitations on such parties adopted to address these conflicts, are described below. Our Company, Manager and their affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have negative impact on our financial performance and, consequently, on distributions to Members and the value of our Interests. See “Conflicts of Interest.”

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The interests of the Manager, our principals and their other affiliates may conflict with your interests.

The operating agreement provides our Manager with broad powers and authority which may result in one or more conflicts of interest between your interests and those of the Manager, the principals and its other affiliates. Potential conflicts of interest include, but are not limited to, the following:

•

the Manager, the principals and/or its other affiliates are offering, and may continue to originate and offer, other real estate investment opportunities, including additional blind pool equity and debt offerings similar to this offering and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business;

•

the Manager, the principals and/or its other affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and you will not be entitled to receive or share in any of the profits return fees or compensation from any other business owned and operated by the Manager, the principals and/or its other affiliates for their own benefit;

•

we may engage the Manager or affiliates of the Manager to perform services at prevailing market rates. Prevailing market rates are determined by the Manager based on industry standards and expectations of what the Manager would be able to negotiate with a third-party on an arm’s length basis; and

•	the Manager, the principals and/or its other affiliates are not required to devote all of their time and efforts to our affairs.

Risks Associated with Joint Ventures/Co-Investors

The terms of joint venture agreements or other joint ownership/co-investor arrangements into which the Manager may enter could impair operating flexibility and results of operations.

In connection with the purchase of real estate or making real estate-related investments, the Manager may enter into joint ventures with affiliated or unaffiliated partners. In addition, the Company may also purchase or develop properties in arrangements with affiliates of tfshe Manager, the sellers of the properties, developers and/or similar persons. These structures involve participation in the investment by outsiders whose interests and rights may not be the same as the Company’s. These joint venture partners or co-tenants may have rights to take some actions over which the Manager has no control and may take actions contrary to the interests of the Company. For example, joint ownership of an investment, under certain circumstances, may involve risks not associated with direct ownership of such investment, including the following:

•

a partner or co-investor might have economic and/or other business interests or goals which are unlike or incompatible with the business interests or goals of the Company, including inconsistent goals relating to the sale of properties held in a joint venture and/or the timing of the termination and liquidation of the venture;

•	such partners or co-investors may become bankrupt and such proceedings could have an adverse impact on the operation of the Company or joint venture;

•	the Company may incur liabilities as the result of actions taken by joint venture partners in which there was no direct involvement; and

•

such partners or co-investors may be in a position to take action contrary to instructions from the Manager or requests or contrary to the Company’s policies and objectives or fail to take actions as instructed.

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If the Company has a right of first refusal or buy/sell right to buy out a co-investor/venturer or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be forced to exercise those rights at a time when it would not otherwise be in our best interest to do so. If the Company’s interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow the purchase of such an interest of a co-investor/venturer subject to the buy/sell right, in which case we may be forced to sell the interest when otherwise we would have preferred to retain such interest. The Manager may not be able to sell a Company’s interest in a joint venture on a timely basis or on acceptable terms if an exit from the venture is desired for any reason, particularly if the interest is subject to a right of first refusal of the co-investor/venturer or partner.

The Manager may structure a joint venture/co-invest relationships in a manner which could limit the amount the Company participates in the cash flow or appreciation of an investment.

The Manager may enter into joint venture agreements, the economic terms of which may provide for the distribution of income to the Company otherwise than in direct proportion to ownership interest in the joint venture. For example, while a co-investor/venturer may invest an equal amount of capital in an investment, the investment may be structured such that the Company has a right to priority distributions of cash flow up to a certain target return while the co-investor/venturer may receive a disproportionately greater share of cash flow than the Company is to receive once such target return has been achieved. This type of investment structure may result in the co-investor/venturer receiving more of the cash flow, including appreciation, of an investment than the Company would receive. If the Manager does not accurately judge the appreciation prospects of a particular investment or structure the agreement appropriately, the Company may incur losses on joint venture/co-invest investments and/or have limited participation in the profits of a joint venture/co-invest investment, either of which could reduce the ability to make cash distributions to the Members.

Co-investments with other parties will result in additional risks.

The Company may co-invest in various investments with other investors obtained by an affiliate of the Manager. It is possible that a co-investor would be unable to pay its share of costs, which could be detrimental to the Company’s investment in a property unless an alternative source of capital could be obtained. In the event a third-party co-investor was to become bankrupt, third party creditors could become involved in the property affairs. In addition, the co-investors could have economic or business interests or goals which are or which may become inconsistent with the Company’s business interests or goals.

Co-investment risks related to underwriting and due diligence

The Company may originate loans through joint ventures with third-party partners who participate in underwriting and borrower due diligence. While the Manager seeks to work with experienced partners, the Company may have limited oversight over their internal underwriting standards, risk assessments, or ongoing monitoring of borrowers. Any deficiencies, misjudgments, or conflicts of interest on the part of such partners may impair loan performance and expose the Company to increased credit risk or reputational harm

If the Manager enters into joint ventures with affiliates, the Company may face conflicts of interest or disagreements with the joint venture partners that will not be resolved as quickly or on terms as advantageous to the Company as would be the case if the joint venture had been negotiated at arm’s-length with an independent joint venture partner. As a result, Member returns may be decreased by entering into such joint ventures with affiliates of the Manager.

In the event that the Company enters into a joint venture with any other program sponsored or advised by the Manager or one of its affiliates, the Company may face certain additional risks and potential conflicts of interest. Joint venture partners may not desire to sell properties at the time the Company desires. Joint ventures between the Company and other Manager programs will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. Under these joint venture agreements, none of the co-venturers may have the power to control the venture, and an impasse could be reached regarding matters pertaining to the joint venture, including the timing of a liquidation, which might have a negative impact on the joint venture and decrease returns to the Members. Joint ventures with other Manager programs would also be subject to the risks associated with joint ventures with unaffiliated third parties.

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Risks Related to Our Corporate Structure

We do not set aside funds in a sinking fund to pay distributions, so you must rely on our revenues from operations and other sources of funding for distributions. These sources may not be sufficient to meet these obligations.

We do not contribute funds on a regular basis to a separate account, commonly known as a sinking fund, to pay distributions on the Interests. Accordingly, you will have to rely on our cash from operations and other sources of liquidity, such as borrowed funds and proceeds from sale of the assets, for distribution payments. Our ability to generate revenues from operations in the future is subject to general economic, financial, competitive, legislative, statutory and other factors that are beyond our control. Moreover, we cannot assure you that we will have access to additional sources of liquidity if our cash from operations are not sufficient to fund distributions to you. Our need for such additional sources may come at undesirable times, such as during poor market or credit conditions when the costs of funds are high and/or other terms are not as favorable as they would be during good market or credit conditions. The cost of financing will directly impact our results of operations, and financing on less than favorable terms may hinder our ability to make a profit. Your right to receive distributions on your Interests is junior to the right of our general creditors to receive payments from us. If we do not have sufficient funds to meet our anticipated future operating expenditures and debt repayment obligations as they become due, then you could lose all or part of your investment. We currently do not have any revenues.

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a Member.

Our Manager determines our major policies, including our policies regarding financing, growth and debt capitalization. Our Manager may amend or revise these and other policies without a vote of the Members. Our Manager’s broad discretion in setting policies and our Members’ inability to exert control over those policies increases the uncertainty and risks you face as a Member. In addition, our Manager may change our investment objectives without seeking Member approval.

Our ability to make distributions to our Members is subject to fluctuations in our financial performance, operating results and capital improvement requirements.

Currently, our strategy includes paying a quarterly distribution to investors. under this Offering that would result in positive annualized return on investment, net of expenses, of which there is no guarantee. Class A Members will receive 80% (eighty percent) of the Distributable Cash out of the Class A Unit Percentage Share to Class A Members and 70% (seventy percent) of Distributable Cash out of the Class B Unit Percentage Share to Class B Members, as defined in the Company’s Operating Agreement. (See “SECURITIES BEING OFFERED AND SUMMARY OF OPERATING AGREEMENT” starting on page 54) In the event of downturns in our operating results, decision by our Manager to acquire additional properties or other investments, capital improvements to our properties, or other factors, we may be unable, or may decide not to pay distributions to our Members. The timing and amount of distributions are the sole discretion of our Manager who will consider, among other factors, our financial performance, any debt service obligations, any debt covenants, and capital expenditure requirements. We cannot assure you that we will generate sufficient cash in order to pay distributions.

Investors will not receive the benefit of the regulations provided to real estate investment trusts or investment companies.

We are not a real estate investment trust and enjoy a broader range of permissible activities. Under the Investment Company Act of 1940, an “investment company” is defined as an issuer which is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities; is engaged or proposes to engage in the business of issuing face-amount certificates of the installment type, or has been engaged in such business and has any such certificate outstanding; or is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40 per centum of the value of such issuer’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis. Under the Investment Advisers Act of 1940, an “investment adviser” is defined, in relevant part, as any person who, for compensation, engages in the business of advising others, either directly or through publications or writings, as to the value of securities or as to the advisability of investing in, purchasing, or selling securities, or who, for compensation and as part of a regular business, issues or promulgates analyses or reports concerning securities.

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We intend to operate in such manner as not to be classified as an "investment company" within the meaning of the Investment Company Act of 1940 as we intend on primarily holding real estate. In addition, the Manager is not an investment adviser registered with the SEC, will not be governed by the Investment Advisers Act of 1940, and will not be acting in such capacity with respect to the Company because the Company will only be investing in real estate backed investments. The management and the investment practices and policies of ours are not supervised or regulated by any federal or state authority. As a result, investors will be exposed to certain risks that would not be present if we were subjected to a more restrictive regulatory situation.

The exemption from the Investment Company Act of 1940 may restrict our operating flexibility. Failure to maintain this exemption may adversely affect our profitability.

We do not believe that at any time we will be deemed an “investment company” under the Investment Company Act of 1940 as we do not intend on trading or selling securities. Rather, we intend to hold and manage real estate. However, if at any time we may be deemed an “investment company,” we believe we will be afforded an exemption under Section 3(c)(5)(C) of the Investment Company Act of 1940, as amended (referred to in this Offering as the “1940 Act”). Section 3(c)(5)(C) of the 1940 Act excludes from regulation as an “investment company” any entity that is primarily engaged in the business of purchasing or otherwise acquiring “mortgages and other liens on and interests in real estate”. To qualify for this exemption, we must ensure our asset composition meets certain criteria. Generally, 55% of our assets must consist of qualifying mortgages and other liens on and interests in real estate and the remaining 45% must consist of other qualifying real estate-type interests. Maintaining this exemption may adversely impact our ability to acquire or hold investments, to engage in future business activities that we believe could be profitable, or could require us to dispose of investments that we might prefer to retain. If we are required to register as an “investment company” under the 1940 Act, then the additional expenses and operational requirements associated with such registration may materially and adversely impact our financial condition and results of operations in future periods.

If we are deemed to be an investment company under the Investment Company Act and are therefore ineligible to rely on Regulation A to sell securities, the unregistered issuance of our securities to investors pursuant to this Offering would be considered in violation of Section 5 of the Securities Act if there was no other available exemption from registration for this issuance giving the investors a right of rescission.

We do not believe that at any time we will be deemed an “investment company” under the Investment Company Act. However, if the Company is deemed to be an investment company under the Investment Company Act, we would no longer be eligible to offer our securities under Regulation A of the Securities Act in this Offering, or at all. If this occurs, the Company will have to immediately terminate this Offering. The unregistered issuance of our securities to investors pursuant to this Offering would be considered in violation of Section 5 of the Securities Act if there was no other available exemption from registration for this issuance. The securities sold in this Offering prior to such termination would be subject to a private right of action for rescission or damages by the purchasing investors. Additionally, the Company may not have the funds required to address all rescissions if a large number of investors seek rescission at the same time, and as a result, we may be delayed in the delivery of funds for such rescissions and may be required to sell some of our assets, which may take significant amounts of time and may yield less than is needed to meet our rescission obligations. Additionally, the Company would not be able to raise funds in any other offering pursuant to Regulation A to meet such rescission obligations, as the Company would not be eligible to do so.

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NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE, OTHER THAN THOSE CLAIMS UNDER FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF DELAWARE. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

The Operating Agreement contains a mandatory dispute resolution process which may limit the rights of investors to some legal remedies and forums otherwise available. This Agreement contains a provision which requires that all claims arising from Member's investment in the Company be resolved through arbitration.

For Members’ information:

(a) Arbitration is final and binding on the parties;

(b) The parties are waiving their right to seek remedies in court, including the right to jury trial;

(c) Pre-arbitration discovery is generally more limited than and potentially different in form and scope from court proceedings.

(d) The Arbitration Award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of a ruling by the arbitrators is strictly limited;

(e) The panel of arbitrators may include a minority of persons engaged in the securities industry. Such arbitration provision limits the rights of an investor to some legal remedies and rights otherwise available.

The dispute resolution process provisions do not apply to claims under the federal securities laws. By agreeing to the dispute resolution process, including mandatory arbitration, investors will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder.

Insurance Risks

We may suffer significant losses that are not covered by insurance.

The geographic areas in which we invest in properties may be at risk for damage to property due to certain weather-related and environmental events, including such things as severe blizzards, fires, thunderstorms, flooding, sinkholes, earthquakes, tornadoes, and hurricanes. To the extent possible, the Manager may but is not required to attempt to acquire insurance against some of these risks. However, such insurance may not be available (or may only be available at cost-prohibitive costs) in all areas, nor are all hazards insurable as some may be deemed acts of God or be subject to other policy exclusions.

Furthermore, an insurance company may deny coverage for certain claims, and/or determine that the value of the claim is less than the cost to restore the property, and a lawsuit could have to be initiated to force them to provide coverage, resulting in further losses in income to the Company. Additionally, properties may now contain or come to contain mold, which may not be covered by insurance and has been linked to health issues.

Environmental and Litigation Risks

We may be required to mitigate or compensate others for certain environmental issues, resulting in increased costs.

Under various federal, state and local environmental and public health laws, regulations and ordinances, the Company may be required, regardless of knowledge or responsibility, to investigate and remediate the effects of hazardous or toxic substances or petroleum product releases (including in some cases natural substances such as methane or radon gas) and may be held liable under these laws or common law to a governmental entity or to third-parties for property, personal injury or natural resources damages and for investigation and remediation costs incurred as a result of the real or suspected presence of these substances in soil or groundwater beneath a Property. These damages and costs may be substantial and may exceed insurance coverage the Company has for such events.

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Structures on a property may have contained hazardous or toxic substances, or have released pollutants into the environment; or may have known or suspected asbestos-containing building materials, lead based paint, mold, or insect infestations (such as roaches or bed bugs), that the Company may be required to mitigate. Undetected or unmitigated conditions such as these may cause (or be suspected to cause) personal injury and/or property damage, which could subject the properties, the Manager, and/or the Company to litigation with and liability to third parties.

The Manager will attempt to limit exposure to such conditions by conducting due diligence on a property, however, all or some of these conditions may not be discovered or occur until after that property has been acquired by the Company.

We may be subject to liability for alleged or actual harm to third parties and costs of litigation.

Owning and operating the properties subjects the Company to the risk of lawsuits filed by tenants, past and present employees, contractors, competitors, business partners, and others in the ordinary course of business. As with all legal proceedings, no assurance can be provided as to the outcome of these matters, and legal proceedings can be expensive and time consuming. The Company may not be successful in the defense or prosecution of these lawsuits, which could result in settlements or damages that could result in substantial Losses to the Company. Even if the Company is successful, there may be substantial costs associated with the legal proceeding, and the Manager may be delayed or prevented from implementing the business plan of the Company.

We may acquire properties which are not in compliance with the Americans with Disabilities Act

Under the Americans with Disabilities Act of 1990 (the ADA), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. A determination that a property owned and operated by the Company is not in compliance with the ADA could result in imposition of fines or an award of damages to private litigants. Furthermore, modifications made to comply with the ADA may result in unforeseen costs, which may impair the Company’s ability to make Distributions to its Members.

Federal Income Tax Risks

The Internal Revenue Service may challenge our characterization of material tax aspects of your investment in the Interests.

An investment in Interests involves material income tax risks which are discussed in detail in the section of this offering entitled “TAX TREATMENT OF COMPANY AND ITS SUBSIDIARIES” starting on page 69. You are urged to consult with your own tax advisor with respect to the federal, state, local and foreign tax considerations of an investment in our Interests. We may or may not seek any rulings from the Internal Revenue Service regarding any of the tax issues discussed herein. Accordingly, we cannot assure you that the tax conclusions discussed in this offering, if contested, would be sustained by the IRS or any court. In addition, our legal counsel is unable to form an opinion as to the probable outcome of the contest of certain material tax aspects of the transactions described in this offering, including whether we will be characterized as a “dealer” so that sales of our assets would give rise to ordinary income rather than capital gain. Our counsel also gives no opinion as to the tax considerations to you of tax issues that have an impact at the individual or partner level.

You may realize taxable income without cash distributions, and you may have to use funds from other sources to fund tax liabilities.

As a Member of the Company, you will be required to report your allocable share of the Company’s taxable income on your personal income tax return regardless of whether you have received any cash distributions from us. It is possible that your Interests will be allocated taxable income in excess of your cash distributions. We cannot assure you that cash flow will be available for distribution in any year. As a result, you may have to use funds from other sources to pay your tax liability.

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You may not be able to benefit from any tax losses that are allocated to your Interests.

Interests may be allocated their share of tax losses should any arise. Section 469 of the Internal Revenue Code limits the allowance of deductions for losses attributable to passive activities, which are defined generally as activities in which the taxpayer does not materially participate. Any tax losses allocated to investors will be characterized as passive losses, and, accordingly, the deductibility of such losses will be subject to these limitations. Losses from passive activities are generally deductible only to the extent of a taxpayer’s income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or “portfolio income”, which includes non-business income derived from dividends, interest, royalties, annuities and gains from the sale of property held for investment. Accordingly, you may receive no benefit from your share of tax losses unless you are concurrently being allocated passive income from other sources.

We may be audited which could subject you to additional tax, interest and penalties.

Our federal income tax returns may be audited by the Internal Revenue Service. Any audit of the Company could result in an audit of your tax return. The results of any such audit may require adjustments of items unrelated to your investment, in addition to adjustments to various Company items. In the event of any such audit or adjustments, you might incur attorneys’ fees, court costs and other expenses in contesting deficiencies asserted by the Internal Revenue Service. You may also be liable for interest on any underpayment and penalties from the date your tax was originally due. The tax treatment of all Company items will generally be determined at the Company level in a single proceeding rather than in separate proceedings with each Member, and our Manager is primarily responsible for contesting federal income tax adjustments proposed by the Internal Revenue Service. In such a contest, our Manager may choose to extend the statute of limitations as to all Members and, in certain circumstances, may bind the Members to a settlement with the Internal Revenue Service. Adjustments to Company items would continue to be determined at the Company level however, and any such adjustments would be accounted for in the year they take effect, rather than in the year to which such adjustments relate. Our Manager will have the discretion in such circumstances either to pass along any such adjustments to the Members or to bear such adjustments at the Company level.

State and local taxes and a requirement to withhold state taxes may apply, and if so, the amount of net cash from open payable to you would be reduced.

The state in which you reside may impose an income tax upon your share of our taxable income. Further, states in which we will own properties may impose income taxes upon your share of our taxable income allocable to any Company property located in that state. Many states have implemented or are implementing programs to require companies to withhold and pay state income taxes owed by non-resident Members relating to income-producing properties located in their states, and we may be required to withhold state taxes from cash distributions otherwise payable to you. You may also be required to file income tax returns in some states and report your share of income attributable to ownership and operation by the Company of properties in those states. In the event we are required to withhold state taxes from your cash distributions, the amount of the net cash from operations otherwise payable to you would be reduced. In addition, such collection and filing requirements at the state level may result in increases in our administrative expenses that would have the effect of reducing cash available for distribution to you. You are urged to consult with your own tax advisors with respect to the impact of applicable state and local taxes and state tax withholding requirements on an investment in our Interests.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our Interests. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect your taxation as a Member. Any such changes could have an adverse effect on an investment in our Interests or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in Interests and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our Interests.

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SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this offering circular are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements.

We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer.

DILUTION

Investors should understand the potential for dilution. The investor’s stake in a Company could be diluted due to the company issuing additional units. In other words, when the Company issues more units, the percentage of the company that you own will go down, even though the value of the Company may go up.  Such dilution may reduce the Investor’s control and economic interests in the Company. If you are making an investment expecting to own a certain percentage of the company or expecting each unit to hold a certain amount of value, it’s important to realize how the value of those units can decrease by actions taken by the company. Dilution can make drastic changes to the value of each unit, ownership percentage, voting control, and earnings per unit.

The Company’s issuance of Class A and Class B Units in this offering (or in any future offerings) will have a dilutive effect on the Company’s current Class A and Class B investors. As the Company sells more Units, the percentage share of the Company owned by each Class A and Class B unit holder of the Company will go down. Since we do not know how many Units the Company will be able to sell, the Company’s Class A and Class B Units will be subject to dilution in an unpredictable amount.

In addition, Class A and Class B Units do not represent 100% of the Company. Affiliate of our Manager were granted Class C membership interests in the Company for $10.00 per interest for an aggregate investment of $1,000, and contributed those Units to our Manager as of January 1, 2025. The Class C interest holders collectively receive fixed percentages of Distributable Cash, profit and loss allocations, and voting rights, regardless of how many Class A and Class B Units are outstanding, such that each Class C membership interest is far more valuable than the Class A and Class B membership interests for which investors in this offering are paying $12.29 or more. The Company does not intend to issue any additional Class C Units, and in any event, the issuance of additional Class C Units would not affect the Distributable Cash, profit and loss allocations, and voting rights of Class A and Class B Members. However, the Class C interest holders will receive substantially more Distributable Cash, profit , and loss allocation, and voting rights per interest than Class A or Class B interest holders.

DETERMINATION OF OFFERING PRICE

Our initial Offering Price was arbitrary with no relation to value of the company. Since the beginning of this offering, the Manager has calculated a reasonable estimate of the value of the Unit of the Company, revising the Base Price up from $10 to 10.19 in December 2022 , 11.08 in January 2024, and 12.29 in March 2025, using a process which considers:

(1) estimated values of each of our commercial real estate assets and investments, including related liabilities, based upon

(a) market capitalization rates, comparable sales information, interest rates, net operating income,

(b) with respect to debt, default rates, discount rates and loss severity rates,

(c) for properties that have development or value add plans, progress along such development or value add plan

(d) in certain instances, reports of the underlying real estate provided by an independent valuation expert

(2) the price of liquid assets for which third party market quotes are available;

(3) accruals of our periodic distributions; and

(4) estimated accruals of our operating revenues and expenses.

Note that the determination of the value of our Units is not based on, nor intended to comply with, fair value standards under GAAP, and our valuation may not be indicative of the price that we would receive for our assets at current market conditions. The majority of our assets consist of commercial real estate investments and, as with any commercial real estate valuation protocol, the conclusions reached by our Manager’s internal asset management team are based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in different estimates of the value of our commercial real estate assets and investments, and therefore in a different valuation of our Units. In addition, this per Unit value may not fully reflect certain material events involving the Company, its real estate investments, or the real estate market as a whole. Such unreflected events could include events which have already taken place that are not yet known to Management or for which the financial impact of such events is not immediately quantifiable, as well as future events which occur after the qualification of this Offering Circular. Any potential disparity in our Unit valuation may be in favor of either Members who buy new units, or existing Members who already purchased Units.

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PLAN OF DISTRIBUTION

This Offering shall remain open for three years following the Qualification Date of this Offering unless earlier terminated by the Manager in its sole and absolute discretion, provide that the Manager may extend the Offering for additional periods so long as it is compliant with the requirements of Regulation A. The Offering Period will commence upon the Offering Statement being declared qualified.

The Investor Interests (Interests) are self-underwritten and are being offered and sold by the Company on a best efforts basis. Each Unit will be sold for the Base Price, which is currently $12.29 but may be adjusted by amendments of this Operating Circular, plus a Commission Adjustment (if a broker-dealer other than WealthForge is involved in the transaction). Units are being offered through three separate channels:

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The Manager, its employees, officers and directors, will advertise the offering to investors directly. Investors who purchase Units directly from the Company will purchase at the Base Price with no Commission Adjustment, and will receive Class A or Class B Units. Investors will receive Class A Units if they either (a) purchase at least One Hundred Thousand Dollars ($100,000) worth of Investor Interests; or (b) have previously invested in Affiliates of the Manager , as determined in the sole discretion of the Manager. Eligibility for Class A membership will be assessed based on the potential investor’s historical involvement with and contributions to the Manager's Affiliates’ business activities prior to the commencement of this offering and is intended to recognize individuals whose support has been crucial to the Manager’s success. All other direct investors shall be admitted as Class B Members. Investors who are admitted as Class B Members and later purchase additional Units resulting in a total Unreturned Capital Contribution of $100,000 or higher will have their Class B Units converted to Class A Units as of the date the Capital Contribution bringing their total above $100,000 is received in the Company’s escrow account and determined to be in good order. No commissions will be paid for the sale of these interests beyond the four-tenths of one percent (0.40%) commission to WealthForge discussed above. However, the Company will also pay WealthForge a $1,500 per month Platform and Syndication Fee for as long as the offering is open.

•

Investors who purchase Units through an investment adviser registered under the Investment Advisers Act of 1940, as amended (RIAs) and who have been advised by such adviser on an ongoing basis regarding investments other than in the Company, but do not utilize a broker-dealer, will purchase at the Base Price with no Commission Adjustment and will receive Class A Units. The Company will pay a per transaction fee of approximately $50 per transaction to SEI Altigo for Units purchased through SEI Altigo’s platform by certain Registered Investment Advisers.

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Investors who purchase Units through a registered broker-dealer will receive Class A Units and will purchase at the Base Price plus a Commission Adjustment, calculated as described below. The Company will pay an upfront selling commission in connection with the purchase of these Units. The Company has entered into (and will enter into) arrangements to pay a placement fee of up to six (6%) percent of Gross Offering Proceeds (“Placement Fee”) to participating brokers. This Placement Fee may be divided among multiple brokers, which may include brokers who work directly with investors as well as brokers who do not work directly with investors but instead provide introductions to financial intermediaries who work with investors (such as other broker-dealers, registered investment advisers, family offices, private banks, consultants, financial services platforms, financial advisors and similar financial intermediaries). The Placement Fee is in addition to the four-tenths of one percent (0.40%) commission payable to WealthForge for administrative and compliance related functions, for a total Sellers’ Commission of up to six and four-tenths percent (6.40%).

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The Commission Adjustment will be calculated as (100% / 100% - (Placement Fee Amount) – 1) * Base Price, rounded to the nearest cent. For example, since the Base Price for a particular transaction is $12.29, if the Placement Fee is 6%, the Commission Adjustment will be ((100/(100-6 = 94))-1) * $12.29 = $0.79, for a total cost of $13.08 per Unit, and an investor investing the minimum $10,000 will receive 848.18 Class A Units. If the Placement Fee is 2%, the Commission Adjustment will be  ((100/(100-2 = 98))-1 = ) * $12.29 = $0.25, for a total cost of $12.54 per Unit, and an investor investing the minimum $10,000 will receive 797.45 Class A Units.

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Investors who purchase at least $500,000 in Class A Units, who purchase Units through a RIA, who purchase units through a registered broker-dealer, or who are current employees of the Manager or any Development Partner with whom the Company does business are also eligible to take advantage of the Company’s Side Letter Agreement, the Form of which is attached to as Exhibit 6.2 hereto. Under this Side Letter Agreement, eligible investors (referred to as Class A+ Investors) are assigned cashflows from the Company’s Class C Member (the Manager) such that the Class A+ investors will receive eighty-five percent (85%) of eligible Distributable Cash instead of eighty percent (80%). Any disputes under the Side Letter Agreement are subject to the same dispute resolution process as disputes under the Company’s Operating Agreement. While this Agreement shall be open to all Class A Members during the duration of this offering, the Side Letter Agreement shall terminate for any Class A Unit assigned, sold, or transferred (including involuntary transfers by operation of law) from the Class A+ Investors to any other Person, unless the Manager consents to the transfer of this Agreement in its sole and unlimited discretion. The terms full terms of the Side Letter Agreement are found in Exhibit 6.2 hereto.

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No compensation will be paid to any principal, the Manager, or any affiliated company or party with respect to the sale of Investor Interests. This means that no compensation will be paid to Jason Weimer, Robert Barlau, Skip Johnson, Austin Schmitt or affiliated companies with respect to the sale of the Investor Interests. We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they a) perform substantial duties at the end of the offering for the issuer; b) are not broker dealers; and c) do not participate in selling securities more than once every 12 months, except for any of the following activities: i) preparing written communication, but no oral solicitation; or ii) responding to inquiries provided that the content is contained in the applicable registration statement; or iii) performing clerical work in effecting any transaction. Neither the Company, its Manager, nor any affiliates conduct any activities that fall outside of Rule 3a4-1 and are therefore not brokers nor are they dealers. All subscription funds which are accepted will be deposited directly into the Company’s escrow account. The purchase price for Investor Interests will depend on the way the investor invests as described above, with a minimum investment of $10,000. There is no minimum raise amount. Subscription Agreements are irrevocable.

The Company plans to use Gratus Capital’s current network of investors to directly solicit investments as well as various forms of advertising. Subject to the anti-fraud rules of the Securities Act of 1933 and corresponding state regulations, the Company is permitted to generally solicit investors by using advertising mediums, such as print, radio, TV, and the Internet. The Company plans to directly solicit investors using the Internet through a variety of existing internet advertising mechanisms, such as search based advertising, search engine optimization, and the Manager’s website at gratusfunds.com.

Please note that the Company will not communicate any information to prospective investors except as may be permitted under applicable securities laws without providing access to the Offering. The Offering may be delivered through the Manager’s website, through email, or by hard paper copy.

Investments will be processed on a first come, first served basis, up to the total Offering Amount of $50,000,000. The minimum accepted from any Subscriber is $10,000. Subscription funds may remain in the Company’s escrow account up until such time of a purchase of real estate asset or the repayment of a Manager Advance note payable to the Manager or an affiliate of the Manager in which the proceeds were used to purchase a real estate asset (such advances to be repaid with simple annualized interest of up to ten percent (10%)).

WealthForge is not participating as an underwriter of the offering and under no circumstance will it, as part of this offering, solicit any investment in the company, recommend the company’s securities or provide investment advice to any prospective investor. Rather, WealthForge’s involvement in the offering is limited to acting as Managing Broker Dealer and an accommodating broker-dealer for the investments solicited by the Company. WealthForge does not expressly or impliedly affirm the completeness or accuracy of the Offering Circular. All inquiries regarding this offering or services provided by WealthForge and its affiliates should be made directly to the company.

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Investors should be aware that FINRA and FINRA members may receive the following compensation in connection with this offering:

•	WealthForge will receive a Transaction Management fee of four-tenths of one percent (0.40%) of the Gross Offering Proceeds, up to a maximum of $200,000 (if all Units are sold).

•	WealthForge will receive a Platform and Syndication Fee of $1,500 per month, up to a maximum of $63,000 (if the offering remains open for three years and six months following qualification).

•	WealthForge will receive a Regulatory Filing Service Fee of $3,500 for the submission of the 5110, and will receive an additional $350 for the filing of an amended 5110 with FINRA (total $700).

•	FINRA will receive a 5110 Filing fee of $8,000.

•

Registered broker-dealers will receive a Placement Fee of up to six (6%) percent of Gross Offering Proceeds, up to a maximum of $3,000,000 (if 100% of the Maximum Dollar Amount of $50,000,000 is sold through this channel).

Note that the Company’s Financial Statement notes are inconsistent with these terms because they describe a previous Broker Dealer Agreement with WealthForge which applies to sales of Company interests under its previous Regulation A Offering. That Agreement has been superseded by a new Managing Broker-Dealer Agreement attached hereto as Exhibit 1.1, which will become effective when this offering is qualified.

Investor Suitability Standards

Our Class A interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the interests of the Company does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1. an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence (this definition of net worth will also apply to investors that are non-accredited natural persons for purposes of determining whether they are qualified purchasers); or

2. earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

In addition to the foregoing, each prospective investor must represent in writing that they meet, among other things, all of the following requirements:

●	The prospective investor has received, reviewed, and understands this offering circular and its exhibits, including our Operating Agreement;

●	The prospective investor understands that an investment in interests involves substantial risks;

●	The prospective investor has adequate means of providing for their financial requirements, both current and anticipated, and has no need for liquidity in this investment;

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●	The prospective investor can bear the economic risk of losing their entire investment in interests;

●	The prospective investor has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in interests;

●	The prospective investor has reviewed and accepts the terms of the WealthForge Privacy Policy attached to the Subscription Agreement; and

●

Except as set forth in the subscription agreement, no representations or warranties have been made to the prospective investor by the Company or any partner, agent, employee, or affiliate thereof, and in entering into this transaction the prospective investor is not relying upon any information, other than that contained in the offering statement of which this offering circular is a part, including its exhibits.

In addition, within the subscription agreement, investors must agree to indemnify the Company for their misrepresentations to the Company. Notwithstanding the foregoing, the Company is not requiring, and cannot require, investors to waive any of their rights to bring claims against the Company under the Securities Act, Exchange Act or similar state laws.

Our Manager will be permitted to make a determination that the subscribers of Class A interests in this offering are qualified purchasers in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. The Manager will rely on the information provided, and neither the Company nor its Manager will conduct an independent analysis of whether potential a member meets the suitability requirements for this investment. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov. Our Manager may accept or reject any subscription, in whole or in part, for any reason or no reason at all.

An investment in our Class A interests may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in our interests. No public market exists for the securities, and no public market is expected to develop following this offering.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this offering circular. Except as otherwise indicated, all information contained in this offering circular is given as of the date of this offering circular. Neither the delivery of this offering circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “offering circular supplement” that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the SEC.

The offering statement and all supplements and reports that we have filed or will file in the future can be read on the SEC website at www.sec.gov.

USE OF PROCEEDS

The following table illustrates the amount of net proceeds to be received by the Company on the sale of the Class A interests offered hereby and the intended uses of such proceeds over an approximate twelve 12-month period. It is possible that we may not raise the entire offering amount through this offering circular. In such case, we will reallocate the use of proceeds as the Manager deems to be in the best interests of the Company in order to effectuate its business plan. The intended use of proceeds are set forth in the following table. Note that the offering scenarios presented below are for illustrative purposes only and the actual amounts of proceeds, if any, may differ.

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	0%	25%	50%	75%	100%
Gross Proceeds	0.00	12,500,000.00	25,000,000.00	37,500,000.00	50,000,000.00
Offering Expenses (BlueSky, Legal, Accounting, etc.)[1]	87,280.00	87,280.00	87,280.00	87,280.00	87,280.00
Managing Broker-Dealer Fees[2]	0.00	50,000.00	100,000.00	150,000.00	200,000.00
SEI Altigo Transaction Fees (Estimated as $50 per $100,000 in capital raised) [3]	0.00	6,250.00	12,500.00	18,750.00	25,000.00
Broker Dealer Fee (Estimated as 6% commission on 10% of funds raised)[4]	0.00	75,000.00	150,000.00	225,000.00	300,000.00
Asset Management Fee[5]	105,978.12	247,763.00	413,715.00	579,667.00	750,000.00
Payoff Loan from Manager Affiliate[6]	0.00	0.00	0.00	0.00	0.00
Net Proceeds (Deals)	(193,258.12)	12,033,707.00	24,236,505.00	36,439,303.00	48,637,720.00
Acquisition & Origination Fees[7]	0.00	701,651.53	1,412,323.20	2,122,994.86	2,833,404.98
Working Capital	0.00	250,000.00	500,000.00	750,000.00	1,000,000.00
Legal and Accounting[8]	0.00	5,000.00	10,000.00	15,000.00	20,000.00
Related Acquisition Costs (Closing Costs)[9]	0.00	58,764.79	118,285.03	177,805.27	237,303.60
Acquisitions (NET PURCHASES)	(193,258.12)	11,018,290.68	22,195,896.77	33,373,502.87	44,547,011.42

(1)

These costs assume the costs related with completing the Form 1-A as well as those costs related to the services of a transfer agent, listing fees, marketing costs, our interim financial statements, and our legal costs. The Company will pay these fees out of its current assets. The Company does not expect these expenses to vary with the total amount raised, and expects such fees to be broken out approximately as follows:

Legal Fees	$35,000
WealthForge Platform and Syndication Fee (one year at $1,500 per month)	$18,000
WealthForge Regulatory Service Filing Fee	$350.00
Organization and Blue-Sky Fees	$16,430
FINRA 5110 Filing Fee	$8,000
SEI Altigo- new offering fee	$2,000
Transfer Agent Fees	$3,500
Other Professional Fees	$4,000
TOTAL	$87,280

(2)

The Company has engaged WealthForge Securities, LLC member FINRA/SIPC (“WealthForge”), to act as the Managing Broker-Dealer in connection with this offering. The Sellers’ Commission reported in the table above includes a four-tenths of one percent (0.40%) commission on all the Investor Interests being offered payable to WealthForge for performing administrative and compliance related functions.  It does not include other fees payable by the Company to WealthForge, such as the “Broker Dealer Fee” broken out separately below, or the “WealthForge Platform and Syndication Fee” (of $1,500/month) and “Regulatory Filing Service Fee” (of $350/filing) which are included in the “Offering Expenses (BlueSky, Legal, Accounting, etc.)” category above. Note that the Company’s Financial Statement notes are inconsistent with these terms because they describe a previous Broker Dealer Agreement with WealthForge which applies to sales of Company interests under its previous Regulation A Offering. That Agreement has been superseded by a new Managing Broker-Dealer Agreement attached hereto as Exhibit 1.1, which will become effective when this offering is qualified.

(3)	The Company will pay a per transaction fee of approximately $50 per transaction to SEI Altigo for Units purchased through SEI Altigo’s platform by certain Registered Investment Advisers.

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(4)

The Company will pay an upfront commission in connection with the purchase of Investor Units through registered broker-dealers. The Company has entered into, or will enter into arrangements to pay a placement fee of up to six (6%) percent of Gross Offering Proceeds (“Placement Fee”) to participating brokers. For investments involving both a broker-dealer and an RIA, the Placement Fee and Market Place Fee will be collectively capped at 6% of the Gross Offering Proceeds. The Company estimates that 10% of the total amount invested will be invested through broker-dealers who will charge the full 6% Placement Fee.

(5)

The Manager or its designated affiliate(s) will receive an asset management fee equal to the greater of 1% per annum of the total of all Class A, Class B, and Class C member’s initial Capital Contributions (without reduction for any returned capital) OR 2% of the total gross income of the Fund. These fees are difficult to determine at this time. The Asset Management Fee shall be paid no more frequently than monthly, at the sole discretion of the Manager. It is anticipated that these costs will be paid from cash generated from operations, or with funds borrowed from an affiliate of the Managing Member of the Company, which would currently bear interest at a rate of 9.57% as of January 1, 2025. See note (7) below.

(6)

In order to allow it to pre-fund investments in real estate, the Company has entered into a Promissory Note with an affiliate of the Managing Member of the Company which accrues simple interest at the coupon rate on a U.S. 10-year treasury note + five percent (5%) per annum, not to exceed 10% (the “Alternative Base Rate”). This rate adjusts semi-annually on January 1 and July 1 of each year. As of December 31, 2024 , the Company did not have any outstanding balance pursuant to this arrangement .

(7)

The Manager will be paid a two percent (2%) Acquisition Fee based on the acquisition price of a property (which, with typical leverage, will usually come out to approximately 6% to 8% of the total purchase price, or of the total cost of property acquisition and development in the case of new developments). This number assumes the leverage of the properties. The Manager will also be paid four percent (4%) of any amounts loaned by the Company. As of March 18, 2025, the Manager has been paid $860,742.16 in acquisition fees.

(8)	Costs for accounting and legal fees associated with being a public company for the next 12 months. It is anticipated that these costs will be paid from cash generated from operations.

(9)

We believe acquisition-related and closing costs could be between 1% and 3% of the value of the acquisition. These costs could include travel to states in which we purchase properties, research costs, closing costs, and other costs. Our ability to quantify any of the expenses is difficult as they will all depend on size of deal, price, due diligence performed (such as appraisal, environmental, property condition reports), legal and accounting, etc. We expect the related acquisition costs to be correlated with the price of the property. The Company has not directly incurred any acquisition related costs in connection with its current real estate investments.

The Use of Proceeds sets forth how we intend to use the funds under the various percentages of the related offering. All amounts listed are estimates.

The net proceeds will be used to make additional investments in real estate, as well as for ongoing legal, accounting, and other professional fees, working capital for the maintenance of an investor portal for the next 12 months, and for the costs associated with acquiring properties, such as broker price opinions, closing costs, title reports, recording fees, accounting costs and legal fees. We determined estimates for ongoing professional fees based upon consultations with our accountants and lawyers, and operating expenses and due diligence costs based upon the Manager’s real estate industry experience. Our Manager will not receive any compensation for their efforts in selling our Investor Interests.

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The Company will pay the offering expenses regardless of the amount of Investor Interests we sell. Even if we do not raise any capital, we believe that we will have sufficient funds to continue our filing obligations as a reporting company for the next 12 months.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total offering, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the offering as unanticipated events or opportunities arise.

In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

`

DESCRIPTION OF BUSINESS

Gratus Capital Properties Fund III, LLC is an emerging growth company which was formed on November 10, 2020. We have commenced operations, acquired interests in five new construction properties, and intend on generating revenues from rents to tenants of these properties after completion, as well as through rents from other multi-family, and, in certain circumstances, commercial (e.g., senior living, mobile home parks, self-storage, mixed use, office and/or retail) and single-family assets as well as real estate backed loans and other real estate backed investments. As of March 18, 2025, the Company holds the following real estate investments:

Property Owning Entity	Location	Acquisition Price of Company Interest	Company Ownership Interest
Wild Oak Group, LLC	Fargo, ND	$1,558,378.50	17.11%
SOCO Group II, LLC	Grand Forks, ND	$1,500,000.00	34%
Compass Apartments I, LLC	Moorhead, MN	$3,096,000.00	51%
Current33 Apartments I, LLC	Hastings, MN	$3,735,600.00	51%
Compass Apartments II, LLC	Moorhead, MN	$600,120.00	12.07%
	Total:	$10,490,998.50

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Enclave OG, LLC

Wild Oak in Fargo, ND . completed in October 2023, is a 177,011 square foot mixed-use residential building with 119 apartment homes and 14 top-floor condos, ranging from 1,200 to over 2,500 square feet located at 505 Oak St N, Fargo, ND 58102. As of December 31, 2024, the property’s apartments are 88% occupied and generating income. The property features premium amenities such as a community lounge with a fireplace, yoga and fitness studios, and bike storage. The development is known for its high-quality unit finishes, unique floor plans, and beautiful riverscape views. Wild Oak is in the process of selling its Condos. One Condo has been sold, with an additional two condos have been fitted up to showcase a variety of sizes and finish levels, this brings the total to three completed condos units and 11 that are built to suite. This move was made to drive momentum in showings and sales.

Wild Oak, LLC is owned by two entities: Enclave OG, LLC, in which the Company owns a 29.58% interest, and Enclave Oak Grove OZ Fund LLC, a separate entity under common management set up to accommodate Opportunity Zone investors. This gives the Company indirect ownership of 17.11% of Wild Oak, LLC, which owns and operates the Wild Oak Property.

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SOCO Group II, LLC

SOCO Group (Ivy at SOCO) is a mixed-use residential building composed of multifamily and condominium units, located at 4177 South Columbia Road, Grand Forks, ND 58201. Ivy at SOCO consists of 74 apartment homes above 14,000 square feet of first-level retail space. Construction of Ivy at SOCO was completed in May 2023, and the property is currently cash-flowing, with reserves being kept on hand for future commissions, tenant improvement allowances and landlord's work. As of December 31, 2024 the multifamily space is 99% occupied and lease negotiations are in process for the retail space (which is currently 6% leased). Some amenities at this property include Fitness Studio, Rooftop Deck, Bike Storage, Pet Spa, In-Home Washer & Dryer, Conference & Club Rooms & Greenspace.

Compass Apartments I, LLC

Compass Apartments I is a multifamily apartment building totaling 93 studio, one-, two-, and three-bedroom units, located near the corner of 30th Ave S and 8th St S in Moorhead, MN. As of December 31, 2024, construction of the Compass Apartments is complete, and the property is 91% leased and 90% occupied. Designed in collaboration with YHR Architects, the building features a modern take on old-world charm, creating a comfortable environment with timeless appeal that’s a strong match for the location and market. Its central location offers quick access to I-94 and connectivity to the greater Fargo-Moorhead area. Some amenities at this property include outdoor courtyard with grill, patio, and fire pits, clubroom, 24/7 fitness & yoga studios, coffee & espresso bar, 24/7 minimarket, enclosed parking, bike storage, pet spa & park, connectivity to parks and trails.

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Current33 Apartments I, LLC

Current33 Apartments I is a multifamily apartment building totaling 106 one-, two-, and three-bedroom units, located 255 33rd St W, Hastings, MN 55033. As of December 31, 2024 construction is complete and the property is stabilized at 95% occupancy. Some of the amenities at this property include clubroom with sports simulator, pool table, fireplace, and entertainment center, outdoor community courtyard with pool and outdoor kitchen, 24/7 fitness & yoga studios, business center, 24/7 minimarket, enclosed parking, bike storage, pet spa & park.

Enclave Compass II, LLC

Enclave Compass II is an 83-unit apartment building located at 600 30th Ave S, Moorhead, MN 56560, spanning 2.5 acres. The building is located directly adjacent to Compass Apartments I and is expected to have the same location, features, and amenities. As of December 31, 2024 construction was complete and the property was 10%  leased.

The Company purchased its 12.07% equity interest in Enclave Compass II, LLC in May 2024, contributing a total of $600,120 through November 30, 2024. The Company also paid an additional $6,710.87 to Enclave Compass II, LLC (calculated at 8% non-compounding interest on the $200,120 in uncontributed capital beginning on (June 30, 2024) to offset the financial impacts of a late contribution.

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Additional Plans

We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. The Company does not have any plans or arrangements to enter a change of control, business combination or similar transaction or to change management.

We expect to use the net proceeds from this Offering to acquire interests in additional properties in the United States with a specific focus on markets in the Midwest, South and Southeast regions of the United States (although we may also find opportunities in other areas). We will also use the proceeds for our operating costs in connection with this Offering, including marketing costs and on-going legal and accounting fees, and to finance costs associated with acquiring properties, such as broker price opinions, title reports, recording fees, accounting costs and legal fees.

Special Purpose Entities

Throughout the Offering Circular, in reference to “acquisitions,” the Company intends to acquire interests in “special purpose entities,” also known as “SPEs.” The SPEs will hold title to property acquisitions. The Company, in turn, will invest in the SPE.

Objectives

The Company has definite objectives to fulfill its strategy. These include:

•

Penetrate the market of providing real estate opportunities for qualified individuals and/or business entities interested in achieving financial success by taking advantage of real estate investment opportunities in the mid-west, south, and southeastern United States and potentially across the contiguous United States (however, the Company will not limit itself geographically); and

•	Increasing profits as allowed by market conditions.

The Company will look to buy multi-family properties, in growth areas for the best possible price, thereby giving the Company an instant competitive advantage. A potential investor should note that the above criteria is subject to change according to market conditions.

Generally, the Fund will seek opportunities which meet the following criteria:

Type of Investment	Multifamily
Property Class	A-, B, C+
# of Units	80-500
Price	$3,000,000– $50,000,000
Cash on Cash at Pro-Forma	2-7%
Cash on Cash when Stabilized	4-7%
Target IRR	10-14%
Existing Occupancy	0-100%
Investment Term	8+ Years

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Investment Strategy

The Company is seeking to invest in a diversified portfolio of income producing real estate assets and real estate related assets throughout the United States, specifically in the mid-west, south and southeastern United States. Initially, the Company intends to target multi-family properties, but may acquire other property types that meet its investment objectives.

The Company may also purchase additional properties or make other real estate investments in other property types including commercial (e.g., senior living, mobile home parks, self-storage, mixed use, office, hospitality and/or retail) and single-family assets as well as real estate backed loans and other real estate backed investments when compelling opportunities arise. The Company will only be investing in real estate backed investments. It is expected that the proceeds from this Offering will initially be used to purchase multi-family properties.

We believe that there is an opportunity to create attractive total returns by employing a strategy of investing in a portfolio of such investments which are well-selected, well-managed and disposed of at an optimal time. Our principal targeted assets are investments in properties if compelling opportunities arise that present superior opportunities for above-market returns, that have quality construction and desirable locations which can attract quality tenants. These types of investments are, or relate to, properties primarily located in the mid-west, south, and southeastern United States.

To this end, the Company’s overall strategy is to:

1)

Identify Class A-, Class B, and Class C+ multi-family apartment communities or new development opportunities in quality locations in the Company’s target markets, where the Company can add significant value through third-party hands-on management and/or appreciation potential;

2)	Develop properties or acquire those communities at below-market prices, or at market prices where there is sufficient upside potential to obtain above-market returns over the long term;
3)	Make physical alterations and other improvements to those communities, where the Company can achieve significant benefit with minimal capital outlay; and
4)	Through third-party management, increase the rents to increase the overall value of the property.

Due Diligence & Financing

When the Company identifies a location or a potential property, it will secure the necessary financing, sign a contract and place an escrow deposit to be held with the designated escrow agent. The Company will take the time necessary to complete all its due diligence to the property including: site inspection, reviewing all leases, income and expenses, as well as securing a first mortgage on the property. After the due diligence process has been completed, the Company will determine whether the property is suitable or not.

If property is not suitable, the Company will cancel the contract and look for the next opportunity.

Refinancing

When it owns and manages Property, the Company will analyze the market conditions in the area where the Property is located. Simultaneously, we will investigate current interest rates. The Company will then decide whether the property should be maintained, refinanced, restructured (i.e., condominium conversion), or sold (disposition).

Real Estate Market Factors (as of April 2025):

Since the fund's inception in 2021, the multifamily real estate market has faced persistent headwinds from elevated interest rates, substantial new supply, and economic uncertainties. Despite these challenges , the sector has demonstrated ongoing resilience, buoyed by steady renter demand driven by limited affordable homeownership options and favorable demographic trends. The Midwest, central to the fund’s strategy, continues to exhibit notable stability and performance relative to national trends. Government fiscal stimulus, although moderating, is expected to continue supporting renter demand and rental growth into the mid-term.

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Key Insights:

1. Market Dynamics: High Supply Temporarily Dampens Growth

Nationally, the multifamily sector is navigating through historically elevated levels of new supply. Freddie Mac data indicates a national supply ratio of 2.8% in Q3 2024, significantly above the 2015-2019 average of 1.7%. This supply surge is expected to peak in early 2025, subsequently moderating by 2026. National vacancy rates are forecasted by both agencies to temporarily rise above 6%, with Freddie Mac projecting 6.2% and Fannie Mae forecasting a brief increase to 6.25% before stabilizing. Rent growth is anticipated to recover modestly in 2025, averaging between 2.0% (Freddie Mac) and 2.5% (Fannie Mae).

2. Midwest: Continued Stability and Strong Performance

The Midwest remains resilient, outperforming national averages :

•	Balanced Supply: The Midwest continues to benefit from constrained supply, maintaining an inventory growth rate around 1.5%, substantially lower than national and high-growth market averages.

•	Stable Occupancy Rates: Markets like Columbus, Indianapolis, and Kansas City have sustained positive rent growth and stable occupancy rates near historic averages.

•	Affordability Advantage: Lower cost of living compared to coastal and Sun Belt regions supports ongoing renter and investor interest .

3. Regional Variations: High-Supply Markets Under Pressure

•

Sun Belt and Mountain West Under Pressure: High-supply markets such as Austin, Raleigh/Durham, Nashville, and Phoenix continue experiencing negative rent growth and elevated vacancy rates, driven by oversupply .

•	West Coast and Northeast : Supply-constrained metros like Los Angeles, San Francisco, and New York City maintain stable performance, benefiting from lower levels of new construction and improving occupancy rates.

4. Interest Rates and Cap Rates: Signs of Stabilization

•

Cap Rate Compression : Cap rates stabilized around 5.6%-5.7% in 2024 after notable increases the previous year. Fannie Mae projects modest compression towards 5.0%-5.5% in 2025, potentially spurring transaction volume.

•

Volatile Interest Rate Environment : Both agencies acknowledge rate volatility impacting transaction volumes. Freddie Mac reports improving transaction activity  mid-2024 but notes ongoing uncertainty, whereas Fannie Mae anticipates increasing originations from $295 billion in 2024 to approximately $350 billion in 2025.

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5. Fiscal Stimulus and Mid-Term Rent Support

·

Economic Tailwinds: While the direct effects of substantial deficit spending are moderating, the fiscal stimulus from recent years continues to underpin economic activity and rental demand, though the effect is less pronounced compared to earlier forecasts.

6. For-Sale Housing Market: Persistent Demand for Rentals

•	Homeownership Costs: Elevated mortgage rates and high home prices continue to limit homeownership affordability, reinforcing robust rental demand.

•	Inventory Constraints : Limited for-sale housing inventory persists, reinforcing the rental sector’s attractiveness as a housing alternative .

7. Multifamily Sector’s Resilience:

•	Occupancy Stabilization: Occupancy rates remain steady nationally, hovering around 94.4%.

•	Class Performance Divergence: Class C properties showed the highest rent growth in 2024 (2.6%), with Class A and B properties exhibiting lower growth (1.4% and 1.3%, respectively).

•	Midwest Outperformance : The Midwest’s combination of low supply, steady demand, and favorable affordability continues to shield it from broader market fluctuations.

2025 Outlook: Gradual Improvement and Stabilization

The multifamily sector is poised for modest improvement in 2025, underpinned by solid employment growth, positive demographic trends, and expected stabilization in new supply deliveries :

•	Moderating Supply: The elevated new supply is anticipated to peak in early 2025, gradually returning to pre-pandemic levels by 2026.

•	Economic Growth: Both Freddie Mac and Fannie Mae forecast stable economic conditions and sustained job creation supporting rental demand.

•	Refinancing Opportunities: Approximately $250 billion in multifamily debt maturities in 2024-2025 offer strategic refinancing and investment opportunities amid a stabilizing interest rate environment.

Investment Implications: Continued Strategic Focus on the Midwest

The Midwest remains an integral component of the fund's investment strategy, delivering steady growth , low volatility , and long-term value

•	Reliable Performance: Balanced market conditions support steady returns even amid broader national challenges.

•	Strategic Positioning : The region's affordability and stable fundamentals support opportunistic acquisition and refinancing activities.

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Conclusion: Positioned for Sustained Growth

The multifamily sector enters 2025 with cautious optimism. While certain high-supply markets face ongoing challenges , the overall landscape suggests gradual improvement supported by robust renter demand and stabilizing market dynamics. The Midwest continues to offer exceptional resilience and remains central to the fund’s strategy, providing consistent growth and stability in a shifting market environment

Acquisition of Properties

The Company will invest in multi-family investment properties located in the United States. Specifically, the Manager will search for multi-family real estate in stable and growth markets in Midwest, South, and Southeast regions of the United States. Stable and growth market characteristics include job and household formation growth, resulting in rising occupancy levels and rising rents. Numerous other factors contribute to the market determination process including but not limited to population growth, valuation trends, occupancy trends, demographic composition, economic conditions, and supply trends.

The Company intends to employ a rigorous underwriting process including proper due diligence, market valuation studies, and total return analyses. The Company plans to primarily invest in properties with strong cash flow, which are stable with opportunities to immediately improve property value post acquisition. The Company intends to also work to improve the net operating income of each investment by improving revenue and operating margins, thereby raising property value.

The manager will acquire properties that either have cash flow at the time of acquisition or represent the potential to increase that cash flow substantially through an active property management plan.  The manager also intends to acquire joint venture interests in areas where build costs are below market values for existing properties. Upon acquisition, the Manager intends to provide strategic physical and operational improvements to maximize investment return, but these enhancements should function as yield improvements and are not necessary to the safe performance of the investment. In this way, the Company effectively reduces risk and improves performance by assuring that each individual investment has multiple forces working to augment cash flow and property value.

Identifying Properties for Purchase

The Manager will use its extensive network and highly specialized criteria for identifying, quantifying and qualifying investment opportunities.

The Manager intends to saturate its extensive relationships and network in each identified market to identify the very best opportunities. The Manager has established and maintained a comprehensive network of developers, banks, brokers, and other financial institutions which allow a strong market presence in target markets and robust market intelligence, strengthening our ability to identify properties within the Company’s criteria, often before entering into a market. This local knowledge and network of professional with deep knowledge of our target asset classes, we feel, gives the Company a competitive and strategic advantage.

The Managers goal is to identify the right property in the right market and potentially acquire it before it even hits the general market.

Post-Purchase Strategies

The Manager intends that the properties will be held for the duration of the Company until the property is refinanced or sold.

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The Company intends to hold properties with the intention of increasing values prior to sale of the property. The Company intends to use third-party management to cure inefficiencies in the management, cure deferred maintenance, and deploy strategic capital upgrades aimed at increasing income and enhancing investor returns (including through extensive construction or rehab).  The increase in cashflow should result in an increase in value so that the Company may sell or refinance the property for a profit.

The Company will look to maximizing cash flow until sale, refinance or other disposition. The Company will also analyze market conditions and support the investment with multiple exit strategies to optimally exit each investment.

Due Diligence & Financing

When the Company identifies a location or a potential property, it will secure the necessary financing, sign a contract and place an escrow deposit to be held with the designated escrow agent. The Company will take the time necessary to complete all its due diligence to the property including: site inspection, reviewing all leases, income and expenses, as well as securing a first mortgage on the property. After the due diligence process has been completed, the Company will determine whether the property is suitable or not.

If property is not suitable, the Company will cancel the contract and look for the next opportunity. If the property is suitable, it will proceed to close, typically within 45 to 60 days.

Joint Venture Partners

The Company may acquire Properties or other real estate related investments from, or invest, co-invest, joint venture or participate with, affiliates of our Manager or other real estate developers and investors, as determined by the Manager in its sole discretion. The purchase price of any Property or real estate related investment acquired from or sold to an affiliated party will be based upon the fair market value of the asset established by a third-party appraisal or fairness opinion that is dated within the last 120 days prior to the transaction.

The Manager has relationships with real estate entrepreneurs (“sponsors”) with whom it may seek to co-invest, joint venture or otherwise participate in certain investments that either the Company identifies, or the sponsor identifies. In the event of such co-investments or participation, including transactions with affiliates, the Manager will seek to secure such investments on behalf of the Company so that it is within the investment and return goals of the Company.

However, in some instances, these sponsors may require a right to receive a priority or pari-passu of return. In such event, the Manager will have the discretion to decide if the projected returns to the Company, after risk adjusting for such priority, warrant proceeding with the investment.

When and if the Manager utilizes its relationships with such sponsors, separate promote structures may be established between the Manager and the co-investor or participant, which may directly benefit the Manager or an affiliate of the Manager, separate from any compensation the Manager may earn as Manager of the Company. Any separate benefit shall be paid directly to the Manager or by the co-investors and participants, and not from Company funds or its Manager.

In some circumstances, the Manager may elect to co-invest with a third-party that the Manager also controls or has some control. The Company will take the same approach with a third-party as if entering into the transaction with a sponsor as discussed above.

We expect to use the net proceeds from this offering for ongoing legal, accounting, and professional fees, and working capital and to finance costs associated with acquiring multi-family real estate, such as market appraisals, title and recording fees, broker fees, if any, legal fees and closing costs which, in the aggregate, typically amount to 1% to 3% of the purchase price of the property acquired, with an average of 2%. However, we currently have no additional real estate acquisitions contemplated.

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Financing Strategy

Once the proceeds of this Offering have been fully invested, the Company expects our debt financing will be in the range of approximately 60% to 80% of the aggregate value of real estate investments and other assets. Financing for acquisitions and investments may be obtained at the time an asset is acquired, or an investment is made or at such later time as the management determines to be appropriate.

In addition, debt financing may be used from time to time for property improvements, lease inducements, tenant improvements and other working capital needs, including the payment of distributions. Additionally, the amount of debt placed on an individual property or related to a particular investment, including our pro rata share of the amount of debt incurred by an individual entity in which the Company invests, may be less than 60% or more than 80% of the value of such property/investment or the value of the assets owned by such entity, depending on market conditions and other factors.

The Company intends to limit borrowing to no more than 80% of the value of Company assets.

Exit Strategies

The Manager currently intends to operate the Company at least eight years, and to continue operating in perpetuity as long as the liquidity needs of the Members are met. By the end of 2029, the Manager intends to communicate with the Members and use reasonable efforts to formulate and execute a plan to allow Members who wish to liquidate their Interests to do so within approximately two to three years.  Exit strategies that the Manager may employ at the appropriate time include, but are not limited to:

1. Sale of Properties. If the market allows for a successful sale of the properties to third parties or to Affiliate of the Manager so that the Members may realize appreciation, the Company will look to sell some or all of the properties owned by the Company to such third-party or Affiliates of the Manager.

2. Refinance the Properties and hold. The Manager expects the Properties owned by the Partnership will have leverage not to exceed a 80% loan-to-value ("LTV") ratio. If the then appraised values of the Properties show all Members may receive: a) their return of capital, and b) realized appreciation on the properties, the Company may elect to refinance some or all of the properties and return capital and any remaining appreciation.

3. Sale to a Public Real Estate Investment Trust. The Manager may find that the properties are attractive purchases for certain public Real Estate Investment Trusts. The Manager may elect to a) sell some or all of the properties outright to the individual trust; b) sell some or all of the properties to the real estate investment trust in exchange for equity in the trust (stock) and cash (depending on the appreciation value); or c) create its own real estate investment trust to which the properties may be sold or exchanged. Note: if the Members were to receive stock of the purchaser real estate investment trust in exchange for their Interests, the Members may be able to sell their shares on the public exchange of which the public real estate investment trust is traded, so long as it is traded.

4. Bulk Sale to an Institution. The Company may find an institution is interested is interested in purchasing some or all of the Company’s properties. The Manager may elect to take such an option, even at a discount, to ensure that the properties are sold in a timely fashion and so long as it is in the best interest of the Company.

The Company will make a decision regarding the appropriate exit strategy at the time in accordance with market conditions.  There is no guarantee as to what plan will be formulated or the timeline for its execution, so Members should view investing in the Company as a long-term investment with the ability to withdraw only within the Withdrawal Policy outlined below beginning on page 57.

A program managed by the Manager stated that it would endeavor to provide a liquidity event to investors between 2022 and 2027, and would endeavor to sell its properties after approximately 10 years if liquidity could not be provided by refinance.  While this targeted period to provide liquidity has not yet arrived, this program has returned approximately 14% of invested capital to investors via cash out refinances.  See the section entitled “PRIOR PERFORMANCE” starting on page 61 more information concerning this program. Prospective investors should bear in mind that prior performance does not guarantee future results.

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Geographic Scope

The Company will not limit itself geographically, however it intends to invest initially in the Midwest, South, and Southeast regions of the United States. The Company will search multi-family, single-family, and commercial properties that it may purchase at a discount to market value. The Company may acquire properties at market value where it believes that the property represents long-term or strategic value. The Company believes it can successfully identify such a potential target acquisition based upon the depth and the breadth of the industry experience, contacts and industry knowledge of the Company’s Manager. See “MANAGER, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS” on page 48 for a discussion of the Manager’s real estate experience.

Competition

We will face competition from other owners, investors and developers that are looking to acquire similar properties and who may implement or are already implementing a similar business plan to ours. Further, we may be at a disadvantage to our competition who may have greater capital resources than we do, specifically cash. It has become increasingly difficult to obtain lending on many properties and those developers that are able to close without financing and pay the full purchase price of a property in cash may be able to close on more properties or will be able to negotiate better purchasing terms.

Employees

Our Manager is GCPF Management LLC, will be managed by Jason Weimer, Robert Barlau, Skip Johnson, and Austin Schmitt, who devote a significant portion of their working hours to our Company without a salary. For more information on our personnel, please see "MANAGER, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS." Jason Weimer and Robert Barlau coordinate all of our business operations. We plan to use consultants, attorneys, accountants, and other personnel, as necessary. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. Any expenses related to the Offering will be charged to the Company. For example, any costs associated with raising capital such as escrow, transfer, marketing, audit, legal, and technology fees will be borne by the Company.

Investment Policies of the Company

In all types of investment, our policies may be changed by our Manager without a vote by Members.

We will seek out multi-family properties for purchase throughout the Midwest, South and Southeast regions of the United States, but may find opportunities in other states. We expect 100% of our portfolio will consist of real estate properties, real estate backed loans, and other real estate backed investments. The Company will only be investing in real estate backed investments.

Our investment policy involves a comprehensive approach to evaluating real estate properties, real estate-backed loans, and other real estate-backed investments. This process combines our internal assessments with the expertise of trusted joint venture partners who handle specific functions related to property development and management. Below are the key components of our due diligence:

1.	Property Evaluation:

a.	Physical inspections and appraisals are conducted, often in collaboration with joint venture partners who bring specialized expertise in property development.
b.	We analyze the location, market trends, and economic indicators, integrating insights from our partners to enhance our evaluations.
c.	We review historical occupancy rates, rental income, and expense reports to assess the property’s past and projected performance.

2.	Tenant Quality Evaluation:

a.	While we place significant trust in our joint venture partners to manage tenant evaluations effectively, we also engage in oversight by reviewing their tenant selection processes.
b.	Our involvement includes periodic reviews of the criteria used by our partners for credit checks and financial assessments of potential tenants to ensure alignment with our standards.

3.	Real Estate-Backed Loans:

a.	Both our team and our joint venture partners assess the creditworthiness of borrowers, focusing on financial history and collateral value.
b.	We analyze loan-to-value ratios and require comprehensive property appraisals to confirm the security and suitability of the investments.

4.	Other Real Estate-Backed Investments:

a.	We evaluate the structure of each investment for its potential return and risk, using both our internal analyses and market studies provided by our partners.

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Further, potential investors should be advised:

a)	We do not intend to issue senior securities.
b)	We will borrow money collateralized by our properties that equal to up to an 80% of the value of our assets.
c)

Due to the expected size of the properties we intend to acquire, we expect that more than 25% of Company assets will be invested into a single real estate asset upon full capitalization of the Company.

d)	We have no intention of initiating personal loans to other persons.
e)	We have no intention of investing in the securities of other issuers for the purpose of exercising control.
f)	We have no intention to underwrite securities of other issuers.
g)

We may offer our securities in exchange for property, in which case the Members who contributed said property will receive no more than 1 Unit for every $10 of the fair market value of the property so contributed.

h)

We intend to make annual or other reports to security holders including 1-Ks, 1-SAs, 1-Us, and exit reports on Form 1-Z as deemed necessary. Such reports will include the required financial statements.

As market conditions change, our policies for both investments and borrowing will be evaluated and updated as necessary to safeguard Member equity and increase Member returns. We will update our Members via 1-Us within a few business days, 1-SAs semi-annually, and other Member reports if there are any changes in our investment policy or our borrowing policies.

Legal Proceedings

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

Transfer Agent

We have enlisted the services of KoreTransfer as our transfer agent.

DESCRIPTION OF PROPERTY

We do not lease any real property, and the only real property which we have an ownership interest in is the five multi-family properties described in the section entitled “DESCRIPTION OF BUSINESS” above. Additional information about these properties are listed below:

Wild Oak - Fargo, ND [Wild Oak Group, LLC]

•	Location: 505 Oak St N, Fargo, ND 58102
•	Property Type: Mixed-use residential building with 119 multifamily units and 14 condominiums.
•	Ownership Percentage: Company owns 17.11%.
•	Revenue Generation: From rental income and condominium sales.
•	Current Status: As of 12/31/2024, units at 88% occupancy with 1 of 14 condos sold.
•

Expenses: Primarily real estate operational, maintenance, and management costs, condo fit-ups, and sales initiatives. Fuel or energy requirements are typical of multi-family real estate in North Dakota.

•

Encumbered by: As of 12/31/2024, $25,274,590 Mortgage (LTV 75%) maturing on December 29, 2026. This loan has a 3% fixed interest rate, with $7,316,945 in initial principal requiring only interest only payments for the entire period and the remaining $17,957,645 in principal being amortized over 30 years.

•	Regulatory Compliance: Compliant with local building codes, zoning requirements, and environmental regulations. No rent control regulation.
•

Risks: Typical exposure to market volatility and competitive pressures from other multi-family real estate. See the subsection entitled “Risks Related to the Real Estate Business” beginning on page 9 for a more comprehensive discussion.

•

Market Information: In the context of the Federal Reserve's response to inflation with raised interest rates, Fargo's multifamily market has shown resilience due to its diverse economic base and growing population of young professionals. With a low unemployment rate of 2.3% in North Dakota, the stability in Fargo is underscored by a strong demand for residential units, evidenced by a 1.4% increase in asking rents and a balanced delivery and absorption rate of 900 and 414 units respectively. Despite a slight increase in the vacancy rate to 7.7%, the market benefits from steady economic contributions from sectors like healthcare and technology, coupled with the presence of North Dakota State University. The market dynamics are poised for tightening vacancies and accelerating rent growth post-2024, with a projected vacancy rate drop to 6.8% and rent gains increasing to 3.6%.

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Ivy at SOCO – Grand Forks, ND [SOCO Group II, LLC]

•	Location: 4177 South Columbia Road, Grand Forks, ND 58201
•	Property Type: Mixed-use building with 74 multifamily units and over 14,000 square feet of retail space.
•	Ownership Percentage: Company owns 34%.
•	Revenue Generation: Residential rentals and commercial leases.
•	Current Status: As of 12/31/2024, residential units at 99% occupancy; commercial space at 6% occupancy.
•	Expenses: Primarily real estate operational, maintenance, and management costs, and commercial tenant fit-up costs. Fuel or energy requirements are typical of mixed-use residential/commercial real estate in North Dakota.
•	Encumbered by: As of 12/31/2024, $14,553,810 Mortgage (80% LTV) maturing on December 3, 2026. This loan’s principal payments are amortized over 30 years with a 3% fixed interest rate.
•	Regulatory Compliance: Compliant with local building codes, zoning requirements, and environmental regulations. No rent control regulation.
•	Risks: Typical exposure to market volatility and competitive pressures from other multi-family and commercial real estate. Typical commercial leasing risks for retail space in new construction. See the subsection entitled “Risks Related to the Real Estate Business” beginning on page 9 for a more comprehensive discussion.
•	Market Information: Grand Forks benefits from a robust multifamily market driven by the University of North Dakota and significant sectors like healthcare and aerospace. The current vacancy rate stands at an impressive 4.0%, with an annual rent increase of 4.0%, reflecting strong demand particularly in high-end units where year-over-year rent growth has reached 5.9%. Absorption rates outpace new deliveries with 212 units absorbed over the past year compared to 126 units delivered, highlighting a market with high occupancy and limited supply. Looking ahead, the expansion in aerospace and consistent university-driven demand are expected to sustain high occupancy and steady rent increases, with a forecasted 3.2% rent growth by 2025 amidst a slightly declining vacancy rate.

Current 33 Apartments – Hastings, MN [Current33 Apartments I, LLC]

•	Location: 325 33rd St W, Hastings, MN 55033
•	Property Type: Multifamily apartment building with 93 units.
•	Ownership Percentage: Company owns 51%.
•	Revenue Generation: Residential rentals.
•	Current Status: Residential units at 95% occupancy.
•	Expenses: Primarily real estate operational, maintenance, and management costs. Fuel or energy requirements are typical of multi-family real estate in Minnesota.
•	Encumbered by: As of 12/31/2024, $18,631,938 Mortgage (75% LTV) maturing on October 15, 2027. This loan’s principal payments are amortized over 30 years, with a 4.5% fixed interest rate.
•	Regulatory Compliance: Compliant with local building codes, zoning requirements, and environmental regulations. No rent control regulation.
•	Risks: Typical exposure to market volatility and competitive pressures from other multi-family real estate. See the subsection entitled “Risks Related to the Real Estate Business” beginning on page 9 for a more comprehensive discussion.
•	Market Information: In the burgeoning suburbs of Apple Valley, Lakeville, and Hastings, the multifamily market thrives on the influx of young professionals and families attracted by top-tier educational institutions and suburban amenities. With a vacancy rate of 8.8% and a 2.9% rent growth, the area has absorbed 801 units against 741 delivered, suggesting healthy demand that outstrips supply. The local economy, bolstered by connectivity to major employment hubs and lifestyle attractions, supports a vibrant rental market. Forecasts for 2025 predict a steady state in vacancy rates at 7.2% with rent gains potentially climbing to 3.8%, driven by limited new construction and the continuous draw of high-quality suburban living environments.

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Compass Apartments – Moorhead, MN [Compass Apartments I, LLC; Compass Apartments II, LLC]

•	Location: 600 30th Ave S Moorhead MN
•	Property Type: Two phase multifamily development with 176 units (93 Units in Phase I, 83 Units in Phase II).
•	Ownership Percentage: Company owns 51% of Compass Apartments I, LLC and 12.07% of Compass Apartments II, LLC.
•	Revenue Generation: Residential rentals.
•	Current Status: Phase I is 91% leased; Phase II is 10% leased.
•	Expenses: Primarily real estate operational, maintenance, and management costs. Fuel or energy requirements are typical of multi-family real estate in Minnesota.
•	Phase I Encumbered by: As of 12/31/2024, $15,443,165 Mortgage (75% LTV) maturing on October 15, 2027. This loan’s principal payments are amortized over 30 years with a 4.5% fixed interest rate.
•	Phase II Encumbered by: As of 12/31/2024, $11,122,493 Mortgage (65.62% LTV) maturing on October 15, 2028. This loan’s principal payments are amortized over 30 years, with a 6.85% fixed interest rate, and interest only payments until November 15, 2025.
•	Regulatory Compliance: Compliant with local building codes, zoning requirements, and environmental regulations. No rent control regulation.
•	Risks: Typical exposure to market volatility and competitive pressures from other multi-family real estate. Typical leasing risks for residential space in new construction. See the subsection entitled “Risks Related to the Real Estate Business” beginning on page 9 for a more comprehensive discussion.
•	Market Information: Adjacent to Fargo, Moorehead's multifamily sector mirrors the stability seen across the border with a 7.4% vacancy rate and a 1.3% increase in rent over the past year. The market has managed a substantial absorption rate of 11,340 units against 9,905 units delivered, indicating a strong demand likely fueled by the area's competitive labor market and affordability. With a significant slowdown in construction, the upcoming years could see tighter vacancies and a potential uptick in rent growth as supply fails to keep pace with demand. This scenario suggests a movement towards a landlord's market, with continued robust demand, especially in suburban and mid-tier apartment segments.

We believe that this space will be sufficient for the long term. We believe that all our properties have been adequately maintained, are generally in good condition, and are suitable and adequate for our business.

We do not pay rent for our corporate headquarters, which is located a 718 Washington Ave N, Suite 400, Minneapolis, MN 55401 and leased by an affiliate of the Manager. The Manager’s website may be found at gratusfunds.com.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this Offering Circular.

Critical Accounting Policies

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies. We have elected to take advantage of this extended transition period, and thus, our financial statements may not be comparable to those of other reporting companies. Accordingly, until the date we are no longer an “emerging growth company” or affirmatively opt out of the exemption, upon the issuance of a new or revised accounting standard that applies to our financial statements and has a different effective date for public and private companies, we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

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The preparation of financial statements in accordance with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. Such judgments are based on our management’s experience, our historical experience, and the industry. We consider these policies critical because we believe that understanding these policies is critical to understanding and evaluating our reported financial results. Additionally, these policies may involve significant management judgments and assumptions or require estimates about matters that are inherently uncertain. These judgments will affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Cautionary Statement Regarding Forward-Looking Statements

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Overview

Gratus Capital Properties Fund III, LLC is a Delaware limited liability corporation that was formed to primarily invest directly or indirectly in real estate and real estate related assets located throughout the United States. On December 2, 2021, the Company began accepting subscription agreements as a part of a Regulation A offering. On February 16, 2022, the Company broke impounds and acquired its first real estate asset and went on to acquire three additional real estate assets in 2022. All four assets are ground up new developments that have completed construction and are in various stages of stabilization. The Company has also acquired equity in a fifth property in 2024 that is currently under construction and expected to be completed in 2025.

Of these five properties, the Company controls a majority of Compass Apartments I, LLC and Current33 Apartments I, LLC, and so the financial statements of these two subsidiaries have been consolidated into the financial statements under the Company, as provided by GAAP. Due to this consolidation, these investments are represented differently from Enclave OG, LLC, SOCO Group II, LLC and Enclave Compass II, LLC, which are accounted for as investments in real estate projects.

Results of Operations for the Period Ended December 31, 2023

Total income

We generated $360 in interest income for the period ended December 31, 2023, we did not have any revenue from operations during the period. Two of the properties we are invested in have commenced principal operations and incurred net losses during the period. This resulted in our recognition of our equity share in these losses totaling $340,561. The other two investees have not yet commenced principal operations, and thus reporting no income or loss during the period. This is compared with $0 in revenues and $50 in interest income for the period ended December 31, 2022, when all properties we invested in were under construction, but had not yet commenced operations.

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Total expenses

From January 1, 2023 to December 31, 2023, the Company generated operational expenses of $155,221 (including General & Administrative expenses of $65, Management Fees of $75,438, and Professional Fees of $79,718) along with interest expenses of $384,009. This compares with total operating expenses of $105,302, and total interest expense of $142,607 between January 1, 2022 and December 31, 2022. Office space and services are provided without charge by the Company’s Manager. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

Operating expenses in 2022 were minimal for both Compass Apartments and Current33 Apartments. This was during the first full year of construction and little to no operating activity took place and all costs related to the construction of these real estate projects were capitalized. This decision is in accordance with Generally Accepted Accounting Principles (GAAP), as these properties had not yet received their Certificate of Occupancy as of December 31 2023 or 2022, which signifies that the property is substantially complete and ready for its intended use. Consequently, all expenditures associated with the construction project have been recorded as construction in process. For Compass Apartments, these expenses totaled $45,470, and $0 the years ended December 31, 2023 and 2022 respectively. For Current33 Apartments, these expenses totaled $70,508, and $0, for the years ended December 31, 2023 and 2022 respectively.

Assets & Liabilities

As of December 31, 2023, the Company had $43,706,985.47 in total assets and total liabilities of $32,924,327. This compares with $16,831,490.07 in total assets and total liabilities of $6,184,245 as of December 31, 2022. The drastic change in these numbers, both between 2022 and 2023 and between 2022 and amounts previously reported for 2022, is primarily a result of the Company’s financials being consolidated with those of Compass Apartments I, LLC & Current33 Apartments I, LLC. Compass Apartments I, LLC & Current33 Apartments I, LLC each took out mortgages from a commercial lender to finance construction on the property throughout the course of 2023. These mortgages are secured by the real estate and, as of December 31, 2023, these mortgages totaled approximately $26.5 million.

As of December 31, 2022, Compass Apartments I, LLC had $2,216,762 in cash, $1,257,122.00 in land and $4,916,902 in Construction in Progress, all valued at cost, offset by $488,270 in current liabilities and $0 in mortgage debt. This contrasts with December 31, 2023, where Compass’s major assets were valued (at cost) as $5,657 in cash, $1,257,122.00 in land, $16,374,567 in Construction in Progress, and $3,139 in prepaid expenses, offset by $1,768,611 in current liabilities (including $22,187 in mortgage interest payable) and a $10,732,265 mortgage. This reflects the nature of new development having begun construction in late 2022, continued into 2023, and finished late in 2023. Construction is now complete as of the date of this filing and moving into lease up time frame.

As of December 31, 2022, Current33 Apartments I, LLC had $675,798 in cash, $1,220,000 in land, $2,173,431 in Construction in Progress, all valued at cost. This contrasts with December 31, 2023, where Current33’s major assets were valued (at cost) as $576 in cash, $1,220,000 in land, $21,674,135 in Construction in Progress, and $2,407 in pre-paid expenses offset by $906,054 in current liabilities (including $33,101 in mortgage interest payable) and a $15,767,062 mortgage. This reflects the nature of new development having begun construction in late 2022, continued into 2023, and finished late in 2023. Construction is now complete as of the date of this filing and moving into lease up time frame.

When examined apart from Compass Apartments I, LLC and Current33 Apartments I, LLC, the Company’s held $37,975.44 in cash and $3,330,090 in other real estate investments as of December 31, 2022, contrasted with $156,063.84 in cash and $2,991,529 in other real estate investments as of December 31, 2023. All valuations are at cost; the decrease in the value of other real estate investments is due to depreciation, not to a change in the Company’s investment position or valuation of the property. The only significant direct liability of the Company is a Promissory Note between the Company and an affiliate of the Manager of the Company which provides the Company with a revolving credit line for up to $50,000,000 of funds. As of December 31, 2023, we owed a total of $3,743,430 to related parties pursuant to this Note (including $3,246,272.51 in principal and $497,157.08 in interest) as of December 31, 2023. This compares to $5,108,921 owed to related parties (including $4,995,772.51 in principal and $113,148.25 in interest) as of December 31, 2022. This Note is an uncollateralized revolving credit facility which matures October 28, 2030. Under this line of credit, the Company will pay the Manager simple interest, calculated as the coupon rate on a U.S. 10-year treasury + five percent (5%). This interest rate will be readjusted semi-annually on July 1 and January 1 and is capped at 10%, and is currently 9.57% as of January 1, 2025. As of December 31, 2022, the Company entered into a Standstill Agreement with regards to this Promissory Note whereby the lender (an affiliate of the Manager) agrees not to demand any payment or take any legal action to recover money owned under the Note until June 30, 2024 (including both monies currently borrowed and any new money which may be borrowed in the future). This Standstill Agreement was amended as of February 26, 2024 to extend its term to July 31, 2025. As of December 31, 2024, this line of credit was paid off in full, but the Company may utilize it again in the future to allow it to pre-fund investments in real estate.

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Results of Operations for the Period Ended June 30, 2024

Income & Expenses

The Company has just begun to generating significant operating revenue during the period ended June 30, 2024. The Company generated operating income during the first six months of 2024, for the first time since inception. Total Rent collected from Compass Apartments and Current33 Apartments totaled $217,624. The Company also generated Other Rental Revenue of $56,662, representing $1,241 of short-term lease fees, $8,461 of garage & parking rent, $895 of storage unit rent, $2,117 of pet rent, $922 of late fees, $7,781 of pet fees and fines, $21,479 of application fees and administration fees, $10,525 of tech fees, and $3,241 of other miscellaneous income earned. This income was offset by losses from unconsolidated partnership investments of $269,209 during the first six months of 2024, as compared to $72,593 during the first six months of 2023. These losses represent the company's proportionate share of losses from investments in partnerships where it holds less than a 50% ownership interest. The greater loss for the six months ended June 30, 2024, compared to the same period in 2023, is due to increased losses incurred by these less-than-50%-owned subsidiaries during 2024. Prior to December 31, 2023, the Company did not have any revenue from operations because neither Compass Apartments nor Current33 Apartments had commenced principal operations.

From January 1, 2024 to June 30, 2024, the Company generated operational expenses of $534,321 (including General & Administrative expenses of $98,640, Asset Management Fees of $43,937, and Professional Fees of $121,503) along with interest expenses of $712,636. This compares with total operating expenses of $96,351 (including General & Administrative expenses of $726, Asset Management Fees of $31,826, and Professional Fees of $63,799), and total interest expense of $211,479 from January 1, 2023 and June 30, 2023. These changes primarily represented additional expenses incurred by Compass Apartments and Current33 Apartments as they transitioned from construction to operation status. Through December 31, 2023, all expenses related to these properties were capitalized as construction in progress, as neither property was deemed operational until January 1, 2024. As a result, we are now seeing greater operational expenses on our consolidated statement of operations, as these expenses are no longer being capitalized.

For the six months ended June 30, 2024, General & Administrative expenses recorded in our financials reflect expenses incurred by Compass Apartments nor Current33 Apartments. The Office space and administrative services for the Company are provided without charge by the Company’s Manager. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

Assets

As of June 30, 2024, the Company had $47,412,663 in total assets and total liabilities of $36,047,711. As of December 31, 2023, the Company had $43,704,486 in total assets and total liabilities of $32,924,922. This compares with $26,081,904 in total assets and total liabilities of $16,184,405 as of June 30, 2023, and with $15,831,490 in total assets and total liabilities of $6,184,245 as of December 31, 2022. The drastic change in these numbers is primarily a result of the Company’s financials being consolidated with those of Compass Apartments I, LLC & Current33 Apartments I, LLC. Compass Apartments I, LLC & Current33 Apartments I, LLC each took out mortgages from a commercial lender to finance construction on the property throughout the course of 2023. These mortgages are secured by the real estate and, as of June 30, 2024, and December 31, 2023, these mortgages totaled approximately $32.8 million and $26.5 million, respectively.

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As of June 30, 2024, Compass’s major assets were valued (at cost) as $83,232 in cash, $1,281,513 in land, $18,216,593 in Construction in Progress, and $43,230 in prepaid expenses, offset by $14,579,450 in mortgage debt. As of December 31, 2023, Compass’s major assets were valued as $5,657 in cash, $1,257,122 in land, $16,374,567 in Construction in Progress, and $3,139 in prepaid expenses, offset by $10,732,265 in mortgage debt. This contrasts with $5,568 in cash, $1,277,511 in land and $7,232,130 in Construction in Progress, offset by $1,811,781 in mortgage debt as of June 30, 2023, and $2,216,762 in cash, $1,257,122.00 in land and $4,916,902 in Construction in Progress, offset by $488,270 in current liabilities and $0 in mortgage debt as of December 31, 2022. This reflects the nature of new development having begun construction in late 2022, continued into 2023, and finished late in 2023.

As of June 30, 2024, where Current33’s major assets were valued (at cost) as $233,658 in cash, $1,220,000 in land, $22,848,326 in Construction in Progress, and $41,124 in pre-paid expenses offset by $18,320,104 in mortgage debt. As of December 31, 2023, where Current33’s major assets were valued as $576 in cash, $1,220,000 in land, $21,674,135 in Construction in Progress, and $2,407 in pre-paid expenses offset by $15,767,062 in mortgage debt. This contrasts with $4 in cash, $1,220,000 in land, $13,069,137 in Construction in Progress, offset by $6,415,041 in mortgage debt as of June 30, 2023, and $675,798 in cash, $1,220,000 in land, and $2,173,431 in Construction in Progress, offset by $719,552 in current liabilities and $0 in mortgage debt as of December 31, 2022. This reflects the nature of new development having begun construction in late 2022, continued into 2023, and finished late in 2023.

Liquidity and Capital Resources

When examined apart from Compass Apartments I, LLC and Current33 Apartments I, LLC, the Company held $2,422,773 in cash as of March 18, 2025, contrasted  with $166,594 in cash as of December 31, 2024, contrasted with $85,066 in cash as of June 30, 2024, contrasted with $156,063.84 in cash as of December 31, 2023. As of June 30, 2024, the only significant direct liabilities of the Company were:

(1)

a Promissory Note between the Company and an affiliate of the Manager of the Company which provides the Company with a revolving credit line for up to $50,000,000 of funds. As of June 30, 2024, we owed a total of $2,456,701 to related parties pursuant to this Note (including $1,851,250 in principal and $605,451 in accrued interest). This compares to a total of $3,743,430 to related parties pursuant to this Note (including $3,246,273 in principal and $497,157 in interest) as of December 31, 2023. This Note is an uncollateralized revolving credit facility which matures October 28, 2030. Under this line of credit, the Company will pay the Manager simple interest, calculated as the coupon rate on a U.S. 10-year treasury + five percent (5%). This interest rate will be readjusted semi-annually on July 1 and January 1 and is capped at 10%. As of December 31, 2022, the Company entered into a Standstill Agreement with regards to this Promissory Note whereby the lender (an affiliate of the Manager) agrees not to demand any payment or take any legal action to recover money owned under the Note until June 30, 2024 (including both monies currently borrowed and any new money which may be borrowed in the future). This Standstill Agreement was amended as of February 26, 2024 to extend its term to July 31, 2025.

(2)

The Company purchased its 12.07% equity interest in Enclave Compass II, LC in May 2024, pledging approximately $600,120. The Company has contributed approximately $400,000 and the remaining $200,120 to Enclave Compass II on or about November 30, 2024, paying an additional $6,710.87 (calculated at 8% non-compounding interest on the $200,120 in uncontributed capital beginning on June 30, 2024) to offset the financial impacts of the late contribution.

Both of the above listed significant direct liabilities had been paid in full by December 31, 2024, and (as of the date of this Offering Circular) no additional money has been borrowed from the Manager in 2025.

The Company hopes to raise additional funds in this offering, up to its Offering Maximum of $50,000,000 in order to make additional real estate acquisitions. However, even if we do not raise any additional funds, we believe that the funds we have raised, taken together with our line of credit, will be sufficient to fund our expenses over the next twelve months. The Company has short and long-term liquidity through fundraising and Manager provided credit facility. The Manager currently has sufficient capital in the bank account to cover fixed expenses for several years and will utilize the credit facility if necessary to be opportunistic in pursuing cash flowing investments for the Company.

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As for Compass Apartments I, LLC and Current33 Apartments I, LLC, each property owning entity has sufficient short and long term liquidity for all capital needs. These properties are on budget (per their original forecasts) with all capital needs being met by equity and debt secured upon closing and are on pace to achieve profitable operations as expected. The projects have each stayed within spending forecast and contingency budgets for each quarter since inception. All bank draws have taken place on time as construction has been completed, with each having sufficient funds to hire staff and lease up the property. All material commitments for capital expenditure are being met as of September 30, 2024 (the last date financials for each entity were prepared) from equity raised and debt financing arrangement at closing. We believe there are no additional expenditure needs outside of what was originally planned, and that these properties are expected to achieve positive cash flow on schedule.

Plan of Operations

We intend to continue our operations and make additional investments as addition funds are raised. If our Manager identifies one or more suitable properties, it may “pre-fund” such properties so that the Company may invest in them once sufficient capital is available. Investments in properties will depend highly on our funds, the availability of those funds, availability of assets that meet our investment criteria and the size of the assets to be acquired. We believe that the proceeds from this offering will satisfy our cash requirements for at least the next 12 months to implement the foregoing plan of operations. However, since we do not have specific additional real estate acquisitions contemplated, it is difficult to estimate how much will be required in the next 12 months to implement our business plan.

Trends and Key Information Affecting our Performance

As of Q4 2024, the Company continues to advance its investment strategy, completing five new development acquisitions. Of these, four properties have been constructed, with two already through lease-up, two nearing completion by year-end, and one smaller project scheduled for completion in Q4 2024. Performance indicators remain encouraging, with rents consistently exceeding pro forma projections, contributing positively to valuations despite higher cap rates. However, two projects outside of multifamily—one involving high-end condos and the other including retail space—continue to face challenges:

•

High-End Condos: We are pleased to report our first condo is under contract. Feedback from professional condo sales teams suggests that early sales often drive momentum, and we are optimistic that additional contracts will follow. We are also exploring ways to optimize build costs for future units to maximize margins.

•	Retail Space: Lease-up has been slower than expected, but we are actively working to secure long-term tenants aligned with the property’s strategic vision.

Multifamily remains the bedrock of our portfolio, consistently providing stability and performance. This inelasticity in renter demand ensures it remains a reliable financial cornerstone, particularly in times of economic fluctuation.

Strategic Relationships and Investment Focus

We are developing several promising new relationships that are expected to yield additional acquisition opportunities in the coming year. These efforts align with our strategy to focus on well-placed, already cash-flowing assets, which offer immediate returns and complement our existing portfolio of development projects. This targeted approach enables us to balance growth with stability, ensuring a resilient portfolio that performs well in varied market conditions.

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Interest Rates and Monetary Policy Outlook

The election of Donald J. Trump has ushered in a pro-business environment, fueling optimism for a quicker reduction in interest rates. As of now, the Federal Reserve has already implemented a 50-basis point rate cut in September 2024 and signaled the likelihood of an additional 100-basis point reduction by year-end. Policies under the Trump administration may accelerate economic growth and further lower borrowing costs, which would positively impact multifamily valuations, refinancing opportunities, and condo sales momentum.

Looking ahead:

•	Lower Interest Rates: Falling rates will likely compress cap rates, improve valuations, and enhance refinancing feasibility for both new and existing assets.

•	Deficit Spending and Inflation: The U.S. government’s $2 trillion annual deficit is expected to inject significant liquidity into the economy. Historically, such fiscal stimulus leads to upward pressure on rents and asset prices, typically materializing with a 12–18 month lag.

•	Inflation Dynamics: While lower rates may spur mid-term inflation, multifamily assets tend to benefit, as rising rents and valuations provide a hedge against inflation.

•	Distressed Opportunities and Market Conditions: Distressed real estate opportunities remain limited, as banks have proactively adjusted terms with borrowers to maintain market stability. However, the commercial office space sector continues to present opportunities for office-to-residential conversions. Broader distressed opportunities may emerge if economic conditions soften significantly or if certain markets struggle with oversupply. The Company remains vigilant in evaluating potential acquisitions that align with our risk-reward strategy.

Strategic Focus and Projections:

The fund continues to target well-placed assets in stable markets, particularly in the Midwest, which remains resilient amid national fluctuations. The region’s low supply growth and balanced demand provide a stable foundation for long-term growth.

Additional highlights include:

•	Midwest Performance: Markets such as Columbus, Indianapolis, and Kansas City continue to outperform, benefiting from affordability, strong economic fundamentals, and limited new supply.

•	Condos Building Momentum: The first condo sale under contract is a significant milestone. Based on industry feedback, we anticipate additional sales to follow, creating momentum in this segment.

•	Focus on Cash-Flowing Assets: In addition to development projects, we are shifting focus to acquiring already cash-flowing properties, ensuring immediate returns while maintaining exposure to long-term growth opportunities.

•	Government Deficits and Inflation: Deficit spending and reduced foreign debt purchases are expected to increase inflationary pressure, which favors multifamily valuations and rent growth.

As we approach 2025, the multifamily sector continues to offer compelling opportunities, bolstered by strong fundamentals and favorable macroeconomic conditions. The pro-business environment and anticipated rate cuts provide a positive outlook for valuation growth, refinancing, and condo sales. Additionally, our focus on forging strategic relationships and targeting cash-flowing assets positions the fund to deliver sustainable returns while mitigating risk. With the Midwest as the cornerstone of our strategy, we remain confident in our ability to navigate the current market landscape. Our disciplined approach ensures that we capitalize on emerging opportunities while maintaining a resilient portfolio that performs well in both the short and long term.

Changes in And Disagreements with Accountants on Accounting and Financial Disclosure

None.

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MANAGER, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The principals of the Manager of the Company are as follows:

Name	Age	Title	Term at GCPF Management LLC	Average Number of Hours Per Week Expected to be Devoted to Company
Jason Weimer	41	Managing Partner	October 2020 (Inception) to Present	16 hours / week
Robert Barlau	39	President Real Estate Operations	October 2020(Inception) to Present	32 hours / week
Jack Weimer	67	Sponsor	October 2020 (Inception) to Present	4 hours / week
Skip Johnson	39	President Business Development	September 2021 to Present	8 hours / week
Austin Schmitt	34	Chief Operating Officer	September 2021 to Present	8 hours / week
Allen Lemay	43	Sponsor	May 2022 to Present	4 hours / week

Family Relationships

Jack Weimer is Jason Weimer’s father.

Duties, Responsibilities and Experience

Jason Weimer and Robert Barlau are the managers of GCPF Management LLC which is the Manager of the Company. All business and affairs of the Company shall be managed by the Manager. The Manager shall direct, manage, and control the Company to the best of its ability and shall have full and complete authority, power, and discretion to make any and all decisions and to do any and all things that the Manager shall deem to be reasonably required to accomplish the business and objectives of the Company. The rights and duties of the Manager is described in the Operating Agreement.

The principals of the Manager are as follows:

Jason Weimer

Managing Partner

Jason, the founder of Gratus Capital, LLC (d/b/a Gratus Funds) is in charge of day-to-day operations and leads the acquisitions team. Since 2008, Gratus Capital has grown assets under management from 0 to $14 million.  As the founder of Gratus Capital, Jason has built an experienced team of qualified professionals with a track record of properly assessing the needs of an asset and finding the right resource to get the job done.

In the first four years Jason served as the property manager as well as the asset manager learning all components of a successful real estate operation, from leasing, to legal, to evictions, to human psychology, to the value of good partners and putting a great product forward. In the fifth year, property management was outsourced and actually helped to lower overall operating costs through the efficiencies of scale gained through the manager.

In 2015, Gratus Capital launched its second investment partnership. Also in 2015 all Gratus Capital partners participated in a formal 12-month mentoring program with a successful multi-family syndicator out of Virginia to round out their knowledge of multi-family syndication and commercial real estate investment.

Jason’s vision for the fund was to share the benefits of real estate ownership to everyday families like his closest friends and family. Gratus Capital’s second real estate fund raised $1.6MM of equity, acquiring a diversified portfolio of single families, duplexes and multi-family in the Greater Minneapolis market. Toward the end of 2018 Gratus Capital made a strategic shift to focus exclusively on multi-family properties.

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Robert Barlau

President Real Estate Operations

Since joining Gratus Capital in 2016, Bob has been a driving force in building the firm’s existing funds and infrastructure. After transitioning to a full-time partner in 2020, he has overseen critical functions, including audits, SEC filings, fundraising, fund administration, and investor relations. Bob’s leadership has been pivotal in expanding the firm’s offerings and ensuring that Gratus Capital operates with efficiency and transparency.

Bob leads the operations of the firm’s current Reg D and Reg A funds, while advancing Gratus Capital’s mission to serve investors by providing access to a diverse range of alternative investments. His focus is on both maintaining the quality of existing funds and executing plans for future growth.

Before joining Gratus full-time, Bob spent a decade at Aerotek, where he earned multiple performance awards and rose to a leadership position, directing a high-performing team that became the largest market segment in his division.

Jack Weimer

Sponsor

Jack is a graduate of Valparaiso Technical Institute of Valparaiso, IN holding an AS degree in Engineering Electronics. He later received a BA degree from Trinity International University of Deerfield, IL in 1985. Jack spent 36 years in various technical and leadership roles at Eagle Test Systems, an international leader in automated electronic test equipment, where he ultimately served as Chief Technical Officer helping build the company to more than $120 MM in revenue by the time the company went public on the New York exchange in 2006.

Having had the responsibility of managing his own retirement funds, Jack had the unique opportunity to watch and compare the various investment options offered to him and others his age. Despite having access to some of the most sophisticated investment products Wall Street had to offer and the associated volatility, he was less than impressed with the overall performance.

After years of mediocre results and multiple heart-dropping crashes, Jack became a founding investor in Gratus Capital’s first real estate fund. In his 20 years of investing, of all his various investments, the most consistent positive performer was his rental real estate.

In 2016, Jack left his 36-year career and became a partner at Gratus Capital. Jack has a passion for helping others avoid many of the investment mistakes and headaches he’s had along the way, providing tried and true alternatives for folks desiring good quality investment options. At Gratus Capital, Jack supports capital development, compliance and general operations.

Skip Johnson

President Business Development

Skip leads business development for Gratus Capital. Previous to his role at Gratus, Skip was a cofounder and partner of Great Waters Financial from October 2012 to September 2021, a Minneapolis based wealth management and financial planning firm.  Skip was integral to help the firm grow to serving over 1000 households with over a billion dollars of assets under management in 8 years’ time.

Great Waters Financial earned a place on the MN Fast 50 list (50 fastest growing privately held businesses in MN) for four years straight, was recognized on the INC 5000 list three times, and was named a “Best Places to work in MN” among mid-sized companies. Skip was involved in company strategy, marketing, and helped create “architecting your retirement tm” and the “Foundational Investing tm” planning philosophy.

As his business grew, Skip became an early investor in a Gratus fund as well as other private offerings that became available to him.

After more than a decade of helping hundreds of families retire confidently through a balanced financial plan of stocks, bonds, and other publicly available investments, Skip saw how privately held investments that were becoming an increasingly significant part of his personal financial plan, were not available to the masses.  He recognized how rules that were meant to protect could also harm, largely limiting alternative investments to those who already had money.

Skip is inspired by Gratus Capital’s mission to democratize access to high-quality investments and to help people pursue their purpose beyond money. Skip helps investment advisers and firms serve their clients through the integration of Gratus Capital’s Funds into their existing processes.

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Austin Schmitt

Chief Operating Officer

Austin leads business operations at Gratus Capital as its Chief Operating Officer. Before his role at Gratus Capital, Austin was a partner and Director of Operations at Great Waters Financial from February 2014 to September 2021, one of the fastest growing financial advisory firms in the country.

Leading Great Waters Financial through growth to over one billion dollars of assets under management in less than 8 years has taught him a vast understanding of scale, structure, and strategy. The passion of operational leadership and employee development has fueled the drive to use great business practices to impact the world around him.

That passion aligns clearly with the Gratus Capital mission to democratize access to investments that can help people achieve financial margin to focus more on what matters most to them.

Austin is motivated to bring these investments to as many people as possible.

Cory Storkamp

Sponsor

Cory has been a passionate investor for 20+ years after learning about the power of compounding at an early age. His first real estate acquisition came in 2006 and he’s been captivated by creating passive income via multifamily real estate investments ever since. Educated at St. Cloud State University, Cory earned his Bachelor of Science in Entrepreneurship which fueled his fire to build sales organizations within intrapreneurial environments. Currently, Cory is a Vice President of Sales at Sodexo where he leads a team of business development and sales executives across their Urban Food Portfolio since January 2022. Prior to Sodexo he helped build out and lead Digital Sales for Microsoft and subsequently ran the Microsoft Digital Sales Customer Success Team globally across five locations worldwide from March 2016 to June 2020. His experience also includes leading sales organizations for Oracle from July 2009 to March 2016 at both their Minneapolis site and at Headquarters in Redwood City, CA. His performance as a 4x Club winner at Oracle and Epicor Software, where he began his career, gave him the experience and exposure required to start his journey of building out various sales organizations across multiple geographies worldwide. He continues to find purpose in educating others on sales, leadership, creating long term wealth, and most importantly giving back.

Allen LeMay

Sponsor

Allen grew up in a small town of 800 people in Northwestern Wisconsin.  After graduating high school, he attended St. Cloud State University and received a Bachelor of Science in Marketing.  Currently, Allen is an account executive at ServiceNow working with Fortune 100 companies on their digital transformation strategies since September 2021.  Prior to ServiceNow he spent six years at Workday as a Regional Sales Director from March 2015 to June 2020.  In this role, Allen was responsible for facilitating complex multimillion-dollar enterprise resource planning (ERP) deals.  This required him to work closely with VP & C-Level executives to create a shared vision.  In addition, he was responsible for developing the strategy their internal team would execute on.  Allen has consistently been a top performer in his different roles, which he credits to the team that was supporting him.

Allen got started investing in real estate in 2003 and has always had a passion for it.  He believes in the power of passive income and compounding interest.  These are two principles he grown a huge passion for and wants to do everything he can to educate the masses on.  He has been involved in multiple syndications as both a general partner and limited partner with most of the properties being in Kentucky & Tennessee.

Other intertest of Allen's include: spending time with wife and daughter, giving back to community, trail running, biking (mountain & road), fishing, hiking, hockey, cold plunging, pushing yourself to physical and mental limits you don't think possible.

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EXECUTIVE COMPENSATION

The Manager and its officers/owners/employees have not received any cash compensation from the Company to date and are not expected to receive any salary or bonus compensation in the future. Two types of Compensation are payable to the Manager: (a) the Manager, in the Form of Management Fees and (b) Distributable Cash received based on their ownership of Class C Interests. The managers of the Manager, Jason Weimer and Robert Barlau, were issued and 100% of the Class C Interests issued (as founder’s interest) in exchange for $1000, and contributed those Units to the Manager as of January 1, 2025. These interests entitle the Manager to 20% of Distributable Cash of the Class A Unit Percentage Share PLUS and 30% of Distributable Cash of the Class B Unit Percentage Share. This Compensation is reduced by the Company’s Side Letter Agreement (Exhibit 6.2), in which eligible investors (referred to as Class A+ Investors) are assigned cashflows from the Company’s Class C Member such that the Class A+ investors will receive eighty-five percent (85%) of eligible Distributable Cash instead of eighty percent (80%). As of December 31, 2024, no such distributions have been made.

Compensation Paid to the Manager

The Manager shall receive the following fees:

Phase of Operation	Basis for Fee	Amount of Fee
Acquisition Fee	Fees charged to the Company as Properties are acquired for the Manager’s efforts in conducting due diligence and making the investment opportunity available to Investors.

2% of the purchase price of each Property or investment, including leverage (which, with typical leverage, will typically come out to approximately 6% to 8% of the total purchase price, or of the total cost of property acquisition and development in the case of new development). In the case of a co-invest with joint venture partner(s), the Acquisition Fee will be prorated by the Company’s ownership interest in the joint venture entity. As of March 18, 2025, the Manager has been paid $860,692.16 in acquisition fees. The total amount of this fee is difficult to determine at this time, but are estimated in the section entitled "USE OF PROCEEDS", above.

Origination Fee	Fees charged to the Company as loans are made for the Manager’s efforts in conducting due diligence and making the investment opportunity available to Investors.

4% of the amount loaned by the Company. As of December 31, 2024, no such fees have accrued or been paid to the Manager or its Affiliates. The total amount of this fee is difficult to determine at this time.

Asset Management Fee	Fees charged to the Company for management of its investments

Up to the greater of 1% per annum of the total of all Class A, Class B, and Class C member’s initial Capital Contributions (without reduction for any returned capital) OR 2% of the total gross income of the Fund. As of December 31, 2024, the Manager has been paid $192,481.15 in Asset Management Fees. The total amount of this fee is difficult to determine at this time. This fee may be paid monthly.

Construction Management Fee	Fees charged to the Company for efforts in overseeing construction on the Property.

5% of total construction costs (materials and labor) to be paid monthly to the Manager or a third-party during construction or rehabilitation on each Property. These fees will be charged only on capital improvements or other construction that are not included in the total cost of property acquisition and development. As of March 18, 2025, no such fees have accrued or been paid to the Manager or its Affiliates. The total amount of this fee is difficult to determine at this time.

Property Management Fees	Fees charged to the Company for the Manager’s or a third party’s property management services.

Up to 7% of gross collected income. As of December 31, 2024, no such fees have accrued or been paid to the Manager or its Affiliates. The total amount of this fee is difficult to determine at this time.

Refinance Fees	Fees charged to the Company for the Manager’s efforts in generating a loan package for consideration by lenders.

1% of new or supplemental loan amount. As of March 18, 2025, no such fees have accrued or been paid to the Manager or its Affiliates. The total amount of this fee is difficult to determine at this time.

Interest on Manager Advances	Interest charged to the Company for deferral of repayment of Advances or reimbursement expenses.

Up to 10% interest per annum (as described in Article 3.1) from the date the Advance is made or the reimbursement is due (e.g., closing on a Property) to the date of repayment. Such advances generally take place pursuant to the terms of the Company’s revolving credit line with an Affiliate of its Manager for up to $50,000,000 of funds. As of March 18, 2025, an Affiliate of the Manager has been paid a total of $703,179 in interest.

Employment Agreements

There are no current employment agreements or current intentions to enter into any employment agreements.

Additional Fees Paid to Third Parties

Note that the fees detailed in this section do not include payments made by the Company or its subsidiaries to third party independent contractors or joint venture partners who may perform management functions on behalf of the Company and its subsidiaries.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 18, 2025.

Title of Class	Name of Beneficial Owner	Percent Of Class Before Offering	Percent of Class After Offering*	Percent of Company Before Offering	Percent of Company After Offering*
Class C Interests	GCPF Management LLC	100.00%	100.00%	20.00%	20.00%
Class A Interests	Jason Weimer	4.26%	1.19%	3.58%	0.99%
Class A Interests	Robert Barlau	0.11%	0.03%	0.09%	0.02%
Class A Interests	Skip Johnson	0.81%	0.23%	0.68%	0.19%
Class A Interests	Austin Schmitt	0.41%	0.11%	0.34%	0.09%
Class A Interests	Allen Lemay	1.25%	0.35%	1.05%	0.29%
	TOTAL			25.74%	21.58%

* As of March 18, 2025 the Company has sold 1,225,662.85 Class A Units (approximately 83.88% of Units sold) and 235,379.97 Class B Units (approximately 16.11% of Units sold) for $10, $10.19, or $11.08 each.  The After Offering percentages reported in this table assumes that the Company sells an additional $50,000,000.00 in Units for $ 13.08 each (Approximately 3,822,630 additional Units), the highest price possible under this offering, that 80% of additional Units sold are Class A Units (approximately 3,058,104), and that the individuals listed do not purchase further Units.

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The Class A and Class B Interests collectively maintain an 80% interest in the Company overall and the Class C Interests will maintain a 20% interest in the Company overall. Class A and Class B Interests are being sold through this Offering. The Class A Interests purchased by Management were purchased through this offering on the same terms as other investors, and members of Management may decide to purchase additional Class A Interests. Class C Interests were issued to Jason Weimer and Robert Barlau at inception of the Company for $10 per Unit ($1000 total), and transferred to GCPF Management LLC as of January 1, 2025.

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this Offering.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes office space provided at no cost from our Manager. Office services are provided without charge by the Company’s Manager. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

The Company has entered into a promissory note and line of credit with the Managing Member, with the purpose of funding operating expenses and “pre-funding” the acquisition of assets. As of December 31,  2024, June 30, 2024, December 31, 2023, June 30, 2023, December 31, 2022, June 30, 2022, and December 31, 2021, funds due to an affiliate of the Manager of the Company (including both principal provided and interest accrued thereon), are approximately $0, $2,465,988.33, $3,743,430, $4,750,400, $5,108,921, $252,297, and $238,923 respectively. The Note is an uncollateralized revolving credit facility which matures October 28, 2030. Interest due thereon, accrues at simple rate of interest set at the coupon rate on a U.S. 10-year treasury note + five percent (5%) per annum, not to exceed 10% (the “Alternative Base Rate”). This rate adjusts semi-annually on January 1 and July 1 of each year, and as of January 1, 2025, is currently 9.57%. As of the date of this Offering Circular, the Company has not drawn on this credit facility during 2025.

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SECURITIES BEING OFFERED AND SUMMARY OF OPERATING AGREEMENT

We are offering up to $50,000,000 in Class A Interests and Class B Interests (collectively “Investor Interests” or “Interests”). We estimate that we may sell up to 3,661,513 Class A Units for up to $45,000,000 (approximately 2,441,008 of which, for up to $30,000,000, will be Class A Units purchased by Class A+ Members who sign the Side Letter Agreement) and up to 406,834 Class B Units for up to $5,000,000, although we may adjust these estimates by filing a post-qualification amendment. Investors will receive Class A Units if they either (a) purchase at least One Hundred Thousand Dollars ($100,000) worth of Investor Interests; or (b) have previously invested in Affiliates of the Manager, as determined in the sole discretion of the Manager. Eligibility for Class A membership will be assessed based on the potential investor’s historical involvement with and contributions to the Manager's Affiliates’ business activities prior to the commencement of this offering and is intended to recognize individuals whose support has been crucial to the Manager’s success. All other direct investors shall be admitted as Class B Members. Investors who are admitted as Class B Members and later purchase additional Units resulting in a total Unreturned Capital Contribution of $100,000 or higher will have their Class B Units converted to Class A Units as of the date the Capital Contribution bringing their total above $100,000 is received in the Company’s escrow account and determined to be in good order.

Investors who purchase at least $500,000 in Class A Units, who purchase Units through a RIA, who purchase units through a registered broker-dealer, or who are current employees of the Manager or any Development Partner with whom the Company does business are also eligible to take advantage of the Company’s Side Letter Agreement, the Form of which is attached to as Exhibit 6.2 hereto. Under this Side Letter Agreement, eligible investors (referred to as Class A+ Investors) are assigned cashflows from the Company’s Class C Members (who are also members of the Manager) such that the Class A+ investors will receive eighty-five percent (85%) of eligible Distributable Cash instead of eighty percent (80%). Any disputes under the Side Letter Agreement are subject to the same dispute resolution process as disputes under the Company’s Operating Agreement. While this Agreement shall be open to all Class A Members during the duration of this offering, the Side Letter Agreement shall terminate for with regards to any Class A Unit assigned, sold, or transferred (including involuntary transfers by operation of law) from the Class A+ Investors to any other Person, unless the Manager consents to the transfer of this Agreement in its sole and unlimited discretion. The terms full terms of the Side Letter Agreement are found in Exhibit 6.2 hereto.

The Operating Agreement, in the form attached hereto as Exhibit 2.1, is the governing instrument establishing the terms and conditions pursuant to which the Company will conduct business and the rights and obligations between and among the Members and the Manager, as well as other important terms and provisions relating to investment in the Company. A prospective Member is urged to read and fully understand the Operating Agreement in its entirety prior to making a decision to purchase Interests. The following is a brief and incomplete summary of the terms of the Operating Agreement and is qualified in its entirety by reference to the Operating Agreement.

Operating Cash Distributions

The Company will make Distributions quarterly out of available cash flow from operations equal to the total cash gross receipts of the Company during the quarter derived from all sources (other than capital contributions and capital transactions) together with any amounts included in reserves or working capital from prior periods which the Manager reasonably determines to distribute, or the sale, refinancing or disposition of investments, as determined by the Manager, net of disbursements and less the operating expenses of the Company paid during such period (including, but not limited to, present and anticipated debts and obligations, capital needs and expenses, the payment of any management or administrative fees and expenses, including without limitation the Acquisition Fee, Asset Management Fee, Construction Management Fee, Property Management Fees, or Refinance Fee and reasonable reserves for contingencies) and any increases or replacements in reserves (other than from Capital Contributions) during such period ("Distributable Cash").

Additionally, the Manager may, at its sole discretion, decide to limit or forgo distributions by withholding sufficient what would otherwise be Distributable Cash in order to invest in new or currently held Properties, real estate backed loans, or other real estate backed investments, or to ensure that sufficient cash will be on hand to make such investments when investment opportunities become available.

The Manager will divide Distributable Cash into two categories based on the relative proportion of Class A and Class B units sold.  For purposes of illustration, if total units sold were 100,000, 35,000 of which were Class A Units and 65,000 of which were Class B Units, the Class A Unit Percentage Share would be 35% and the Class B Unit Percentage Share would be 65%.  The Manager will then make distributions of Distributable Cash as follows: (a) to Class A Members 80% of Distributable Cash out of the Class A Unit Percentage Share; (b) to Class B Members, 70% of Distributable Cash out of the Class B Unit Percentage Share; and (c) to Class C Members, all remaining Distributable Cash (20% of Distributable Cash out of the Class A Unit Percentage Share and 30% of Distributable Cash out of the Class B Unit Percentage Share).

In-kind Distributions. The Manager will generally not cause the Company to make in-kind distributions; provided, however, that publicly traded securities (or interests convertible into such securities) may be distributed from time to time if, in the good faith discretion of the Manager, such a distribution will result in a greater return for the Members.

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Profits and Losses

Losses for any fiscal year shall be allocated among the Members in proportion to their positive Capital Account balances, until the balance of each Capital Account equals zero. Thereafter, all losses shall be allocated in accordance to each Member’s respective Percentage Interest in the Company, giving consideration to their respective ownership period. Profits will first be allocated pro rata to the Members in accordance with the amount of Losses previously allocated if such previous Losses were not offset by Profits. Thereafter, Profits shall be allocated shall be allocated among the Members, in proportion to their Economic Interest. Class A Members will be allocated 80% of Profits proportion to their respective Percentage Interests in the Class A Unit Percentage Share of Profits, and Class B Members will be allocated 70% of Profits proportion to their respective Percentage Interests in the Class B Unit Percentage Share of Profits.  The holder of the Class C Interests (currently Jason Weimer and Robert Barlau, the managers of the Manager) will be allocated 20% of the Profits from the Class A Unit Percentage Share of Profits and 30% of Profits from the Class B Unit Percentage Share of Profits. In all cases, consideration will be given to their respective ownership period.

Voting Rights of the Members

The Members will have no right to participate in the management of the Company and will only have the following rights:

Votes Requiring Unanimous Approval of All Members

Unanimous consent of all Members is required for any of the following matters:

•	To authorize an act that is not in the ordinary course of the business of the Company; and
•	To amend the Certificate of Formation or make substantive amendments to the Operating Agreement.

Votes Requiring Approval of 75% of the All Members’ Interests other than the Manager

Consent of the Members holding the seventy five percent (75%) of all Members’ Interests (other than the Manager) must affirmatively vote to approve any of the following actions:

•	To issue a Notice to Perform to the Manager (as defined in the Operating Agreement); and
•	To remove the Manager for Good Cause (see below.)

Votes Requiring Approval of a Majority of Interests of all Members

A vote of a Majority of Interests of all Members is required to:

•	Fill a vacancy after the Manager has resigned or been removed;
•	Approve any Major Decision (e.g., file a lawsuit on behalf of the Company, see Article 6.4 of the Operating Agreement);
•	Appoint a new “partnership representative”; and
•	Any other matter that the Manager wishes to put to a vote of the Members

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Removal of Manager for Cause

All Class A, Class B, and Class C Members (other than the Manager) who collectively own seventy five percent (75%) or more of the Interests (the requisite Interests) shall issue a Notice to Perform to the Manager in accordance with the notice provision in Article 15.1 of the Operating Agreement. The Notice to Perform shall describe the matters of concern to the Members and shall give the Manager up to sixty (60) days to correct the matter of concern to the satisfaction of the voting Members. If the Manager fails to respond to the concerns or demands contained in such Notice to Perform then;

The Manager may be immediately removed, temporarily or permanently, for “Good Cause” determined by: (a) a vote of the requisite Members described above, or (b) by an arbitrator or judge per Article 13.5.4 of the Operating Agreement. Note, however, that removal of the Manager may require approval of a lender or substitution of a loan guarantor if any loan was conditioned on the qualifications of the Manager.

Reasons for Removal; Good Cause Defined

The previous Manager must serve until a new Manager is hired or elected. The Class A and Class B Members hereby agree that any right of removal shall be exercised only in good faith. “Good Cause” shall include only the following, as determined by a vote of the requisite Interests:

•	Any of the acts described in the Operating Agreement, Article 6.10;
•	A breach of a Manager’s duties or authority hereunder;
•	Willful or wanton misconduct;
•	Fraud;
•	Bad faith;
•

Death or disability wherein the Manager (or any of the members of the Manager with authority to Manage the Company) dies or becomes physically, mentally, or legally incapacitated such that it can no longer effectively function as the Manager of the Company or the dissolution, liquidation or termination of any entity serving as the Manager and no other member, officer or director of the Manager is willing or able to effectively perform the Manager’s duties;

•

Disappearance wherein the Manager (or each of the members of the Manager) fail to return phone calls and/or written correspondence (including email) for more than thirty days (30) without prior notice of an anticipated absence, or failure to provide the Members with new contact information;

•	Issuance of a legal charging order and/or judgment by any judgment creditor against the Manager’s Interest in Cash Distributions or Fees from the Company;
•

A finding by a court of law or arbitrator that the Manager committed any of the acts described in Article 6.10 of the Operating Agreement, for which the Manager is specifically not indemnified by the Company; or

•	The Manager becomes subject to a "disqualifying event" at any time during operation of the Company.

Limits on Manager’s Liability; Indemnification

The Manager will be fully protected and indemnified by the Company against all liabilities and losses suffered by the Manager (including attorneys’ fees, costs of investigation, fines, judgments and amounts paid in settlement, actually and reasonably incurred by the Manager in connection with such action, suit or proceeding) by virtue of its status as Manager with respect to any acts or omissions, except for cases where a finding is made by a court of law or arbitrator that the Manager engaged in intentional misconduct including, but not limited to, a knowing violation of the law. The provisions of this indemnification will also extend to all managers, Members, affiliates, employees, attorneys, consultants and agents of the Manager for any action taken by it on behalf of the Manager pursuant to the Operating Agreement.

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Parallel Funds, Special Purpose Entities and Co-Investment Opportunities

The Manager may, in its discretion and to the extent permitted by applicable law, create or sponsor partnerships or other vehicles that will be formed for participating pro rata and pari passu in the portfolio companies of the Company ("Parallel Fund"). It is the intention of the Manager that the Manager of the Company will also act as the Manager of the Parallel Fund; provided, however, if such an arrangement were to become prohibited or result in a conflict of interest, a separate Manager will be established. The Parallel Fund will contain the similar economic terms, rights, restrictions and obligations for its investors as are applicable to Members in the Company.

Where the Manager deems it appropriate, the Company may use special purpose entities as subsidiaries, including corporations, limited liability companies and limited partnerships to make and hold investments. The Manager may also cause the Company to invest through corporations, limited liability companies, limited partnerships, joint ventures (both with third-parties and affiliates of the Manager), or other arrangements in which the Fund has an economic interest and where such arrangements are reasonably expected to preserve in all material respects the overall economic relationship of the Members.

To the extent that the Manager determines that any Company investment requires co-investment by third parties, the Manager may offer, but is not required to offer, to the Manager and all Members the opportunity to co-invest on a side-by side basis with the Fund and the Parallel Fund in such investment. The Manager shall have the right, in its sole discretion, to accept all, none or any portion of such Members’ capital for such co-investment opportunity and may offer all or any portion of such co-investment opportunity to any third parties, and the terms offered to such third parties may be different than the co-investment terms offered to electing Members.

Other Activities of Manager: Affiliates

The Manager need not devote its full time to the Company’s business, but shall devote such time as the Manager in its discretion, deems necessary to manage the Company’s affairs in an efficient manner. Subject to the other express provisions of the Operating Agreement, the Manager, at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ventures in competition with the Company, with no obligation to offer to the Company or any Member the right to participate therein, The Company may transact business with any Manager, Member, officer, agent or affiliate thereof provided the terms of those transactions are no less favorable than those the Company could obtain from unrelated third parties.

Withdrawal Policy

Restrictions on Use

On April 28, 2025, the Manager updated the Company’s Withdrawal Policy to ensure compliance with various SEC Regulations. The purpose of this policy is to provide limited liquidity to Company Members, especially deceased members and members experiencing financial hardship. To the extent the Company is permitted by applicable law and regulations and is not selling Units pursuant to a public offering, the Company may also establish a Redemption Plan pursuant to which any Member may request that the Company redeem all or any portion of their Units at times and on terms other than those outlined below.The Company reserves the rights to make further amendments to, or suspend operation of, this Withdrawal Policy or any adopted Redemption Plan, as may be necessary to comply with applicable law. The Company expects to suspend operations of this Withdrawal Policy or any adopted Redemption Plan in the event a secondary market for Company Units develops.

No Member may withdraw any portion of its Capital Account within the first 12 months a Member's admission to the Company. Thereafter, the Company will use its best efforts to honor requests for a return of capital subject to, among other things, the Company’s then available cash flow, financial condition, and approval by the Manager. The maximum aggregate amount of capital that the Company will allow Members collectively to withdraw each calendar year is limited to 5.0% of the Interests of the Company as of December 31 of the prior year. Notwithstanding the foregoing, the Manager may, in its sole discretion, waive such withdrawal limits if a Member is experiencing undue hardship.

Withdrawal Price Calculation

The Company will periodically calculate its Net Asset Value (“NAV”) in accordance with valuation guidelines adopted by the Company’s Management. The Company expects to make such calculations annually but may make them more or less frequently in the discretion of the Company. After performing and publishing such calculations, the Company expects to update the price at which it is selling additional Units to be equal to the updated per Unit NAV. However, the Company reserves the right to sell Units for a price other than the currently calculated NAV in cases where the Company believes there has been a material change (positive or negative) to the Company's NAV per Unit since the last calculation was performed.

The price paid at the time of Withdrawal shall be the greater of:

•	the Company’s most recently determined and published NAV per Unit, times the number of Units being withdrawn, times 95%;

OR

•	the Units' Unreturned Capital Contribution, without any allowance for appreciation of the underlying Properties;

PROVIDED THAT

•

In the event the above calculation results in a per Unit price that is greater than the price at which the Company is currently selling Units times the number of Units being withdrawn, the total price for all withdrawing Unis will be adjusted to equal the per Unit price at which the Company is currently selling Units times the number of Units being withdrawn. This is to ensure To ensure compliance with SEC regulations, the Company will in no event pay a premium over the price at which the Company is currently selling Units.

To prevent member Withdrawal from potentially harming the remaining members of the Company, the Manager shall not allow any Withdrawals during any period in which the total “Unit Price” of all outstanding Class A and Class B Units exceeds the net asset value of the Company, as calculated by the Manager in its sole and absolute discretion.

Procedure

Members may submit a written request for withdrawal as a Member of the Company and may receive a 100% return of capital provided that the following conditions have been met: (a) the Member has been a Member of the Company for a period of at least twelve (12) months; and (b) the Member provides the Company with a written request for a return of capital at least ninety (90) days prior to the requested date of withdrawal (“Withdrawal Request”). Members should be advised that it may take more than 90 days for the Company to amass sufficient Cash Available for Withdrawals to complete a Withdraw Request and give the Company as much advance notice as possible of their desire to Withdrawal.

The Company will not establish a reserve from which to fund withdrawals of Members’ Capital Accounts and such withdrawals are subject to the availability of cash in any calendar quarter to make withdrawal distributions (“Cash Available for Withdrawals”) only after: (i) all current Company expenses have been paid (including compensation to the Manager, Manager and its affiliates as described in this Offering Circular); (ii) adequate reserves have been established for anticipated Company operating costs and other expenses and advances to protect and preserve the Company’s investments in properties; and (iii) adequate provision has been made for the payment of cash distributions owing to Members.

The Company is not required to liquidate any properties for the purpose of liquidating the capital account of withdrawing Members. In the event the Company does not have sufficient Cash Available for Withdrawals to distribute the requested amounts to all Members that have outstanding withdrawal requests, the Company may distribute that portion of the Cash Available for Withdrawals remaining in such quarter to all withdrawing Members pro rata based upon the relative amounts being withdrawn as set forth in the Withdrawal Request.

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Notwithstanding the foregoing, the Manager reserves the right to use all Cash Available for Withdrawals to liquidate the capital accounts of deceased Members or ERISA plan investors in whole or in part, before satisfying outstanding withdrawal requests from any other Members. The Manager also reserves the right, at any time, to liquidate the capital accounts of ERISA plan investors to the extent the Manager determines, in its sole discretion, that any such liquidation is necessary in order to remain exempt from the Department of Labor’s “plan asset” regulations.

Upon the approval and completion of any Withdrawal Requests by the Company, the Units approved in the Withdrawal Request shall terminate and the Manager shall amend Company records to reflect each Member’s adjusted Membership Interest as appropriate, based on the Company’s total adjusted Membership Interest, at the completion of the Withdrawal Requests. After the completion of the Withdrawal Request, all Members’ rights to vote and receive Cash Distributions from operations and Capital Transactions, if any, will be based on their newly calculated Membership Interest. If all of a Member’s Units are included in a completed withdrawal, that Member shall cease being a Member of the Company.

Transfers of Interests

A Member may assign, his, her or its Interests only if certain conditions set forth in the Operating Agreement are satisfied. In the event any Member wishes to sell its Interest, it must first submit its offer to sell and the proposed price to the Manager and other Members, who shall have 30 days to elect to purchase the entire interest being so offered. If the Manager and other Members do not choose to exercise this right of first refusal, the selling Member may propose such a transaction with third parties for Manager Approval. Except as otherwise consented to by the Manager, the assignee must meet all requirements applicable to other original subscribers and must consent in writing to be bound by all the terms of the Operating Agreement. In addition, the Company must receive written evidence of the assignment in a form approved by the Manager and the Manager must have consented in writing to the assignment. The Manager may withhold this consent in its sole and absolute discretion, and no transfers to minors or incapacitated persons will be allowed (except in trust or by will or intestate succession). Prior to the Manager’s consenting to any assignment, the Member must pay all reasonable expenses, including accounting and attorneys’ fees, incurred by the Company in connection with the assignment.

Dissolution of the Company, Liquidation and Distribution of Assets

The Company shall be dissolved upon election of a 75% vote of all Members to dissolve the Company or on the sale of all of the Company’s Properties (which may be determined solely by action of the Manager).

Accounting Records and Reports

The Company shall engage an independent certified public accountant or accounting firm, in the discretion of the Manager, to audit the Company’s financial statements as of the end of each fiscal year (which shall be the calendar year). The Manager shall provide audited financial statements of the Company as of the end of and for such fiscal year to each member of the Company by April 30th of each year. No later than March 31st of each year the Company will provide (i) a Schedule K-1 for such Member with respect to such fiscal year, prepared in accordance with the IRS Code, together with corresponding forms for state income tax purposes, setting forth such Member’s distributive share of Company items of Profit or Loss for such fiscal year and the amount of such Member’s Capital Account at the end of such fiscal year, and (ii) such other financial information and documents respecting the Company and its business as the Manager deems appropriate, or as a Member may reasonably require and request in writing, to enable such Member to prepare its federal and state income tax returns.

As soon as practicable after the end of each semi-annual period, but in no event later than 90 days following the end of each such period, the Manager shall prepare and e-mail, mail or make available on its secure website portal, to each Member (i) the Company’s unaudited financial statements as of the end of such fiscal semi-annual and for the portion of the fiscal year then ended, (ii) a statement of the properties of the Company, including the cost of all properties, and (iii) a report reviewing the Company’s activities and business strategies for such period. The Manager shall cause the Company reports to be prepared in accordance with GAAP.

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Alternative Dispute Resolution

The Company Operating Agreement contains a dispute resolution agreement. Litigation could require diversion of Company Profits to pay attorney’s fees or could tie up Company funds necessary for operation of the Company, impacting the profitability of the investment for all Members. The Company compels Members to attempt mediation followed by arbitration in a procedure adapted from guidelines and rules published by the American Arbitration Association (AAA). This provision excludes claims under federal securities laws and the rules and regulations promulgated thereunder.

We believe this is enforceable under federal law and the state of Delaware as it not only clear and unambiguous, but it clearly states, multiple times, that the Member is waiving his/her right to bring a claim in a court of law before a judge or a jury.  The Alternative Dispute Resolution Act (1998) requires all federal district courts to authorize and promote the use of alternative dispute resolution programs. The state of Delaware encourages arbitration and passed the Delaware Rapid Arbitration Act (DRAA) which is designed to make arbitration practice more timely and efficient. The DRAA imposes time limitations on the arbitrator compelling arbitration to complete within 120 days with a 60-day extension.

Despite these laws and rules in place, we are uncertain of the enforceability of any Alternative Dispute Resolution provision.

Members, by agreeing to this alternative dispute resolution, will not be deemed to have waived the company’s compliance with the federal securities laws. If, in any action against the Manager, the selected or appointed arbitrator, or judge (if applicable) makes a specific finding that the Manager has violated securities laws, or has otherwise engaged in any of the actions for which the Manager will not be indemnified, the Manager must bear the cost of its own legal defense. The Manager must reimburse the Company for any such costs previously paid by the Company. Until the Company has been fully reimbursed, the Manager will not be entitled to receive any Fees or Distributions it may otherwise be due.

It is expected that all Members, including those in secondary transactions, would be subject to the arbitration provision.

INDEMNIFICATION

As permitted by Delaware law, our Operating Agreement provides:

•	we will indemnify our Manager to the fullest extent permitted by law;

•	we may indemnify our other employees and other agents to the same extent that we indemnify our Manager; and

•

we will advance expenses to our Manager in connection with a legal proceeding and may advance expenses to any employee or agent; provided, however, that such advancement of expenses shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person was not entitled to be indemnified.

POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS

Our policy with respect to our Manager concerning certain transactions is as follows:

We do not intend on issuing senior securities but may at some time in the future. We have no interest, currently, in underwriting securities of others or purchasing securities or assets other than real property assets and securities. We may encumber our properties that we acquire with bank financing but we intend that such financing will generally not exceed 80% of the value of the property.

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Conflicts of Interest

Our Manager and its affiliates experience conflicts of interest in connection with the management of our business. Some of the material conflicts that our Manager and its affiliates face include the following:

1.

Our Manager manages other investment opportunities and funds outside of the Company including those that have similar investment objectives as the Company. Our Manager and its members may act as members and/or members of other entities and may have future responsibilities to such entities, which entities may have similar business plans to the Company and may compete with the Company. Investors will have no right to participate in such entities or have any rights to the assets or operations thereof. To the extent our Manager or its members are required to spend time on such investment and/or management activities, they may not be able to devote full-time to the Company’s operations.

2.	While it has not yet done so, our Manager has the authority to invest the Company’s funds in other Companies in which the Manager or an affiliate is Manager or has an interest.
3.

Real estate investments may be bought from or sold to the Company by the Manager or its Affiliates, or other entities in which the Manager or its Affiliates may have an interest. To date, all such transactions have been done at cost, with the Company paying the Manager the cost paid by the Manager in connection with the acquisition. Going forward, it is possible the Manager may use appraisals to value the assets being transferred. Such appraisals will be conducted by an uninterested third party but are only estimates of value and are not a perfect analog for realized value. Since any such transaction will not take place at arms’ length, the actual value of the Company Asset may be higher (or lower) than the value for which it is appraised.

4.

The Manager or its affiliates may “pre-fund” a property or otherwise loan money to the Company. In order to allow it to pre-fund investments in real estate, the Company has entered into a Promissory Note with an affiliate of the Managing Member of the Company which accrues simple interest at the coupon rate on a U.S. 10-year treasury note + five percent (5%) per annum, not to exceed 10% (the “Alternative Base Rate”). This rate adjusts semi-annually on January 1 and July 1 of each year, and is currently 9.57% as of January 1, 2025. As of December 31, 2024, the Company did not have any outstanding balance pursuant to this arrangement, but the Company may utilize it again in the future to allow it to pre-fund investments in real estate.

5.

The Manager will most likely enlist the services of unaffiliated third-parties in order to manage our assets, but may employ one or more affiliated entities. The compensation for those third-parties or affiliated entities will be at market rates.

6.	The terms of our operating agreement (including the Manager’s rights and obligations and the compensation payable to our Manager and its affiliates) were not negotiated at arm’s length.
7.

Our Members may only remove our Manager for “cause” following the affirmative vote of Members holding 75% of the Class A and Class B interests. Unsatisfactory financial performance does not constitute “cause” under the operating agreement.

Allocation of Investment Opportunities

We rely on our Manager’s members who act on behalf of our Manager to:

1.

Identify suitable investments. Our other funds and entities also rely on these same key real estate professionals. Our Manager has in the past, and expects to continue in the future, to offer other investment opportunities including offerings that acquire or invest in multi-family real estate, single-family real estate, commercial real estate or real estate equity investments, and other select real estate related assets.

2.

These additional programs may have investment criteria that compete with us. If a sale, financing, investment or other business opportunity would be suitable for more than one program, our Manager will allocate it using its business judgment. Any allocation of this type may involve the consideration of a number of factors that our Manager determines to be relevant. The factors that our Manager’s real estate professionals could consider when determining the entity for which an investment opportunity would be the most suitable include the following:

•	the investment objectives and criteria of our Manager and other entities;
•	the cash requirements of our Manager and other entities;
•	the effect of the investment on the diversification of our Manager’s and other entities’ portfolio by type of investment, and risk of investment;
•	the policy of our Manager and other entities relating to leverage;
•	the anticipated cash flow of the asset to be acquired;
•	the income tax effects of the purchase on our Manager or the other entities;
•	the size of the investment; and
•	the amount of funds available to our Manager or the other entities.

3.

If a subsequent event or development causes any investment, in the opinion of our Manager’s real estate professionals, to be more appropriate for another entity, they may offer the investment to such entity.

4.

Except under any policies that may be adopted by our Manager, which policies are designed to minimize conflicts among the programs and other investment opportunities, no program has any duty, responsibility or obligation to refrain from:

•	engaging in the same or similar activities or lines of business as any program;
•	doing business with any potential or actual tenant, lender, purchaser, supplier, customer or competitor of any program;
•	engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual tenants, lenders, purchasers, suppliers or customers of any program;
•	establishing material commercial relationships with another program; or
•	making operational and financial decisions that could be considered to be detrimental to another program.

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In addition, any decisions by our Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one program more than another or limit or impair the ability of any program to pursue business opportunities. In addition, third parties may require as a condition to their arrangements or agreements with or related to any one particular program that such arrangements or agreements include or not include another program, as the case may be. Any of these decisions may benefit one program more than another.

Receipt of Fees and Other Compensation by our Manager and its Affiliates

Our Manager and its affiliates will receive substantial fees from us, which fees will not be negotiated at arm’s length. These fees could influence our Manager’s advice to us as well as the judgment of affiliates of our Manager. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of provisions in our operating agreement involving our Manager and its affiliates;
•	public offerings of equity by us, which will likely entitle our Manager to increased acquisition fees, asset management fees and other fees;
•

acquisitions of investments at higher purchase prices, which entitle our Manager to higher acquisition fees and asset management fees regardless of the quality or performance of the investment and, in the case of acquisitions of investments from other entities, might entitle affiliates of our Manager to disposition fees in connection with services for the seller;

•	borrowings up to or in excess of our stated borrowing policy to acquire, which borrowings will increase asset management fees payable by us to our Manager;
•	whether and when we seek to sell our Company or its assets; and
•	whether and when we merge or consolidate our assets with other companies, including companies affiliated with our Manager.

No Independent Underwriter

As we are conducting this offering without the aid of an independent underwriter, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

PRIOR PERFORMANCE

Prior Performance is Not Indicative of Future Results

The Manager of the Company is GCPF Management LLC, and the principal owners and managers of the Manager are Jason Weimer and Robert Barlau.

In April 2017, members of the Manager launched Gratus Capital Properties Fund I, LP (“GCPFI.”) The purpose of GCPFI was to invest in a portfolio of cash flowing rental real estate, made up of single-family homes, duplexes and smaller multi-family properties. The initial goal was to raise $1,000,000 from friends, family and business associates. The initial $1,000,000 was fully subscribed shortly, before opening a second close window and increasing the possible equity to $2,000,000 in 2018.  These offerings were conducted under Rule 505 of Regulation D. We refer to each of these securities offerings and the properties GCPFI purchased as a “Project.”

The Project was demined to be similar in nature in that it raised funds from private equity offerings exempt from registration pursuant to the safe harbor afforded by Regulation D under the Securities Act for the primary purpose of acquiring income-producing residential real estate assets as long-term investments for eventual sale. In addition, the Project also has investment objectives that are similar to the investment objectives of the Company.

Because of these similarities, investors who are considering purchasing Investor Interests from the Company might find it useful to review information about the Project. Of course, prospective investors should bear in mind that prior performance does not guarantee future results. The fact that a prior Project has been successful (or unsuccessful) does not mean the Company will experience the same results.

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There have been no major adverse business developments or conditions experienced by any Project that would be material to purchasers of the Company’s Investor Interests.

The Project raised an aggregate of $1,591,300 in equity from a total of 22 investors in 2018. Its offering materials state that the Manager will endeavor to provide a liquidity event (typically a cash out refinance) within 5 to 10 years (i.e., 2022 to 2027), and that if such refinancing was not available then the Manager would endeavor to sell the Property after a hold period of approximately 10 years (i.e., 2027). The Project regularly buys, updates, manages and sells rental property in and around the Twin Cities market in Minnesota. Cash flow has been reinvested so far to date, and approximately 50% of investment capital has been returned to investors via cash-out refinances. Based on our most recent estimates of value, equity returns have compounded at an annual rate of 10.11% per year.

STRATEGY AND RESULTS

As described at length in “Investment Strategy” section starting on page 34, the strategy of our Manager on the behalf of the Company is to:

1)

Identify Class A-, Class B, and Class C+ multi-family apartment communities in quality locations in the Company’s target markets, where the Company can add significant value through hands-on management and/or appreciation potential;

2)	Buy those communities at below-market prices, or at market prices where there is sufficient upside potential to obtain above-market returns over the long term;
3)	Make physical alterations and other improvements to those communities, where the Company can achieve significant benefit with minimal capital outlay; and
4)	Through third-party management, increase the rents to increase the overall value of the property.

Net Operating Income

We calculate “net operating income” using the industry-standard definition, i.e., the gross income from the property minus operating expenses. The gross income from a property means primarily rental income, but where applicable also includes other income items such as parking fees and income from operating vending machines and laundry facilities. Operating expenses include all of the expenses required to operate the property, such as insurance, property management fees, utilities, property taxes, repairs and janitorial fees. Net operating income does not reflect debt service payments (principal and interest), capital expenditures, or depreciation and amortization.

Cash On Cash Distribution

We calculate “cash on cash distribution” by dividing the distributions paid by the total equity invested. For example, suppose a property were purchased for $100, using $80 of debt and $20 of equity, and the property paid a distribution of $2 for a given year. The “cash on cash distribution” for that year would be 10%, $2 divided by $20.

IRR

“Internal rate of return” is a financial concept that measures the overall return from an investment, taking into account all the money invested and all the money returned, as well as the timing of each contribution and distribution.

As of the filing date, the Project has sold 27 properties.

CAUTION: PRIOR PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE FACT THAT OUR SPONSOR HAS BEEN SUCCESSFUL WITH THESE PROGRAMS DOES NOT GUARANTY THAT THE COMPANY WILL BE SUCCESSFUL.

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Acquisitions of Properties Within the Last Five Years

Other than the properties purchased by the Fund , the Manager has not purchased any properties with outside investors in the last five years.

Prior Performance Tables

The Manager of the Company is GCPF Management LLC, and the principal owners and managers of the Manager are Jason Weimer and Robert Barlau.

In April 2017, members of the Manager launched Gratus Capital Properties Fund I, LP (“GCPFI.”) The purpose of GCPFI was to invest in a portfolio of cash flowing rental real estate, made up of single-family homes, duplexes and smaller multi-family properties. The initial goal was to raise $1,000,000 from friends, family and business associates. The initial $1,000,000 was fully subscribed shortly, before opening a second close window and increasing the possible equity to $2,000,000 in 2018.  These offerings were conducted under Rule 505 of Regulation D. We refer to each of these securities offerings and the properties GCPFI purchased as a “Project.”

The Project was determined to be similar in nature in that it raised funds from private equity offerings exempt from registration pursuant to the safe harbor afforded by Regulation D under the Securities Act for the primary purpose of acquiring income-producing residential real estate assets as long-term investments for eventual sale. In addition, the Project also has investment objectives that are similar to the investment objectives of the Company.

Prior Performance Tables

We are providing a number of tables that illustrate the results of the Projects:

Table	Projects Included in Table	Purpose and Subject Matter
I. Experience Raising Funds	Projects the offering of which closed within the last eight years.	Provides information concerning the offerings themselves, including how the offering proceeds were deployed.
II. Compensation to Sponsor	Other Projects from which the Sponsor received compensation during the last eight years.	Describes all compensation paid to the sponsor within the last eight years, whether in the form of management fees
III. Operating Results	Programs the offering of which closed within the last eight years.	Sets forth the annual operating results of the Programs included.
IV. Completed Programs	Programs completed (no longer own properties) within the last eight years.	Summarizes the results of the Programs included, including the return to Program investors.
V. Sales of Property	All Programs that have sold property within the last eight years.	Summarizes the result of property sales.
VI. Purchases of Property	Purchases of property within the last eight years.	Summarizes each property purchase, including number of units, purchase price, and financing.

Because of the similarities between the Programs and the Company, investors who are considering purchasing Class A or Class B Interests from the Company might find it useful to review these tables. However, prospective investors should bear in mind that PRIOR PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE FACT THAT OUR MANAGER HAS BEEN SUCCESSFUL WITH THESE PROGRAMS DOES NOT GUARANTEE THAT THE COMPANY WILL BE SUCCESSFUL.

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The prior performance tables reflect properties who’s managing member is both the Manager and/or Jason Weimer and Robert Barlau. Our Manager, GCPF Management LLC, was formed in 2020 by Jason Weimer and Robert Barlau. Over time, the assets owned by the Program and managed by the Manager will be sold.

Table I – Manager Experience - set forth the Manager’s historical experience for all programs that started to raise capital in the three most recent years (i.e., between January 1, 2022 and December 31, 2024)

Inapplicable as none of the Manager’s other programs started raising capital in the most recent three years.

Table II – Managers Compensation - summarize the compensation the Manager received from all programs closed during the most recent three years:

Inapplicable as none of the Manager’s other programs started closed during the most recent three years.

Table III – Operating Results of Prior Programs - set forth the operating results of properties included in prior real estate programs , the offerings of which closed in the most recent five years (i.e., between January 1, 2020 and December 31, 2024:

Inapplicable as none of the Manager’s other programs closed during the most recent five years.

Table IV – Results of Completed Programs - i nclude programs that have completed operations (no longer hold properties) in the most recent five years (i.e., between January 1, 2020 and December 31, 2024), even if they still hold notes:

Inapplicable as none of the Manager’s other programs have completed operations (no longer hold properties).

Table V – Sales or Disposals of Properties  - set forth sales or disposals of property by programs with similar investment objectives within the most recent three years (i.e., between January 1, 2022 and December 31, 2024) ;

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Since inception, GCPFI has purchased 61 units across multiple property types.  In 2018 managers made the decision to pivot out of a certain lower quality neighborhood successfully liquidating 10 properties for an average return of 51.6% on those properties.  That equity combined with two other sales helped acquire another 8 unit building free and clear.  In early 2021 GCPFI refinanced several properties and returned 14% of capital to investors. In late 2021 managers decided to sell remaining single-family homes and duplexes. Through November 30, 2022, 15 properties have been sold and an additional 25% of original equity was distributed to investors in Q3 of 2022 for a total of 39%. Since our last filing we have sold two additional properties 14697 284 1/2 Ave NW and 721 Dewey St. In December 2022 and Q1 2023, we returned an additional 11% of equity to investors for a total of 50%.

GCPFI has sold fourteen single-family homes, duplexes, and multi-family properties between January 1, 2022 and December 31, 2024; details of these transactions are given below:

					Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing Costs and Soft Costs		Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures [10]
Property Address			Date Acquired	Sales Date	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing	Total acquisition cost, capital improvement closing and soft costs	Total
14697 284 1/2 Ave NW	Zimmerman	MN	5/15/2017	3/1/2023	$45,134	$93,006	$0	$0	$138,140	$81,054	$71,859	$51,096
326 2nd Ave NE	St. Cloud	MN	5/15/2017	2/25/2022	$61,732	$98,578	$0	$0	$160,310	$108,072	$8,589	$60,142
910 25th Ave N	St. Cloud	MN	9/3/2020	3/7/2022	$36,979	$99,330	$0	$0	$136,309	$104,000	$8,690	$12,519
1611 7th Ave S	St. Cloud	MN	5/15/2017	4/1/2022	$69,608	$101,024	$0	$0	$170,633	$104,517	$18,367	$(2,293)
350 4th St NW	Milaca	MN	5/15/2017	5/26/2022	$41,209	$71,682	$0	$0	$112,890	$62,568	$27,223	$37,992
1610 Southhave Dr S	Cambridge	MN	5/15/2017	6/6/2022	$95,443	$109,229	$0	$0	$204,672	$86,742	$40,509	$49,472
25 11th Ave	Waite Park	MN	6/16/2019	7/21/2022	$227,395	$387,782	$0	$0	$615,177	$416,250	$51,334	$61,457
276 Balsam Dr	Foley	MN	5/15/2017	7/29/2022	$78,553	$99,491	$0	$0	$178,044	$86,742	$50,909	$51,207
430 4th Ave SE	Milaca	MN	5/15/2017	8/3/2022	$37,304	$74,449	$0	$0	$111,753	$60,435	$33,246	$35,333
207 9th Ave S	Princeton	MN	5/15/2017	9/16/2022	$44,196	$90,116	$0	$0	$134,312	$73,944	$30,587	$43,662
154 13th Ave N	Waite Park	MN	5/15/2017	9/19/2022	$49,995	$106,805	$0	$0	$156,800	$96,696	$40,200	$57,134
219 S Oak St	Norwood/Young America	MN	5/15/2017	9/30/2022	$51,108	$108,166	$0	$0	$159,275	$82,476	$20,725	$37,869
201 7 1/2 Ave	Arlington	MN	5/15/2017	11/21/2022	$74,335	$80,573	$0	$0	$154,908	$69,678	$28,091	$31,293
721 Dewey St	Foley	MN	5/15/2017	12/15/2022	$42,955	$79,022	$0	$0	$121,976	$68,256	$28,023	$25,371

TABLE VI – Acquisition of Properties by Program (unaudited) - Summarizes the purchase of property in the most recent three years (i.e., between January 1, 2022 and December 31, 2024):

Inapplicable as none of the Manager’s other programs have acquired properties during the most recent three years.

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TAX TREATMENT OF COMPANY AND ITS SUBSIDIARIES

The following is a summary of certain relevant federal income tax considerations resulting from an investment in the Company but does not purport to cover all of the potential tax considerations applicable to any specific purchaser. Prospective investors are urged to consult with and rely upon their own tax advisors for advice on these and other tax matters with specific reference to their own tax situation and potential changes in applicable law discussion is a general summary of certain federal income tax consequences of acquiring, holding and disposing of partnership interests in the Company and is directed to individual investors who are United States citizens or residents and who will hold their interests in the Company as “capital assets” (generally, property held for investment). It is included for general information only and is not intended as a comprehensive analysis of all potential tax considerations inherent in making an investment in the Company. The tax consequences of an investment in the Company are complex and will vary depending upon each investor’s individual circumstances, and this discussion does not purport to address federal income tax consequences applicable to all categories of investors, some of whom may be subject to special or other treatment under the tax laws (including, without limitation, insurance companies, qualified pension plans, tax-exempt organizations, financial institutions or broker-dealers, traders in securities that elect to mark to market, Members owning capital stock as part of a “straddle,” “hedge” or “conversion transaction,” domestic corporations, “S” corporations, REITs or regulated investment companies, trusts and estates, persons who are not citizens or residents of the United States, persons who hold their interests in the Company through a company or other entity that is a pass-through entity for U.S. federal income tax purposes or persons for whom an interest in the Company is not a capital asset or who provide directly or indirectly services to the Company). Further, this discussion does not address all of the foreign, state, local or other tax laws that may be applicable to the Company or its partners.

Prospective investors also should be aware that uncertainty exists concerning various tax aspects of an investment in the Company. This summary is based upon the IRS Code, the Treasury Regulations (the “Treasury Regulations”) promulgated thereunder (including temporary and proposed Treasury Regulations), the legislative history of the IRS Code, current administrative interpretations and practices of the Internal Revenue Service (“IRS”), and judicial decisions, all as in effect on the date of this offering circular and all of which are under continuing review by Congress, the courts and the IRS and subject to change or differing interpretations. Any such changes may be applied with retroactive effect. Counsel to the Company has not opined on the federal, state or local income tax matters discussed herein, and no rulings have been requested or received from the IRS or any state or local taxing authority concerning any matters discussed herein. Consequently, no assurance is provided that the tax consequences described herein will continue to be applicable or that the positions taken by the Company in respect of tax matters will not be challenged, disallowed or adjusted by the IRS or any state or local taxing authority.

Prospective investors are urged to consult with and rely upon their own tax advisors for advice on these and other tax matters with specific reference to their own tax situation and potential changes in applicable law.

FOREIGN INVESTORS: NON-U.S. INVESTORS ARE SUBJECT TO UNIQUE AND COMPLEX TAX CONSIDERATIONS. THE COMPANY AND THE MANAGER MAKE NO DECLARATIONS AND OFFER NO ADVICE REGARDING THE TAX IMPLICATIONS TO SUCH FOREIGN INVESTORS, AND SUCH INVESTORS ARE URGED TO SEEK INDEPENDENT ADVICE FROM ITS OWN TAX COUNSEL OR ADVISORS BEFORE MAKING ANY INVESTMENT.

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Tax Classification of the Company as a Partnership

General.

The federal income tax consequences to the investors of their investment in the Company will depend upon the classification of the Company as a “Partnership” for federal income tax purposes, rather than as an association taxable as a corporation. For federal income tax purposes, a partnership is not an entity subject to tax, but rather a conduit through which all items of partnership income, gain, loss, deduction and credit are passed through to its partners. Thus, income and deductions resulting from Company operations are allocated to the investors in the Company and are taken into account by such investors on their individual federal income tax returns. In addition, a distribution of money or marketable securities from the Company to a partner generally is not taxable to the partner unless the amount of the distribution exceeds the partner’s tax basis in his interest in the Company. In general, an unincorporated entity formed under the laws of a state in the United States with at least two members, such as the Company, will be treated as a partnership for federal income tax purposes provided that (i) it is not a “publicly traded partnership” under Section 7704 of the IRS Code and (ii) does not affirmatively elect to be classified as an association taxable as a corporation under the so-called “check the box” regulations relating to entity classification. The Company is not currently a “publicly traded partnership” within the meaning of Section 7704 of the IRS Code for the reasons discussed below. In addition, the Manager does not intend to affirmatively elect classification of the Company as an association taxable as a corporation. Accordingly, the Manager expects that the Company will be classified as a partnership for federal income tax purposes.

Publicly Traded Partnership Rules.

Under Section 7704 of the IRS Code, a partnership that meets the definition of a “publicly traded partnership” may be treated as a corporation depending on the nature of its income. If the Company were so treated as a corporation for federal income tax purposes, the Company would be a separate taxable entity subject to corporate income tax, and distributions from the Company to a partners would be taxable to the partners in the same manner as a distribution from a corporation to a shareholder (i.e., as dividend income to the extent of the current and accumulated earnings and profits of the Company, as a nontaxable reduction of basis to the extent of the partner’s adjusted tax basis in his interests in the Company, and thereafter as gain from the sale or exchange of the investors interests in the Company). The effect of classification of the Company as a corporation would be to reduce substantially the after-tax economic return on an investment in the Company.

A partnership will be deemed a publicly traded partnership if (a) interests in such partnership are traded on an established securities market, or (b) interests in such partnership are readily tradable on a secondary market or the substantial equivalent thereof. As discussed in this offering circular, interests in the Company (i) will not be traded on an established securities market; and (ii) will be subject to transfer restrictions set forth in the Operating Agreement, including a right of first refusal on the part of the Manager and other Company Members. Specifically, the Operating Agreement generally prohibits any transfer of a partnership interest without the prior consent of the Manager except in connection with an Exempt Transfer. The Manager will consider prior to consenting to any transfer of an interest in the Company if such transfer would or could reasonably be expected to jeopardize the status of the Company as a partnership for federal income tax purposes.

The remaining discussion assumes that the Company will be treated as a Partnership and not as an association taxable as a corporation for federal income tax purposes.

Allocation of Partnership Income, Gains, Losses, Deductions and Credits

Profits and Losses are allocated to the partners under the Operating Agreement. In general, Profits or Losses during any fiscal year will be allocated as of the end of such fiscal year to each partner in accordance with their ownership interests. Certain allocations may be effected to comply with the “qualified income offset” provisions of applicable Treasury Regulations relating to partnership allocations (as referenced below).

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Under Section 704(b) of the IRS Code, a Company’s allocations will generally be respected for federal income tax purposes if they have “substantial economic effect” or are otherwise in accordance with the “member’s interests in the partnership.” The Company will maintain a capital account for each Member in accordance with federal income tax accounting principles as set forth in the Treasury Regulations under Section 704(b), and the Operating Agreement does contain a qualified income offset provision. The Operating Agreement requires liquidating distributions to be made in accordance with the economic intent of the transaction and the allocations of Company income, gain, loss and deduction under the Operating Agreement are designed to be allocated to the members with the economic benefit of such allocations and are in a manner generally in accord with the principles of Treasury Regulations issued under Section 704(b) of the IRS Code relating to the partner’s interest in the partnership. As a result, although the Operating Agreement may not follow in all respects applicable guidelines set forth in the Treasury Regulations issued under Section 704(b), the Manager anticipates that the Company’s allocations would generally be respected as being in accordance with the Member’s interest in the Company. However, if the IRS were to determine that the Company’s allocations did not have substantial economic effect or were not otherwise in accordance with the Members’ interests in the Company, then the taxable income, gain, loss and deduction of the Company might be reallocated in a manner different from that specified in the Operating Agreement and such reallocation could have an adverse tax and financial effect on Members.

Limitations on Deduction of Losses.

The ability of a Member to deduct the Member’s share of the Company’s losses or deductions during any particular year is subject to numerous limitations, including the basis limitation, the at-risk limitation, the passive activity loss limitation and the limitation on the deduction of investment interest. Each prospective investor should consult with its own tax advisor regarding the application of these rules to it in respect of an investment in the Company.

Basis Limitation. Subject to other loss limitation rules, a Member is allowed to deduct its allocable share of the Company’s losses (if any) only to the extent of such Member’s adjusted tax basis in its interests in the Company at the end of the Company’s taxable year in which the losses occur.

At-Risk Limitation. In the case of a Member that is an individual, trust, or certain type of corporation, the ability to utilize tax losses allocated to such Member under the Operating Agreement may be limited under the “at-risk” provisions of the IRS Code. For this purpose, a Member who acquires a Company interest pursuant to the Offering generally will have an initial at-risk amount with respect to the Company’s activities equal to the amount of cash contributed to the Company in exchange for its interest in the Company. This initial at-risk amount will be increased by the Member’s allocable share of the Company’s income and gains and decreased by their share of the Company’s losses and deductions and the amount of cash distributions made to the Member. Liabilities of the Company, whether recourse or nonrecourse, generally will not increase a Member’s amount at-risk with respect to the Company. Any losses or deductions that may not be deducted by reason of the at-risk limitation may be carried forward and deducted in later taxable years to the extent that the Member’s at-risk amount is increased in such later years (subject to application of the other loss limitations). Generally, the at-risk limitation is to be applied on an activity-by-activity basis. If the amount for which a Member is considered to be at-risk with respect to the activities of the Company is reduced below zero (e.g., by distributions), the Member will be required to recognize gross income to the extent that their at-risk amount is reduced below zero.

Passive Loss Limitation. To the extent that the Company is engaged in trade or business activities, such activities will be treated as “passive activities” in respect of any Member to whom Section 469 of the IRS Code applies (individuals, estates, trusts, personal service corporations and, with modifications, certain closely-held C corporations), and, subject to the discussion below regarding portfolio income, the income and losses in respect of those activities will be “passive activity income” and “passive activity losses.” Under Section 469 of the IRS Code, a taxpayer’s losses and income from all passive activities for a year are aggregated. Losses from one passive activity may be offset against income from other passive activities. However, if a taxpayer has a net loss from all passive activities, such taxpayer generally may not use such net loss to offset other types of income, such as wage and other earned income or portfolio income (e.g., interest, dividends and certain other investment type income). Member income and capital gains from certain types of investments are treated as portfolio income under the passive activity rules and are not considered to be income from a passive activity. Unused passive activity losses may be carried forward and offset against passive activity income in subsequent years. In addition, any unused loss from a particular passive activity may be deducted against other income in any year if the taxpayer’s entire interest in the activity is disposed of in a fully taxable transaction.

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Non-Business Interest Limitation. Generally, a non-corporate taxpayer may deduct “investment interest” only to the extent of such taxpayer’s “net investment income.” Investment interest subject to such limitations may be carried forward to later years when the taxpayer has additional net investment income. Investment interest is interest paid on debt incurred or continued to acquire or carry property held for investment. Net investment income generally includes gross income and gains from property held for investment reduced by any expenses directly connected with the production of such income and gains. To the extent that interest is attributable to a passive activity, it is treated as a passive activity deduction and is subject to limitation under the passive activity rules and not under the investment interest limitation rules.

Limitation on Deductibility of Capital Losses. The excess of capital losses over capital gains may be offset against ordinary income of a non-corporate taxpayer, subject to an annual deduction limitation of $3,000. A non-corporate taxpayer may carry excess capital losses forward indefinitely.

Taxation of Undistributed Company Income (Individual Investors)

Under the laws pertaining to federal income taxation of limited liability companies that are treated as partnerships, no federal income tax is paid by the Company as an entity. Each individual Member reports on his federal income tax return his distributive share of Company income, gains, losses, deductions and credits, whether or not any actual distribution is made to such member during a taxable year. Each individual Member may deduct his distributive share of Company losses, if any, to the extent of the tax basis of his Units at the end of the Company year in which the losses occurred. The characterization of an item of profit or loss will usually be the same for the member as it was for the Company. Since individual Members will be required to include Company income in their personal income without regard to whether there are distributions of Company income, such investors will become liable for federal and state income taxes on Company income even though they have received no cash distributions from the Company with which to pay such taxes.

Tax Returns

Annually, the Company will provide the Members sufficient information from the Company's informational tax return for such persons to prepare their individual federal, state and local tax returns. The Company's informational tax returns will be prepared by a tax professional selected by the Manager.

ERISA CONSIDERATIONS

Each respective member that is an employee benefit plan or trust (an “ERISA Plan”) within the meaning of, and subject to, the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”), or an individual retirement account (“IRA”) or Keogh Plan subject to the Internal Revenue Code, should consider the matters described below in determining whether to invest in the Company.

In addition, ERISA Plan fiduciaries must give appropriate consideration to, among other things, the role that an investment in the Company plays in such ERISA Plan’s portfolio, taking into consideration (i) whether the investment is reasonably designed to further the ERISA Plan’s purposes, (ii) an examination of the risk and return factors, (iii) the portfolio’s composition with regard to diversification, (iv) the liquidity and current return of the total portfolio relative to the ERISA Plan’s objectives and (v) the limited right of members to withdraw all or any part of their capital accounts or to transfer their interests in the Company.

If the assets of the Company were regarded as “plan assets” of an ERISA Plan, an IRA, or a Keogh Plan, our Manager of the Company would be a “fiduciary” (as defined in ERISA) with respect to such plans and would be subject to the obligations and liabilities imposed on fiduciaries by ERISA. Moreover, other various requirements of ERISA would also be imposed on the Company. In particular, any rule restricting transactions with “parties in interest” and any rule prohibiting transactions involving conflicts of interest on the part of fiduciaries would be imposed on the Company which may result in a violation of ERISA unless the Company obtained an appropriate exemption from the Department of Labor allowing the Company to conduct its operations as described herein.

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Regulations adopted by the Department of Labor (the “Plan Regulations”) provides that when a Plan invests in another entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established that, among other exceptions, the equity participation in the entity by “benefit plan investors” is not “significant.” The Pension Protection Act of 2006 amended the definition of “benefit plan investors” to include only plans and plan asset entities (i.e., entities that are themselves deemed to hold plan assets by virtue of investments in them by plans) that are subject to part 4 of Title I of ERISA or section 4975 of the Internal Revenue Code. This new definition excludes governmental, church, and foreign benefit plans from consideration as benefit plan investors.

Under the Plan Regulations, participation by benefit plan investors is “significant” on any date if, immediately after the last acquisition, 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The Company intends to limit the participation in the Company by benefit plan investors to the extent necessary so that participation by benefit plan investors will not be “significant” within the meaning of the Plan Regulations. Therefore, it is not expected that the Company assets will constitute “plan assets” of plans that acquire interests.

It is the current intent of the Company to limit the aggregate investment by benefit plan investors to less than 25% of the value of the members’ membership interests so that equity participation of benefit plan investors will not be considered “significant.” The Company reserves the right, however, to waive the 25% limitation.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER EMPLOYEE BENEFIT PLANS IS IN NO RESPECT A REPRESENTATION BY OUR COMPANY OR ITS OFFICERS, DIRECTORS, OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THAT PARTICULAR PLAN AND CURRENT TAX LAW.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering as having prepared or certified any part of this Offering or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Investor Interests was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Our financial statements included in this offering circular have been audited by Boladale Lawal & Co, as stated in its report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

Dodson Robinette PLLC is providing legal services relating to this Form 1-A.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC an offering statement on Form 1-A under the Securities Act with respect to the interests offered by this offering circular. This offering circular does not contain all of the information included in the offering statement, portions of which are omitted as permitted by the rules and regulations of the SEC. For further information pertaining to us and the interests to be sold in this offering, you should refer to the offering statement and its exhibits. Whenever we make reference in this offering circular to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the offering statement for copies of the actual contract, agreement or other document filed as an exhibit to the offering statement or such other document, each such statement being qualified in all respects by such reference. We are and will be subject to the informational requirements of Tier 2 of Regulation A and will be required to file annual reports, semi-annual reports, current reports and other information with the SEC. We make these documents publicly available, free of charge, on our website as soon as reasonably practicable after filing such documents with the SEC.

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You can read the offering statement and our future filings with the SEC over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Our Manager will answer inquiries from potential investors concerning the interests, the Company, our Manager and other matters relating to the offer and sale of the interests under this offering circular. We will afford the potential investors the opportunity to obtain any additional information to the extent we possess such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this offering circular.

Requests and inquiries regarding this offering circular should be directed to:

Gratus Capital Properties Fund III, LLC

Attn: GCPF Management LLC

718 Washington Ave N,

Suite 400

Minneapolis, MN 55401

Office: (651) 999-5344

Email: hello@gratusfunds.com

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

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Gratus Capital Properties Fund III, LLC

A Delaware Limited Liability Company

Financial Statements and Independent Auditor’s Report

F-1

Report of the Independent Registered Public Accounting Firm

To the shareholders and the board of directors of

Gratus Capital Properties Fund III, LLC.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Gratus Capital Properties Fund III, LLC as of December 31, 2023, and 2022, the related consolidated statements of operations, members' equity, and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2023, and 2022, and the results of its operations and its cash flows for each of the two years ended December 31, 2023, and 2022, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Previously Issued Financial Statement

As discussed in note 1 to the financial statement the balance sheet for the year ended December 31, 2023 and 2022 was restated because of the correction of the omission of the Minority interest line item in the balance sheet of the previously issued financial statements filed on June 6, 2024.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. Communication of critical audit matters does not alter in any way our opinion on the financial statements taken as a whole and we are not, by communicating the critical audit matters, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate. As of December 31, 2023, there are no critical audit matters to communicate.

/S/ Boladale Lawal

Boladale Lawal & CO (PCAOB ID 6993)

We have served as the Company's auditor since 2024

Lagos, Nigeria

April 30, 2025

F-2

GRATUS CAPITAL PROPERTIES FUND III, LLC

BALANCE SHEET

As of December 31, 2023, and 2022

ASSETS	December 31, 2023	December 31, 2022
Investment in real estate partnership
Partnership equity investments	$2,989,530	$3,330,091
Land	2,497,511	2,477,122
Construction in process (including capitalized interest)	38,048,702	7,090,333
Total real estate partnership investments	$43,535,743	$12,897,546
Fixed Assets (net)	1,400	2,100
Cash and cash equivalents	162,297	2,930,535
Prepaid expense	5,046	1,309
Total Assets	$43,704,486	$15,831,490

LIABILITIES AND MEMBERS' CAPITAL
Mortgages payables	$26,499,327	$-
Note payables Gratus Capital LLC	3,246,273	4,995,773
Debt issuance cost	(280,093)	(280,093)
Accumulated amortization on debt issuance cost	96,553	16,889
Mortgage interest payable	56,288	-
Accrued interest payables	497,157	113,148
Account payables	29,708	10,863
Accrued liabilities	1,790,253	1,152,339
Member funds held in escrow	10,000	-
Retainage payable	979,456	175,326
Total Liabilities	$32,924,922	$6,184,245

Minority Interest in consolidated subsidiaries	4,008,389	4,008,389

Members' Equity:
Class A Units	$6,080,936	$4,690,168
Class B Units	$2,100,140	$1,420,858
Class C Units	$1,000	$1,000
Syndication Cost of Capital	(252,930)	$(195,930)
Retained earnings (deficit)	$(1,157,971)	$(277,240)
Total Member equity	$6,771,175	$5,638,856

Total Liabilities and Member equity	$43,704,486	$15,831,490

The accompanying notes are an integral part of these consolidated audited financial statements

F-3

GRATUS CAPITAL PROPERTIES FUND III, LLC

Statement of Operations

For the year ended December 31, 2023, and 2022

	December 31, 2023	December 31, 2022
Revenue	$-	$-

Operating Expenses
General and administrative expenses	65	$177
Management fees	$75,438	27,836
Professional fees	79,718	$77,289

Total Operating Expenses	$155,221	$105,302

Non-Operating Income / (Expense)
Depreciation expense	$700	$700
Interest expense	$384,009	142,607
Share of loss from partnership equity investment	(340,561)	-
Interest income	$(360)	(50)
State franchise tax	$600	300
Net Loss before Income Taxes	$(880,731)	$(248,859)

Net Loss	$(880,731)	$(248,859)

The accompanying notes are an integral part of these consolidated audited financial statements

F-4

GRATUS CAPITAL PROPERTIES FUND III, LLC

STATEMENTS OF MEMBERS' EQUITY

For the Years Ended December 31, 2023, and 2022

	Member Units							Total
	Class A		Class B		Class C		Members'	Members'
	Units	Amount	Units	Amount	Units	Amount	Deficit	Deficit
Balance, January 1, 2021	-	-
Member Units issued for cash	5,000	$50,000	2,750	$27,500	100	1,000	$(28,381)	$50,119
Member unit issued for cash	464,017	4,640,168	142,086	1,393,358	-	-	-	6,033,526
Cost incurred to raise capital	-	(150,375)	-	(45,555)	-	-	-	(195,930)
Net loss for year	-	-	-	-	-	-	(248,859)	(248,859)
Balance, December 31, 2022	469,017	4,539,793	144,836	1,375,303	100	1,000	(277,240)	5,638,856
Member Units issued for cash	136,763	1,390,768	66,690	679,282				2,070,050
Costs incurred to raise capital	-	(38,000)	-	(19,000)	-	-	-	(57,000)
Net loss for year							(880,731)	(880,731)
Balance, December 31, 2023	605,780	$5,892,561	211,526	$2,035,585	100	$1,000	$(1,157,971)	$6,771,175

The accompanying notes are an integral part of these consolidated audited financial statements

F-5

GRATUS CAPITAL PROPERTIES FUND III, LLC

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2023, and 2022

	December 31,	December 31,
	2023	2022
Cash Flows from Operating Activities
Net Loss	$(880,731)	$(248,859)
Adjustment to reconcile net loss from operations:
Amortization	79,664	-
Depreciation	700	700
Real estate partnership investment loss	340,561	-

Changes in Operating Assets and Liabilities
Prepaid expense	(3,737)	(1,309)
Account Payables	18,845	10,863
Accrued liabilities	637,9141	1,152,339
Accrued interest payables	384,009	113,148
Mortgage interest payables	56,288	-
Retainage payables	804,130	175,326
Member fund held in escrow	10,000	-

Net Cash Used in Operating Activities	$1,447,643	1,202,208

Cash Flows from Investing Activities
Investment in land	(20,389)	(2,477,122)
Investment in construction in process	(30,958,369)	(7,090,333)
Investment in real estate partnership	-	(3,330,091)
Syndication Cost Additions	(57,000)	(88,188)
Net Cash Provided by Investing Activities	(31,035,758)	(12,985,734)

Cash Flows from Financing Activities
Debt issuance costs, net of amortization	-	(263,204)
Mortgage payables	26,499,327	-
Issuance of members equity	2,070,050	6,033,526,
Issuance of members equity to minority interest	-	4,008,839
Issuance (payment) of note payable related parties	(1,749,500)	4,756,850

Net Cash Provided by Financing Activities	26,819,877	14,535,561

Net Increase (Decrease) in Cash	(2,768,238)	2,752,035
Cash at Beginning of Period	2,930,535	178,500
Cash at End of Period	$162,297	$2,930,535

The accompanying notes are an integral part of these consolidated audited financial statements

F-6

GRATUS CAPITAL PROPERTIES FUND III, LLC

NOTES TO FINANCIAL STATEMENTS

As of December 31, 2023, and 2022

NOTE  1 – NATURE OF OPERATIONS

Gratus Capital Properties Fund III, LLC, & Subsidiaries (The Company), a manager-managed Delaware limited liability company, was formed on November 10, 2020. Through subsidiary single purpose entities, the Company’s business model is to acquire multifamily and commercial properties, new developmental property and single-family assets throughout the United States, for the purpose of rehabilitation, development, operation and resale. In addition, the Company may from time to time purchase other cash flowing real estate related assets, such as land, mixed-use, hotels, multifamily, real estate backed investments and commercial properties in urban and other neighborhoods throughout the United States.  The Company may also enter into joint venture investments in commercial real estate, lend senior and subordinated debt on properties in the same areas and invest in preferred equity positions in real estate owning entities. The Company believes that by lending to developers in key areas where the Company does not have a physical presence will provide diversified geographic asset investments, reducing the risks of providing returns on the real estate investment portfolio. The Company is managed by GCPF Management, LLC.

Since November 10, 2020 (inception), the Company has relied upon related parties and its Members for funding cash flow to pay for operating expenses and other costs. (See discussions below).  For the period from inception to December 31, 2023, the Company has generated losses aggregating $1,157,971. These matters do raise concern about the Company’s ability to operate at a profit. That notwithstanding, through December 31, 2023, the Company raised capital in the amount of $8,182,076. See also Note 8 Subsequent Events. Further, during the next twelve-month period, the Company intends to fund its operations with funding from its campaign to sell Membership Units ((see Note 15). The additional capital is to enable the Company to fund real estate acquisitions and continuing operations. These financial statements and related notes thereto do not include any adjustments that might result from operating and cash flow uncertainties.

The Company is considered an emerging growth company under Section 101(a) of the Jumpstart Business Act as it is an issuer that had total annual gross revenues of less than $1 billion during its most recently completed fiscal period. Because the Company is an emerging growth company, the Company has an exemption from Section 404(b) of Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b), the Company is exempt from the internal control assessment required by subsection (a) that requires each independent auditor that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer.

Through an Offering Circular Form 1A, filed during the year ended 2021, the Company offered up to seven million five hundred thousand (7,500,000) Class A, Class B and Class C Membership Interests (“Interests” or “Class A and Class B Membership Interests”) at $10.00 or $10.6383 per Unit depending on the intermediaries through which the investment is made (the “Offering”). During the twelve-month period ended December 31, 2023, the Company raised $2,070,050 funds net of syndication costs of $57,000. Funds were made available to the Company upon the Company raising a minimum of $1,000,000 (“Minimum Offering”). Funds are being used for acquiring real estate assets throughout the United States as well as for working capital. The Company intends to invest capital from the proceeds of this Offering over a period time; operate, refinance and reinvest and make distributions to the investors.

Commissions will be paid for the sale of the Interests offered by the Company of from 1% to 7%. See the Offering Circular attached for a more comprehensive discussion of management, risk factors, broker dealer fees and other relevant data.

The Company manger is Gratus Capital Properties Management, LLC, a Delaware limited liability company. An affiliate of the Manager (Affiliate) owns 100% of the authorized, issued and outstanding Class C Membership Interests.

F-7

The financial statements included forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Offering Statement on Form 1A, filed with the Securities and Exchange Commission (“SEC”).  Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in our filings with the SEC. The Company does not undertake an obligation to publicly update or review any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Management intends to finance the operating costs over the next 12 months with existing cash in hand, loan from related party, issuance/sales of Member Units, and external debt financing. Additionally, management has secured a $50 million line of credit from our fund provider, accompanied by a standstill agreement effective until July 2025. This arrangement ensures ample liquidity and operational flexibility, allowing us to continue our business activities without interruption. Furthermore, we have a subsisting agreement with our fund provider that the fund will be used for a minimum period of 7 years before it can be withdrawn or converted to the equity at their discretion.

Also, management investment in new development properties has transitioned to a significant milestone with all construction completed. These properties are now in various stages of stabilization. We anticipate that they will begin generating increasing cash flow and income in the upcoming months, which will substantially improve our financial position and support ongoing operations.

 Management has further secured $845,000 in commitments from investors. This funding is poised to provide more than adequate liquidity for our operations over the next 12 months. Immediately following the filing, we will resume our active fundraising campaign, which is expected to further strengthen our financial position and support our strategic initiatives.

During the two years ended December 31, 2023, the Company acquired two partnership investments in which the Company has a majority interest in the outstanding member unit equity. As a result, the Company has control of partnership investees. (See Note 3 – Real Estate Partnership Investments). Therefore, the two partnership investments have been consolidated in the financial statements for the year ended December 31, 2022. Prior thereto the investments were accounted for using the equity method of accounting. As a result, the financial statements have been restated as of December 31, 2022 as follows:

(a)	Real estate Partnership Investments was reclassified and reduced from $10,707,702 to $3,330,091
(b)	Land in the amount of $2,477,122 was consolidated
(c)	Construction in process in the amount of $7,090,333 was consolidated
(d)	Cash and cash equivalents was increased from $37,975 to $2,930,535
(e)	Accrued liabilities increased from 113,148 to $1,152,339
(f)	Retainage payable was recorded at $175,326
(g)	Minority interests in consolidated subsidiaries in the amount of $4,008,389 was recorded

Restated Financial Statement

The Minority interest line item was omitted in the balance sheet of Form 1-K filed on June 6, 2024 for both year 2023 and 2022, although, the row for total liabilities and equity wrongly included the amount of the Minority Interest, but the sum balance for total equity and liabilities in the balance sheet was overstated by the minority interest.

The omission was corrected in the subsequent filings hence, the restated financial statements. The correction of the omission did not affect the reported balances in the financials and prior periods.

	(December 31)		(December 31)
	2023	2022	2023	2022
ASSETS	(RESTATED)	(RESTATED)

Minority interests	4,008,389	4,008,389	-	-

Members' Equity
Class A Units	6,080,936	4,690,168	6,080,936	4,690,168
Class B Units	2,100,140	1,420,858	2,100,140	1,420,858
Class C Units	1,000	1,000	1,000	1,000
Syndication cost of capital	(252,930)	(195,930)	(252,930)	(195,930)
Retained earnings (deficit)	(1,157,971)	(277,240)	(1,157,971)	(277,240)
Total Member Equity	6,771,175	5,638,856	6,771,175	5,638,856

Total Liabilities and Member s' Equity	$43,704,486	$15,831,490	$43,704,486	$15,831,490

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accompanying Consolidated Statements of Financial Position and footnotes of Gratus Capital Properties Fund III, LLC have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP’).  The Company adopted the calendar year for reporting the financial statements.

Principles of Consolidation

The Consolidated Financial Statements include the accounts of the Company and its controlled subsidiaries which are primarily majority owned. Any noncontrolling interest in the equity of a partnership is reported as a component of real estate partnership equity. Net income (loss) for operating partnership investments is included in the Statement of Operations as “Income (loss) from partnerships.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the footnotes thereto. Actual results could differ from those estimates.  It is reasonably possible that changes in estimates will occur in the near term.  All amounts are rounded to the nearest whole dollar upon presentation so certain sums or differences may reflect a rounding difference in some instances.

Risks and Uncertainties

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, local competition or changes in underlying real estate values. These adverse conditions could affect the Company's financial condition and the results of its operations.

F-8

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be creditworthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents.  Cash consists of funds held in the Company’s checking account. As of December 31, 2023, and 2022, the Company had $162,297 and $2,930,535, respectively of cash on hand.

Construction in Progress

The Company consolidates in the financial statements, two majority owned partnership investments (Investees) that are in the process of developing and constructing multifamily residential rental units. The property manager of the Investees is a related party of the sponsor of the partnerships and the general contractor which has been hired to perform the development and horizontal and vertical construction of the buildings. The sponsor, the property manager and the general contractor are unrelated entities of the Company. The property manager of the Investees executes contracts with its related party general contractor construction company. The property manager of the Investees has represented to the Company that all construction contracts with the related parties, are (a) entered into on an arm’s length basis (b) requests competitive bids of the subcontractors, (c) charges market rate profit and overhead percentages and that the general contractor does not receive any other compensation from any of the related parties.

The general contractor uses cost plus contracts with the Investees and includes in its compensation from 4.4% to 5.0% of material, labor and overhead as profit. Overhead includes insurance, sales and other taxes, administrative and other costs. The property manager has advised the management of the Company that the general contractor does not pay any expenses or fees to its related parties and that all direct and indirect and general and administrative costs paid by the general contractor are charged to the Investee under the cost plus contract.

The general contractor accounts for each contract on the percentage of completion basis of accounting. All construction in progress costs are capitalized in the financial statements.

Property, Equipment and Depreciation

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation of property and equipment is charged to the statement of operations using the straight-line method over the estimated useful lives of the respective assets as follows:

Leasehold Improvements	Shorter of the estimated lease term or useful
Furniture and Fixtures	7 years
Machinery and equipment	3 to 5 years
Technology	3 years
Vehicles	5 years

The Company evaluates property and equipment for impairment on an ongoing basis to determine whether events and circumstances warrant revision of the estimated benefit period. As of December 31, 2023, management believes that no impairment of the property and equipment exists.

Fair Value Measurements

Generally accepted accounting principles define fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and such principles also establish a fair value hierarchy that prioritizes the inputs used to measure fair value using the following definitions (from highest to lowest priority):

•	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
•

Level 2 – Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.

•	Level 3 – Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable.

Syndication Costs

The Company continues to work with investment advisors and campaigns to raise capital. Legal and other directly related syndication costs incurred during the two years ended 2023 and 2022 was $252,930 and $195,930, respectively. Syndication costs are accounted for as a reduction of capital raised from the sale of Member Units and has been written off during the twelve months ended December 31, 2023.

F-9

Revenue Recognition

When applicable, the Company is to adopt ASU No. 2014-09. Revenue from Contracts with Customers (Topic 606), as amended (“ASC 606”), using the modified retrospective method applied to contracts which are continuing and not completed. The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under previous accounting principles generally accepted in US GAAP including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation.

The adoption of ASC 606 did not have a material impact on the Company’s consolidated financial statements as of the date of adoption, as a result a cumulative-effect adjustment was not required.

The timing of the Company’s revenue recognition may differ from the timing of payment by its customers and others. A receivable is recorded when revenue is recognized prior to payment and the Company has an unconditional right to payment. Alternatively, when payment precedes the provision of goods or services, the Company will record deferred revenue until the performance obligations are satisfied.

There was no revenue recognized from performance obligations satisfied (or partially satisfied) during the period from inception to December 31, 2023.

Organization Expenses

The Company has incurred $7,726 of organization expenses all of which have been expensed as incurred.

Income Taxes

The Company and its subsidiaries are taxed as partnerships for US federal income tax purposes.  Accordingly, all consolidated items of income, deductions, gains or losses and credits are allocated to members in accordance with the operating agreement and subchapter K of the Internal Revenue Code.  Since the Company is not liable for tax itself, no material federal tax provision has been recorded.

The Company has filed its federal and state income tax returns for the period from inception (November 10, 2020) through December 31, 2023.  The positions shown on those tax returns are open for examination for a period of three years.  Currently, the Company is not under examination by any taxing jurisdiction and has not been assessed any interest or penalties related to income tax matters.  The Company routinely evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions.

Member Unit and Equity Based Compensation

Consistent with US GAAP, the Company will record Member Unit-based compensation as a non-cash expense. The Company measures and recognizes compensation expense for all Member unit-based awards, granted to employees and directors based on the estimated fair value of the awards on the date of grant. The fair value of each option award is estimated on the grant date using the Black-Scholes option pricing model. The Black-Scholes option pricing model requires the input of highly subjective assumptions, including the fair value of the underlying member units, the expected term of the option, the expected volatility of the price of the Company’s Member units, risk-free interest rates, and the expected dividend yield of the Company’s Member units. The assumptions used to determine the fair value of the awards represent management’s best estimates. These estimates involve inherent uncertainties and the application of management’s judgment.

F-10

The Company amortizes the fair value of each Member unit award over the requisite service period of the awards in accordance with the associated vesting schedule. Stock based compensation is adjusted based upon actual forfeitures.

Recent Accounting Pronouncements

In February 2019, FASB issued ASU No. 2016-02, Leases, that requires organizations that lease assets, referred to as "lessees", to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2019-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years, and early application is permitted. We are currently evaluating the effect that the updated standard will have on the financial statements and related disclosures.

In June 2018, FASB amended ASU No. 2018-07, Compensation – Stock Compensation, to expand the scope of Topic 718, Compensation – Stock Compensation, to include share-based payment transactions for acquiring goods and services from nonemployees.  The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, and early application is permitted.  We are currently evaluating the effect that the updated standard will have on the financial statements and related disclosures.

In August 2018, amendments to existing accounting guidance were issued through Accounting Standards Update 2018-15 to clarify the accounting for implementation costs for cloud computing arrangements.  The amendments specify that existing guidance for capitalizing implementation costs incurred to develop or obtain internal-use software also applies to implementation costs incurred in a hosting arrangement that is a service contract. The guidance is effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021, and early application is permitted. We are currently evaluating the effect that the updated standard will have on the financial statements and related disclosures.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our financial statements.

NOTE 3 – REAL ESTATE PARTNERSHIP INVESTMENTS

During the two years ended December 31, 2023, the Company purchased from an affiliate and invested in the following North Dakota real estate partnership investments:

Partnerships, equity basis	Ownership	Location	Investment
Enclave OG, LLC	29.58%	Fargo	$1,600,669
SOCO Group II, LLC	34.00%	Grand Forks	1,388,861
			$2,989,530

Partnerships, consolidated	Ownership	Location	Investment
Compass Apartments I, LLC	51.00%	Moorehead	$3,343,500
Current33 Apartments I, LLC	51.00%	Hastings	4,034,111
			$10,367,141

F-11

Fargo North Dakota:

On December 20, 2021, an affiliate of the Manager of the Company (Affiliate), paid cash of 34.78% of the capital raised in the partnership and acquired a 29.58% profit and loss interest in a developmental limited liability partnership which is in Fargo, North Dakota (Partnership). The Partnership, through its wholly owned subsidiary, is developing and operating a mixed-use residential building composed of multifamily and condominium units. The Affiliate paid $1,558,378 for this interest. Whereas, the Members of the Partnership have limited liabilities to third parties, each Member is entitled to one (1) vote or a fraction of one (1) vote per one percent (1%) of the Membership interest held by the Member on each matter submitted to a vote at a meeting of Members, except to the extent that the voting rights of the Membership Interest of any class or classes are limited or denied by the Articles of the Operating Agreement or by law.

The development consists of 2.63 acres and is projected to include 119 multifamily rental units plus 14 for-sale condominiums, totaling 118,038 square feet. The development is expected to cost $35,638,702, with a mortgage of $25,525,135 and to open for occupancy in September of 2023.

Pursuant to the Assignment of Limited Liability Company Interest, on February 17, 2022, the Company purchased the Affiliate’s interest in the Partnership for $1,558,378.50. The Company paid $1,058,378.50 in cash and signed a promissory note payable to the Affiliate in the amount of $500,000. The promissory note in the amount of $500,000 was payable on or before May 15, 2022, along with 6.99% APR interest. The loan was paid in full on March 8, 2022, the total interest paid to Affiliate by the Company was approximately $1,819.

The Company accounts for the purchase of its 29.58% interest in Enclave OG, LLC on the equity method of accounting. The management prepared, the unaudited financial highlights of the Statements of Financial Condition as of December 31, 2023 and 2022 and the unaudited financial highlights of the Statements of Operations, and for the years ended December 31, 2023 and 2022, are presented are as follows:

Enclave OG, LLC (WILD OAK)

Statement of Operations – Highlights

	2023	2022
Revenues	$197,853	$-
Expenses
Operating	355,972	-
Other (income) expenses	291,554	-
Net income (loss)	$(449,673)	$-

Grand Forks, North Dakota

On October 6, 2021, the Affiliate paid cash of $1,500,000 representing 40.00% of the capital raised in the partnership and acquired a 34% profit and loss interest in a developmental limited liability partnership which is located in Fargo, North Dakota (Partnership). The Partnership, through its wholly owned subsidiary is developing and operating a mixed-use residential building composed of multifamily and condominium units. Whereas, the Members of the Partnership have limited liabilities to third parties, each Member is entitled to one (1) vote or a fraction of one (1) vote per one percent (1%) of the Membership interest held by the Member on each matter submitted to a vote at a meeting of Members, except to the extent that the voting rights of the Membership Interest of any class or classes are limited or denied by the Articles of the Operating Agreement or by law.

The development consists of 4.3 acres and is projected to 21,020 square feet of commercial space and 74 multifamily rental units totaling 105,615 square feet. The development is expected to cost $18,380,234, with a mortgage of $13,785,175. Construction was completed in spring 2023 and the property is over 80% leased as of August 2023.

Pursuant to the Assignment of Limited Liability Company Interest, dated March 24, 2022, the Company purchased the Affiliate’s interest in the Partnership for $1,500,000. The Company paid $120,000 in cash and borrowed $1,380,000 pursuant to the note payable, related party, dated January 1, 2022, (see discussion above).

F-12

The Company accounts for the purchase of its 34% interest in Soco Group II, LLC on the equity method of accounting.  The management prepared, the unaudited highlights of the Statements of Financial Condition as of December 31, 2023 and 2022 and the unaudited financial highlights of the Statements of Operations, and for the years ended December 31, 2023 and 2022, are presented are as follows:

Soco Group II, LLC

Statement of Operations – Highlights

	2023	2022
Revenues	$557,442	$-
Expenses
Operating	346,838	-
Other (income) expenses	969,961	-
Net income (loss)	$(759,357)	$-

Moorhead, Minnesota

On September 30, 2022, the Company invested in Compass Apartments I, LLC, a Minnesota limited liability company (“Compass Apartments”), which is developing and will operate a multifamily apartment building totaling 93 units in Moorhead, MN. The construction is expected to be completed around January 2024 and was 40% complete as of June 30, 2023. The Company purchased a 51% interest in the Compass Apartments in the amount of $3,096,000.

The Company paid $800,000 in cash and borrowed the remaining $2,296,000 from the Manager under its existing line of credit agreement. Under this line of credit, the Company will pay the Manager (7.89%) simple interest, calculated as the coupon rate on a U.S. 10-year treasury plus five percent (5%). This interest rate will be readjusted semiannually on July 1 and January 1 and is capped at 10%.

Hasting, Minnesota

On October 12, 2022, the Company invested in Current33 Apartments I, LLC, a Minnesota limited liability company (“Current33 Apartments”), which is developing and will operate a multifamily apartment building totaling 106 units in Hastings, MN. The construction is expected to be completed around January 2024 and construction was 55% complete as of June 30, 2023. The Company purchased a 51% interest in the Current33 Apartments in the amount of $3,735,600.

The Company borrowed $3,735,600 from the Manager under its line of credit agreement, which it amended and restated to allow the Company to borrow up to $50,000,000. Under this line of credit, the Company will pay the Manager (7.89%) simple interest, calculated as the coupon rate on a U.S. 10year treasury plus five percent (5%). This interest rate will be readjusted semiannually on July 1 and January 1 and is capped at 10%.

NOTE 4 – CONSTRUCTION MORTGAGE NOTE PAYABLES

Construction mortgage notes payable applicable to the controlled partnership investments as of December 31, 2023, and 2022 are as follows:

		2023	2022
Current33 Apartments I,LLC	(a)	$15,767,062	$-
Compass Apartments, LLC	(b)	10,732,265	-
Total		$26,499,327	$-

F-13

a.

Current33 Apartments I, LLC, a majority-owned subsidiary, has a construction mortgage note with a financial institution. The loan proceeds are utilized to construct the apartment building in Hastings, MN. The principal amount of the mortgage is $18,678,000, initiated on October 12, 2022. The construction mortgage note matures on October 15, 2027. The loan bears interest at an annual rate of 4.50% with interest-only payments due through November 15, 2024. Thereafter, the mortgage note payments are $95,363.84 per month.

The real estate is pledged as collateral for the construction mortgage note payable. Certain of the members of the general partner are guarantors of the construction mortgage payable, based upon the pro rata basis of the Company’s prorate share of the Company’s ownership of the investee. The amortization period for this loan is 30 years. Prior to the disbursement of any loan proceeds, these guarantees were executed in favor of the lender under the conditions set forth in the guarantees provided.

b.

Compass Apartments I, LLC, a majority-held subsidiary, has a construction mortgage with a financial institution in Fargo, ND, for the construction of a 93-unit apartment building in Moorhead, MN. The principal amount of the mortgage is $15,468,750, initiated on September 30, 2022, and maturing on October 15, 2027. The loan carries an interest rate of 4.50% fixed, with interest-only payments until November 15, 2024, followed by principal and interest (P&I) payments of $78,978.44. Interest is calculated on a 365/360 basis.

The real estate is pledged as collateral for the construction mortgage note payable. Certain of the members of the general partner are guarantors of the construction mortgage payable,  based upon the pro rata basis of the Company’s prorate share of the Company’s ownership of the investee. The amortization period for this loan is 30 years. Prior to the disbursement of any loan proceeds, these guarantees were executed in favor of the lender under the conditions set forth in the guarantees provided.

The two construction mortgage notes payable are to be converted into permanent mortgages upon the maturity of the construction notes payable.

NOTE 5 - INCOME TAX PROVISION

As an entity treated as a partnership for US federal income tax purposes, all items of income, deduction, gain, loss and credit flows through the Company and is taxable to the members of the Company.  No material federal or state income tax provision exists for the Company.

NOTE 6 – MEMBERS’ CAPITAL

The Operating Agreement dated November 10, 2020, provides for three classes of Members, Class A, Class B and Class C Member interests. The Company has authorized a maximum of seven million five hundred thousand (7,500,000) Units in each of Class A and Class B, however the maximum Capital Contribution, regardless of the number of Units issued in Class A and Class B, shall not exceed seventy-five million dollars ($75,000,000) in the aggregate. Subject to the Company accepting less, the minimum investment amount for Class A and Class B Units is $10,000. The Company must sell a combined minimum of one million dollars ($1,000,000) of Class A and Class B Units prior to breaking impounds where investor funds may be used to acquire assets. Purchases by the Manager or Affiliates of the Manager will not count towards this total.  The Class A and Class B Units have an 80% voting interest in the Company.

The Managing Member may make capital calls on the Class A and Class B Members from time to time to achieve Company objectives and policies. For additional information see Operating Agreement included herein.

F-14

The one hundred (100) Class C Membership Units, representing a 20% voting interest in the Company, is 100% owned by an affiliate of the managing member and was issued as founder’s interests, at formation. The affiliate of the managing member paid $1,000 for the Class C Membership Unit.

The percentage of total Capital Contributions within each respective Class shall represent the Class A and Class B “Capital Contribution Percentage Share.” For example, if Class A contributions were $350,000 out of $1,000,000 raised in the Offering, then the Class A Capital Contribution Share would be 35%. Through the Offering Circular, the Company is authorized to offer one thousand (1,000) Class A and Class B membership interests at $10 or $10.6383 per Member Interest depending on the intermediaries through which the investment is made. Purchasers shall, upon acceptance by the Manager of their Subscriptions, become Class A and Class B Members in the Company. Funds will be made immediately available to the Company once the Company raises a minimum of $1,000,000, in a designated bank account.

The percentage interests of the Members will be calculated in relation to the other Members in their Member class or in relation to the total Member interests. Class A and Class B Members will collectively hold 80% of the voting interests which are proportionate to such Member Capital Contributions relative to one another. Class C Members will hold 20% of the voting interests in the Company.

Class A+ Member

Investors who purchase at least $500,000 in Class A Units, who purchase Units through an RIA, who purchase units through a registered broker-dealer, or who are current employees of the Manager or any Development Partner with whom the Company does business are also eligible to take advantage of the Company’s Side Letter Agreement. Under this Side Letter Agreement, eligible investors (referred to as Class A+ Investors) are assigned cashflows from the Company’s Class C Members (who are also members of the Manager) such that the Class A+ investors will receive eighty-five percent (85%) of eligible Distributable Cash instead of eighty percent (80%). Any disputes under the Side Letter Agreement are subject to the same dispute resolution process as disputes under the Company’s Operating Agreement. While this Agreement shall be open to all Class A Members during the duration of this offering, the Side Letter Agreement shall terminate for with regards to any Class A Unit assigned, sold, or transferred (including involuntary transfers by operation of law) from the Class A+ Investors to any other Person, unless the Manager consents to the transfer of this Agreement in its sole and unlimited discretion.

Class A Members:

Class A Members are reserved for individuals (i) who agree to purchase at least One Hundred Thousand Dollars ($100,000) worth of Class A Units, (ii) whose investment is the result of a referral to the Company by a Registered Investment Advisor, (iii) who purchase their Units through licensed broker-dealer, or (iv) who have invested previously in Affiliates of the Manager such previous investors to be admitted as Class A Members in the sole discretion of the Manager.  Class A Members are entitled to first receive eighty percent (80%) of Distributable Cash from operations and 100% of Distributable Cash from Capital Transactions until they have received a return of their Unreturned Capital Contributions. The minimum investment is ten thousand dollars ($10,000).

Class B Member:

Class B Members are to invest $10,000 per Unit. Class B Members will ratably receive seventy percent (70%) of Distributable Cash from operations and upon a distribution of cash from a Capital Transaction, after the Class A Member receives the above cash, the Class B Members receive seventy percent (70%) of the cash distribution until they have received a return of their Unreturned Capital Contributions.

Class B Members who are admitted and later purchase additional Units or otherwise make Additional Capital Contributions which result in their total Unreturned Capital Contributions of $100,000 or higher will have their Class B Units converted to Class A Units as of the date the Capital Contribution bringing their total Capital Contributions above $100,000 is received in the Company’s account and determined to be in good order.

F-15

Class C Member:

The Class C Member Interests are owned by an affiliate of the Manager and are entitled to receive all (100%) of the remaining Distributable Cash from both operations and capital transactions.

At Management’s discretion, the Company intends on making cash distributions from operations and capital transactions as discussed above. Capital transaction distributions includes dispositions from refinancing or the sales of property.

For a more comprehensive discussion about the Operating Agreement and membership interests, see the Offering Circular.

NOTE 7 – RELATED PARTY TRANSACTIONS

Note payable, related party

On January 1, 2022, the Company entered into a Promissory Note (the “Note”) with an affiliate of the Managing Member of the Company which provides the Company with up to $5,000,000 of funds. On October 4, 2022, the Note was amended to provide a line of credit up to $50,000,000 of funds. The Note is an uncollateralized revolving credit facility which matures October 4, 2032. Interest due thereon, accrues at the Alternated Base Rate of interest per annum, not to exceed 10% of funds advanced under the Note. The primary purpose of the note payable is to fund operating expenses and other costs. As of December 31, 2023, and 2022, funds provided to the Company and due to an affiliate of the Manager of the Company, are $3,246,27 and $4,995,773, respectively. Interest payable on the Note was $497,157 and $113,148, respectively. As of December 31, 2022, the Company entered into a Standstill Agreement with regards to this Promissory Note whereby the lender (an affiliate of the Manager) agrees not to demand any payment or take any legal action to recover money owned under the Note until June 30, 2024 (including both monies currently borrowed and any new money which may be borrowed in the future).

Management Agreement

As discussed above, the Company is managed by GCPF Management, LLC (Manager). The Company will reimburse Manager for the Manager’s out-of-pocket expenses related to the initial startup costs including earnest money deposits, due diligence costs, closing costs, loan/lender application fees, appraisals, engineering and environmental reposts, property management fees and or legal fees. Such costs may be paid as an expense of the Company prior to determining Distributable Cash. The Company will pay the Manager, interest of 10% per annum from the date that a disbursement is made to the date of repayment.

The following sets forth the management fees discussed in the Operating Agreement. At this time it is difficult to determine the magnitude of each of these fees.

The Company will pay the Manager the following fees:

Acquisition fee of two percent (2.0%) based on the total acquisition cost of a property investment, including both cash and debt.

Origination fee of four percent (4%) of total loans and other debt closed related to the investment opportunity, related to the conduct of due diligence of the investment opportunity.

Construction Management fee of five percent (5%) of total construction costs (material and labor) for overseeing construction and/or rehabilitation of each property.

Asset Management fees of up to the greater of one percent (1%) per annum of total Member Capital Contributions (without reduction for any returned capital) or two percent (2%) of the total gross income of the Fund.

Property management fee of up to 7% of gross collected revenues will be paid to operate and management the properties.

Refinance fees of one percent (1%) of new or supplemental loan amounts for generating the loan packages for presentation and consideration by the lenders.

Interest on Manager Advances of up to ten percent (10%) per annum on all advances made by the Manager to the Company.

F-16

The Operating Agreement also provides for the following fee expense applicable to broker- dealer fee for services. Such fees will be paid as an expense of the Company prior to determining Distributable Cash. The related broker-dealer fees are as follows:

Broker-Dealer fees charged to the Company for compliance services will be up to 1% of the Capital Contributions of all Class A and Class B Members.

Broker-Dealer Sales fees, fees charged for the sales of securities by a licensed broker-dealer, can be up to 6% of the Capital Contribution of Members whose interest were purchased through a licensed broker-dealer.

Guarantors of construction mortgage notes payable:

Five of the members and officers of the Company and the managing general partner are guarantors of the four construction mortgage notes payable. In the aggregate, the guarantors are contingently obligated in the amount of $38,807,412; limited to the Company’s pro-rata ownership of each investee.

NOTE 8 – CONTRACTS, COMMITMENTS AND CONTINGENCIES

Litigation:

The Company is not currently involved with and does not know of any pending or threatening litigation against the Company as of December 31, 2023 and 2022.

Escrow Agreement:

During March 2021, the Company entered into an Escrow Agreement for Securities Offering with WealthForge Securities Corporation LLC providing that all payments in connection with subscriptions for shares are to be sent to Atlantic Capital Bank (which is merging with SouthState Bank), and held in a non-interest bearing account for disbursement in compliance with the Securities and Exchange Act of 1934 Rule 15(c)2-4 and related SEC guidance and FINRA rules. See discussion elsewhere herein. Related thereto, the Company also entered into a one-year (renewable) software and licensing agreement with WealthForge Technologies, LLC which licenses the Company to use certain software, computer programs, business processes, integrated services and documentation. As of June 30, 2022, WealthForge Securities Corporation has been paid its Broker Dealer. See also discussions in Offering Memorandum elsewhere herein.

Broker Dealer Agreement

During March 2021, the Company entered into a Broker-Dealer Agreement with WealthForge Securities, LLC (WealthForge) to provide operations and compliance services for the Company in relation to this Offering, review investor information, including Know Your Customer data, compliance with Regulation D Rule 506(d) Bad Actor Check requirements, perform Anti-Money Laundering and other compliance background checks and assist the Company in accepting investors.  The term of the Agreement is twelve months, automatically renewable for successive twelve-month periods unless either party to the Agreement provides notice of non-renewal at least sixty days prior to the expiration of the current term.

The compensation to WealthForge includes the following: (i) Diligence fee of $10,000, (ii) Transaction Management fee of 100bps of proceeds raised, (iii) Regulatory Filing Service Fee of $350 per form and a (iv) Marketplace Fee of $100 per transaction of the aggregate amount raised by the Company except for clients of advisors with whom the Company has or develops a relationship prior to the time of an investment into the Offering.

Stock Registrar and Transfer Agency Service Agreement

On March 30, 2021, the Company has entered into a contract with KoreTranser Integral Transfer Agency USA Inc. Agency to provide services related to stock registrar and transfer agent. The pricing for such services include a Reg A+ set up fee of $3,500 plus $2,500 per month.

Subscription Escrow Agreement

On June 8, 2021, the Company entered into a subscription escrow agreement with WealthForge Securities, LLC to maintain subscription proceeds (Subscriber investment deposits) in escrow and to provide other escrow services. All fees will be paid by WealthForge Securities, LLC.

F-17

Amendment and Restatement of Subscription Agreement:

As of January 28, 2022, the Company amended its subscription agreement to provide additional fields for the use of investors who are investing through retirement accounts. The Company continues to accept the original subscription agreement for nonretirement account investors.

Registered Broker Dealers

Registered broker-dealers will receive a Placement Fee of up to six percent (6%) of the Gross Offering Proceeds up to a maximum of $4,500,000, of the Maximum Dollar Amount of $75,000,000 is sold to clients of registered broker-dealers.

NOTE 9 -SUBSEQUENT EVENTS AND CONTINGENCY

Management of the Company has evaluated subsequent events from January 1, 2024 through June 4, 2024, the date that the financial statements were available to be issued. Based upon managements’ understandings, the following material events were identified.

On May 3, 2024, the Company purchased a 12.07% equity interest in Enclave Compass II which is a multifamily development located at 600 30th Ave S, Moorhead, MN 56560. The project involves the development of an 83-unit apartment building on a 2.5-acre site. Enclave Development is the developer and general contractor. Construction began in November 2023 and is scheduled to conclude in January 2025. The financial commitment by the Company will be met through two or more contributions, approximately $200,000 contributed on May 3, 2024, and the remaining approximately $400,000 to be contributed by July 1, 2024, although the specific dates for these payments are yet to be determined.

Sales of Membership Units

The company anticipates raising an additional $5,000,000 through the sale of membership units in 2024.

F-18

Alan T. Schiffman, CPA, PC

Financial Strategists | Business Consultants

1166 Dimock Lane Naples, FL 34110

Telephone 239-595-0314; Fax 239-594-7984

Email: ats@naplescpa.net Website: alantschiffman.com

Independent Accountants’ Compilation Report

Board of Directors

Gratus Capital Properties Fund III, LLC

Minneapolis, MN

Management is responsible for the accompanying financial statements of Gratus Capital Properties Fund III, LLC & Subsidiaries, which comprise the consolidated statements of financial position as of December 31, 2023, December 31, 2022 (Restated), June 30, 2023, and June 30, 2024, and the related consolidated statements of operations, consolidated statements of changes in members' equity (deficiency), and consolidated statements of cash flows for the years ended December 31, 2023, and December 31, 2022 (Restated), as well as for the six-month periods ended June 30, 2023, and June 30, 2024, in accordance with accounting principles generally accepted in the United States of America.

We have performed compilation engagements in accordance with the Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. We did not audit or review the financial statements nor were we required to perform any procedures to verify the accuracy or completeness of the information provided by management. Accordingly, we do not express an opinion, a conclusion, nor provide any form of assurance on these financial statements.

The financial statements as of December 31, 2023 and 2022 and for the two years then ended were audited by Boladale Lawal & Co. (PCAOB ID-6993) dated June 4, 2024 reporting that the audit that they conducted provides a reasonable basis for the unqualified opinion.

Alan T. Schiffman, CPA PC

September 24, 2024

F-19

GRATUS CAPITAL PROPERTIES FUND III, LLC & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

For the Six Months Ended June 30, 2024 and 2023 (Unaudited) and

For the Years Ended December 31, 2023 and 2022 (Audited)

	June 30		December 31
	(UNAUDITED)		(AUDITED)
	2024	2023	2023	2022
ASSETS		(RESTATED)		(RESTATED)
Investment in real estate partnership
Partnership equity investments	$3,320,321	$3,257,498	$2,989,530	$3,330,091
Land	2,501,513	2,497,511	2,497,511	2,477,122
Construction in process (including capitalized interest)	41,064,919	20,301,267	38,048,702	7,090,333
Total real estate partnership investments	46,886,753	26,056,276	43,535,743	12,897,546
Fixed Assets (net)	12,450	1,750	1,400	2,100
Cash and cash equivalents	401,956	23,223	162,297	2,930,535
Accounts receivable (net)	27,150	-	-	-
Prepaid expense	84,354	655	5,046	1,309
Total Assets	$47,412,663	$26,081,904	$43,704,486	$15,831,490

LIABILITIES AND MEMBERS' CAPITAL
Mortgages payable	$32,899,604	$8,226,822	$26,499,327	$-
Notes payable to Gratus Capital LLC	1,851,250	4,425,773	3,246,273	4,995,773
Note payable to Syndica LLP	200,120	-	-	-
Debt issuance cost	(280,093)	(280,093)	(280,093)	(280,093)
Accumulated amortization on debt issuance cost	129,629	56,721	96,553	16,889
Mortgage interest payable	68,291	16,160	56,288	-
Accrued interest payable	605,451	324,602	497,157	113,148
Accounts payable	76,882	15,191	29,708	10,863
Accrued liabilities	496,577	2,726,839	1,790,253	1,152,339
Member funds held in escrow	-	15,000	10,000	-
Retainage payable	-	657,390	979,456	175,326
Total Liabilities	36,047,711	16,184,405	32,924,922	6,184,245

Minority interests in consolidated subsidiaries	4,008,389	4,008,389	4,008,389	4,008,389

Members' Equity
Class A Units	7,742,836	5,120,168	6,080,936	4,690,168
Class B Units	2,350,305	1,644,108	2,100,140	1,420,858
Class C Units	1,000	1,000	1,000	1,000
Syndication cost of capital	(303,352)	(217,762)	(252,930)	(195,930)
Retained earnings (deficit)	(2,434,226)	(658,404)	(1,157,971)	(277,240)
Total Member Equity (Deficit)	7,356,563	5,889,110	6,771,175	5,638,856

Total Liabilities and Member s' Equity (Deficit)	$47,412,663	$26,081,904	$43,704,486	$15,831,490

See Accountant's Compilation Report

See accompanying notes, which are an integral part of these financial statements

F-20

GRATUS CAPITAL PROPERTIES FUND III, LLC & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Six Months Ended June 30, 2024 and 2023 (Unaudited) and

For the Years Ended December 31, 2023 and 2022 (Audited)

	June 30		December 31
	(UNAUDITED)		(AUDITED)
	2024	2023	2023	2022
Revenue		(RESTATED)		(RESTATED)
Gross market rent	$1,808,947	$-	$-	$-
Vacancy	(1,503,527)	-	-	-
Gain (loss) to market	7,943	-	-	-
Other rental revenue	56,662	-	-	-
Total Gross Potential Rent and Fees	370,025	-	-	-
Bad debt write-off	(1,091)	-	-	-
Rental Incentives	(94,648)	-	-	-
Total Net Collected Rent	274,286	-	-	-
Equity in losses from unconsolidated partnership investments	(269,209)	(72,593)	(340,561)	-
Total Operating Revenue (Loss), net	5,077	(72,593)	(340,561)	-

Operating Expenses
Asset management fees	43,937	31,826	75,438	27,836
General and administrative expenses	98,640	726	65	177
Payroll	119,305	-	-	-
Professional fees	121,503	63,799	79,718	77,289
Property insurance	25,929	-	-	-
Property taxes	10,950	-	-	-
Repairs and maintenance	67,636	-	-	-
Utilities	46,421	-	-	-
Total Operating Expenses	534,321	96,351	155,221	105,302

Non-Operating (Income) Expense
Admin and compliance	2,325	-	-	-
Amortization expense	33,076	-	-	-
Depreciation expense	745	350	700	700
Interest expense	712,636	211,479	384,009	142,607
Interest income	(2,371)	(209)	(360)	(50)
State franchise taxes	600	600	600	300
Net Loss before Income Taxes	(1,276,255)	(381,164)	(880,731)	(248,859)

Net Loss	$(1,276,255)	$(381,164)	$(880,731)	$(248,859)

See Accountant's Compilation Report

See accompanying notes, which are an integral part of these financial statements

F-21

GRATUS CAPITAL PROPERTIES FUND III, LLC & SUBSIDIARIES

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

For the Six Months Ended June 30, 2024 and 2023 (Unaudited) and

For the Years Ended December 31, 2023 and 2022 (Audited)

	Member Units								Total
	Class A		Class B		Class C		Syndication	Members'	Members'
	Units	Amount	Units	Amount	Units	Amount	Costs	Deficit	Deficit
Balance, January 1, 2022	5,000	$50,000	2,750	$27,500	100	$1,000	$-	$(28,381)	$50,119
Member Units issued for cash	464,017	4,640,168	142,086	1,393,358					6,033,526
Costs incurred to raise capital		(150,375)		(45,555)					(195,930)
Net loss for the year								(248,859)	(248,859)
Balance, December 31, 2022	469,017	$4,539,793	144,836	$1,375,303	100	$1,000	$-	$(277,240)	$5,638,856
Member Units issued for cash	136,763	1,390,768	66,690	679,282					2,070,050
Costs incurred to raise capital		(38,000)		(19,000)					(57,000)
Net loss for the year								(880,731)	(880,731)
Balance, December 31, 2023	605,780	$5,892,561	211,526	$2,035,585	100	$1,000	$-	$(1,157,971)	$6,771,175
Member Units issued for cash	154,014	1,862,514	20,781	316,822					2,179,336
Costs incurred to raise capital		(12,239)		(2,102)			(36,081)		(50,422)
Net loss for six months ended June 30, 2024								(1,276,255)	(1,276,255)
Balance, June 30, 2024 (UNAUDITED)	759,794	$7,742,836	232,307	$2,350,305	100	$1,000	$(36,081)	$(2,434,226)	$7,623,834

See Accountant's Compilation Report

See accompanying notes, which are an integral part of these financial statements

F-22

GRATUS CAPITAL PROPERTIES FUND III, LLC & SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Six Months Ended June 30, 2024 and 2023 (Unaudited) and

For the Years Ended December 31, 2023 and 2022 (Audited)

	June 30		December 31
	(UNAUDITED)		(AUDITED)
	2024	2023	2023	2022
Cash Flows from Operating Activities		(RESTATED)		(RESTATED)
Net Loss	$(1,276,255)	$(381,164)	$(880,731)	$(248,859)
Adjustment to reconcile net loss from operations:
Amortization	18,116	-	79,664	-
Depreciation	745	350	700	700
Real estate partnership investment loss	(269,209)	-	340,561	-

Changes in Operating Assets and Liabilities
Accounts receivable	(27,150)	-	-	-
Prepaid expense	5,141	654	(3,737)	(1,309)
Accounts payable	59,907	4,328	18,845	10,863
Accrued liabilities	(1,390,859)	1,574,500	637,914	1,152,339
Accrued interest payables	108,294	211,479	384,009	113,148
Mortgage interest payables	12,003	16,160	56,288	-
Retainage payables	(979,456)	482,064	804,130	175,326
Member funds held in escrow	(10,000)	15,000	10,000	-
Net Cash Used in Operating Activities	(3,748,723)	1,923,371	1,447,643	1,202,208

Cash Flows from Investing Activities
Investment in land	(4,002)	(20,389)	(20,389)	(2,477,122)
Investment in construction in process	(3,016,217)	(13,210,934)	(30,958,369)	(7,090,333)
Investment in real estate partnership	(399,879)	72,593	-	(3,330,091)
Investment in fixed assets	(11,793)	-	-	-
Syndication cost additions	(50,422)	(21,832)	(57,000)	(88,188)
Net Cash Provided by Investing Activities	(3,482,313)	(13,180,562)	(31,035,758)	(12,985,734)

Cash Flows from Financing Activities
Debt issuance costs, net of amortization	14,960	39,832	-	(263,204)
Mortgage payables	6,400,277	8,226,822	26,499,327	-
Issuance of members equity	1,912,065	653,250	2,070,050	6,033,526
Issuance of members equity to minority interest	-	-	-	4,008,839
Issuance (payment) of note payable related parties	(1,395,023)	(570,000)	(1,749,500)	4,756,850
Net Cash Provided by Financing Activities	6,932,279	8,349,904	26,819,877	14,535,561

Net Increase (Decrease) in Cash	(298,757)	(2,907,287)	(2,768,238)	2,752,035
Cash at Beginning of Period	162,297	2,930,535	2,930,535	178,500
Cash at End of Period	$(136,462)	$23,223	$162,297	$2,930,535

See Accountant's Compilation Report

See accompanying notes, which are an integral part of these financial statements

F-23

GRATUS CAPITAL PROPERTIES FUND III, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF JUNE 30, 2024, AND 2023 (UNAUDITED AND RESTATED) AND

DECEMBER 31, 2023, AND 2022 (AUDITED AND RESTATED)

NOTE 1 – NATURE OF OPERATIONS

Gratus Capital Properties Fund III, LLC, & Subsidiaries (The Company), a manager-managed Delaware limited liability company, was formed on November 10, 2020. Through subsidiary single purpose entities, the Company’s business model is to acquire multifamily and commercial properties, new developmental property and single-family assets throughout the United States, for the purpose of rehabilitation, development, operation and resale. In addition, the Company may from time to time purchase other cash flowing real estate related assets, such as land, mixed-use, hotels, multifamily, real estate backed investments and commercial properties in urban and other neighborhoods throughout the United States. The Company may also enter into joint venture investments in commercial real estate, lend senior and subordinated debt on properties in the same areas and invest in preferred equity positions in real estate owning entities. The Company believes that by lending to developers in key areas where the Company does not have a physical presence will provide diversified geographic asset investments, reducing the risks of providing returns on the real estate investment portfolio. The Company is managed by GCPF Management, LLC.

Since November 10, 2020 (inception), the Company has relied upon related parties and its Members for funding cash flow to pay for operating expenses and other costs. (See discussions below). For the period from inception to June 30, 2024, the Company has generated losses aggregating $2,434,226. These matters do raise concern about the Company’s ability to operate at a profit. That notwithstanding, through June 30, 2024, the Company raised capital in the amount of $10,094,141. See also Note 8 Subsequent Events. Further, during the next twelve-month period, the Company intends to fund its operations with funding from its campaign to sell Membership Units (see Note 6). The additional capital is to enable the Company to fund real estate acquisitions and continuing operations. These financial statements and related notes thereto do not include any adjustments that might result from operating and cash flow uncertainties.

The Company is considered an emerging growth company under Section 101(a) of the Jumpstart Business Act as it is an issuer that had total annual gross revenues of less than $1 billion during its most recently completed fiscal period. Because the Company is an emerging growth company, the Company has an exemption from Section 404(b) of Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b), the Company is exempt from the internal control assessment required by subsection (a) that requires each independent auditor that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer.

Through an Offering Circular Form 1A, filed during the year ended 2021, the Company offered up to seven million five hundred thousand (7,500,000) Class A, Class B and Class C Membership Interests (“Interests” or “Class A and Class B Membership Interests”) at $10.00 or $10.6383 per Unit depending on the intermediaries through which the investment is made (the “Offering”). During the six-month period ended June 30, 2024, the Company raised $2,179,336 funds net of syndication costs of $50,422. Funds were made available to the Company upon the Company raising a minimum of $1,000,000 (“Minimum Offering”). Funds are being used for acquiring real estate assets throughout the United States as well as for working capital. The Company intends to invest capital from the proceeds of this Offering over a period time; operate, refinance and reinvest and make distributions to the investors.

Commissions will be paid for the sale of the Interests offered by the Company of from 1% to 7%. See the Offering Circular attached for a more comprehensive discussion of management, risk factors, broker dealer fees and other relevant data.

The Company manger is Gratus Capital Properties Management, LLC, a Delaware limited liability company. An affiliate of the Manager (Affiliate) owns 100% of the authorized, issued and outstanding Class C Membership Interests.

F-24

The financial statements included forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Offering Statement on Form 1A, filed with the Securities and Exchange Commission (“SEC”). Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in our filings with the SEC. The Company does not undertake an obligation to publicly update or review any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Management intends to finance the operating costs over the next 12 months with existing cash in hand, loan from related party, issuance/sales of Member Units, and external debt financing. Additionally, management has secured a $50 million line of credit from our fund provider, accompanied by a standstill agreement effective until July 2025. This arrangement ensures ample liquidity and operational flexibility, allowing us to continue our business activities without interruption. Furthermore, we have a subsisting agreement with our fund provider that the fund will be used for a minimum period of 7 years before it can be withdrawn or converted to the equity at their discretion.

Also, management investment in new development properties has transitioned to a significant milestone with all construction completed. These properties are now in various stages of stabilization. We anticipate that they will begin generating increasing cash flow and income in the upcoming months, which will substantially improve our financial position and support ongoing operations.

Management has further secured $845,000 in commitments from investors. This funding is poised to provide more than adequate liquidity for our operations over the next 12 months. Immediately following the filing, we will resume our active fundraising campaign, which is expected to further strengthen our financial position and support our strategic initiatives.

During the two years ended December 31, 2023, the Company acquired two partnership investments in which the Company has a majority interest in the outstanding member unit equity. As a result the Company has control of partnership investees. (See Note 3 – Real Estate Partnership Investments). Therefore, the two partnership investments have been consolidated in the financial statements for the six months ended June 30, 2024 and 2023 and the year ended December 31, 2022. Prior thereto the investments were accounted for using the equity method of accounting. As a result, the financial statements have been restated as of December 31, 2022 and for the six month ended June 30, 2023 as follows:

As of December 31, 2022:

(h)	Real estate Partnership Investments was reclassified and reduced from $10,707,702 to $3,330,091
(i)	Land in the amount of $2,477,122 was consolidated
(j)	Construction in process in the amount of $7,090,333 was consolidated
(k)	Cash and cash equivalents was increased from $37,975 to $2,930,535
(l)	Accrued liabilities increased from 113,148 to $1,152,339
(m)	Retainage payable was recorded at $175,326
(n)	Minority interests in consolidated subsidiaries in the amount of $4,008,389 was recorded

For the six months ended June 30, 2023:

(a)	Equity in losses from unconsolidated partnership investments was recorded in the amount of $72,593
(b)	Operating expenses was reduced to $96,351 from $116,451 resulting primarily from the capitalization of certain professional fees
(c)	Net loss increased from $323,721 to $381,164

Restated Financial Statement

The Minority interest line item was omitted in the balance sheet of Form 1-K filed on June 6, 2024 for both year 2023 and 2022, although, the row for total liabilities and equity wrongly included the amount of the Minority Interest, but the sum balance for total equity and liabilities in the balance sheet was overstated by the minority interest.

The omission was corrected in the subsequent filings hence, the restated financial statements. The correction of the omission did not affect the reported balances in the financials and prior periods.

	(December 31)		(December 31)
	2023	2022	2023	2022
ASSETS	(RESTATED)	(RESTATED)

Minority interests	4,008,389	4,008,389	-	-

Members' Equity
Class A Units	6,080,936	4,690,168	6,080,936	4,690,168
Class B Units	2,100,140	1,420,858	2,100,140	1,420,858
Class C Units	1,000	1,000	1,000	1,000
Syndication cost of capital	(252,930)	(195,930)	(252,930)	(195,930)
Retained earnings (deficit)	(1,157,971)	(277,240)	(1,157,971)	(277,240)
Total Member Equity	6,771,175	5,638,856	6,771,175	5,638,856

Total Liabilities and Member s' Equity	$43,704,486	$15,831,490	$43,704,486	$15,831,490

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accompanying Consolidated Statements of Financial Position and footnotes of Gratus Capital Properties Fund III, LLC have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP’).  The Company adopted the calendar year for reporting the financial statements.

Principles of Consolidation

The Consolidated Financial Statements include the accounts of the Company and its controlled subsidiaries which are primarily majority owned. Any noncontrolling interest in the equity of a partnership is reported as a component of real estate partnership equity. Net income (loss) for operating partnership investments is included in the Statement of Operations as “Income (loss) from partnerships.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the footnotes thereto. Actual results could differ from those estimates. It is reasonably possible that changes in estimates will occur in the near term. All amounts are rounded to the nearest whole dollar upon presentation so certain sums or differences may reflect a rounding difference in some instances.

F-25

Risks and Uncertainties

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, local competition or changes in underlying real estate values. These adverse conditions could affect the Company's financial condition and the results of its operations.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be creditworthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents.  Cash consists of funds held in the Company’s checking account. As of June 30, 2024, December 31, 2023, and December 31, 2022, the Company had $401,956, $162,297, and $2,930,535, respectively, of cash on hand.

Construction in Progress

The Company consolidates in the financial statements, two majority owned partnership investments (Investees) that are in the process of developing and constructing multifamily residential rental units. The property manager of the Investees is a related party of the sponsor of the partnerships and the general contractor which has been hired to perform the development and horizontal and vertical construction of the buildings. The sponsor, the property manager and the general contractor are unrelated entities of the Company. The property manager of the Investees executes contracts with its related party general contractor construction company. The property manager of the Investees has represented to the Company that all construction contracts with the related parties, are (a) entered into on an arm’s length basis (b) requests competitive bids of the subcontractors, (c) charges market rate profit and overhead percentages and that the general contractor does not receive any other compensation from any of the related parties.

The general contractor uses cost plus contracts with the Investees and includes in its compensation from 4.4% to 5.0% of material, labor and overhead as profit. Overhead includes insurance, sales and other taxes, administrative and other costs. The property manager has advised the management of the Company that the general contractor does not pay any expenses or fees to its related parties and that all direct and indirect and general and administrative costs paid by the general contractor are charged to the Investee under the cost plus contract.

The general contractor accounts for each contract on the percentage of completion basis of accounting. All construction in progress costs are capitalized in the financial statements.

Property, Equipment and Depreciation

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation of property and equipment is charged to the statement of operations using the straight-line method over the estimated useful lives of the respective assets as follows:

Leasehold Improvements	Shorter of the estimated lease term or useful
Furniture and Fixtures	7 years
Machinery and equipment	3 to 5 years
Technology	3 years
Vehicles	5 years

The Company evaluates property and equipment for impairment on an ongoing basis to determine whether events and circumstances warrant revision of the estimated benefit period. As of June 30, 2024, management believes that no impairment of the property and equipment exists.

Fair Value Measurements

Generally accepted accounting principles define fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and such principles also establish a fair value hierarchy that prioritizes the inputs used to measure fair value using the following definitions (from highest to lowest priority):

•	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
•

Level 2 – Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.

•	Level 3 – Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable.

F-26

Syndication Costs

The Company continues to work with investment advisors and campaigns to raise capital. Accumulated legal and other directly related syndication costs incurred as of June 30, 2024, December 31, 2023, and December 31, 2022, was $303,352, $252,930 and $195,930, respectively. Syndication costs are accounted for as a reduction of capital raised from the sale of Member Units.

Revenue Recognition

When applicable, the Company is to adopt ASU No. 2014-09. Revenue from Contracts with Customers (Topic 606), as amended (“ASC 606”), using the modified retrospective method applied to contracts which are continuing and not completed. The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under previous accounting principles generally accepted in US GAAP including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation.

The adoption of ASC 606 did not have a material impact on the Company’s consolidated financial statements as of the date of adoption, as a result a cumulative-effect adjustment was not required.

The timing of the Company’s revenue recognition may differ from the timing of payment by its customers and others. A receivable is recorded when revenue is recognized prior to payment and the Company has an unconditional right to payment. Alternatively, when payment precedes the provision of goods or services, the Company will record deferred revenue until the performance obligations are satisfied.

During the six months ended June 30, 2024, net collected revenue from leases in the amount of $217,624 was recognized from the performance of executed lease obligations .

Organization Expenses

The Company has incurred $7,726 of organization expenses all of which have been expensed as incurred.

Income Taxes

The Company and its subsidiaries are taxed as partnerships for US federal income tax purposes.  Accordingly, all consolidated items of income, deductions, gains or losses and credits are allocated to members in accordance with the operating agreement and subchapter K of the Internal Revenue Code.  Since the Company is not liable for tax itself, no material federal tax provision has been recorded.

F-27

The Company has filed its federal and state income tax returns for the period from inception (November 10, 2020) through December 31, 2023.  The positions shown on those tax returns are open for examination for a period of three years.  Currently, the Company is not under examination by any taxing jurisdiction and has not been assessed any interest or penalties related to income tax matters.  The Company routinely evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions.

Member Unit and Equity Based Compensation

Consistent with US GAAP, the Company will record Member Unit-based compensation as a non-cash expense. The Company measures and recognizes compensation expense for all Member unit-based awards, granted to employees and directors based on the estimated fair value of the awards on the date of grant. The fair value of each option award is estimated on the grant date using the Black-Scholes option pricing model. The Black-Scholes option pricing model requires the input of highly subjective assumptions, including the fair value of the underlying member units, the expected term of the option, the expected volatility of the price of the Company’s Member units, risk-free interest rates, and the expected dividend yield of the Company’s Member units. The assumptions used to determine the fair value of the awards represent management’s best estimates. These estimates involve inherent uncertainties and the application of management’s judgment.

The Company amortizes the fair value of each Member unit award over the requisite service period of the awards in accordance with the associated vesting schedule. Stock based compensation is adjusted based upon actual forfeitures.

Recent Accounting Pronouncements

In February 2019, FASB issued ASU No. 2016-02, Leases, that requires organizations that lease assets, referred to as "lessees", to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2019-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years, and early application is permitted. We are currently evaluating the effect that the updated standard will have on the financial statements and related disclosures.

In June 2018, FASB amended ASU No. 2018-07, Compensation – Stock Compensation, to expand the scope of Topic 718, Compensation – Stock Compensation, to include share-based payment transactions for acquiring goods and services from nonemployees.  The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, and early application is permitted.  We are currently evaluating the effect that the updated standard will have on the financial statements and related disclosures.

In August 2018, amendments to existing accounting guidance were issued through Accounting Standards Update 2018-15 to clarify the accounting for implementation costs for cloud computing arrangements.  The amendments specify that existing guidance for capitalizing implementation costs incurred to develop or obtain internal-use software also applies to implementation costs incurred in a hosting arrangement that is a service contract. The guidance is effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021, and early application is permitted. We are currently evaluating the effect that the updated standard will have on the financial statements and related disclosures.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our financial statements.

NOTE 3 – REAL ESTATE PARTNERSHIP INVESTMENTS

During the two years ended December 31, 2023, and the six months ended June 30, 2024, the Company purchased from an affiliate and invested in the following North Dakota real estate partnership investments:

Partnerships, equity basis	Ownership	Location	Investment
Enclave OG, LLC	29.58%	Fargo	$1,415,511
SOCO Group II, LLC	34.00%	Grand Forks	1,304,810
Enclave Compass II, LLC	12.07%	Moorhead	600,000
			$3,320,321

Partnerships, consolidated	Ownership	Location	Investment
Compass Apartments I, LLC	51.00%	Moorehead	$3,343,500
Current33 Apartments I, LLC	51.00%	Hastings	4,034,111
			$7,377,611

F-28

Fargo North Dakota:

On December 20, 2021, an affiliate of the Manager of the Company (Affiliate), paid cash of 34.78% of the capital raised in the partnership and acquired a 29.58% profit and loss interest in a developmental limited liability partnership which is in Fargo, North Dakota (Partnership). The Partnership, through its wholly owned subsidiary, is developing and operating a mixed-use residential building composed of multifamily and condominium units. The Affiliate paid $1,558,378 for this interest. Whereas, the Members of the Partnership have limited liabilities to third parties, each Member is entitled to one (1) vote or a fraction of one (1) vote per one percent (1%) of the Membership interest held by the Member on each matter submitted to a vote at a meeting of Members, except to the extent that the voting rights of the Membership Interest of any class or classes are limited or denied by the Articles of the Operating Agreement or by law.

The development consists of 2.63 acres and is projected to include 119 multifamily rental units plus 14 for-sale condominiums, totaling 118,038 square feet. The development is expected to cost $35,638,702, with a mortgage of $25,525,135 and to open for occupancy in September of 2023.

Pursuant to the Assignment of Limited Liability Company Interest, on February 17, 2022, the Company purchased the Affiliate’s interest in the Partnership for $1,558,378.50. The Company paid $1,058,378.50 in cash and signed a promissory note payable to the Affiliate in the amount of $500,000. The promissory note in the amount of $500,000 is payable on or before May 15, 2022, along with 6.99% APR interest. The loan was paid in full on March 8, 2022, the total interest paid to Affiliate by the Company was approximately $1,819.

The Company accounts for the purchase of its 29.58% interest in Enclave OG, LLC on the equity method of accounting. The management prepared, the unaudited financial highlights of the Statements of Operations, and for the six months ended June 30, 2024, June 30, 2023, and the years ended December 31, 2023, and 2022, are presented are as follows:

Enclave OG, LLC (WILD OAK)

Statement of Operations – Highlights

	6/30/24	6/30/23	12/31/23	12/31/22
Revenue	$628,942	$45	$197,853	$-
Expenses
Operating	523,504	33,508	355,972	-
Other (income) expenses	1,116,127	26,407	291,554	-
Net Income (Loss)	$(1,010,689)	$(59,870)	$(449,673)	$-

Grand Forks, North Dakota

On October 6, 2021, the Affiliate paid cash of $1,500,000 representing 40.00% of the capital raised in the partnership and acquired a 34% profit and loss interest in a developmental limited liability partnership which is located in Fargo, North Dakota (Partnership). The Partnership, through its wholly owned subsidiary is developing and operating a mixed-use residential building composed of multifamily and condominium units. Whereas, the Members of the Partnership have limited liabilities to third parties, each Member is entitled to one (1) vote or a fraction of one (1) vote per one percent (1%) of the Membership interest held by the Member on each matter submitted to a vote at a meeting of Members, except to the extent that the voting rights of the Membership Interest of any class or classes are limited or denied by the Articles of the Operating Agreement or by law.

The development consists of 4.3 acres and is projected to 21,020 square feet of commercial space and 74 multifamily rental units totaling 105,615 square feet. The development is expected to cost $18,380,234, with a mortgage of $13,785,175. Construction was completed in spring 2023 and the property is over 80% leased as of August 2023.

F-29

Pursuant to the Assignment of Limited Liability Company Interest, dated March 24, 2022, the Company purchased the Affiliate’s interest in the Partnership for $1,500,000. The Company paid $120,000 in cash and borrowed $1,380,000 pursuant to the note payable, related party, dated January 1, 2022, (see discussion above).

The Company accounts for the purchase of its 34% interest in Soco Group II, LLC on the equity method of accounting. The management prepared, the unaudited financial highlights of the Statements of Operations, and for the six months ended June 30, 2024, June 30, 2023, and the years ended December 31, 2023, and 2022, are presented are as follows:

Soco Group II, LLC

Statement of Operations – Highlights

	6/30/24	6/30/23	12/31/23	12/31/22
Revenue	$705,658	$54,660	$557,442	$-
Expenses
Operating	276,451	96,901	346,838	-
Other (income) expenses	676,415	139,008	969,961	-
Net Income (Loss)	$(247,208)	$(181,249)	$(759,357)	$-

Moorhead, Minnesota

On September 30, 2022, the Company invested in Compass Apartments I, LLC, a Minnesota limited liability company (“Compass Apartments”), which is developing and will operate a multifamily apartment building totaling 93 units in Moorhead, MN. The construction is expected to be completed around January 2024 and was 40% complete as of June 30, 2023. The Company purchased a 51% interest in the Compass Apartments in the amount of $3,096,000.

The Company paid $800,000 in cash and borrowed the remaining $2,296,000 from the Manager under its existing line of credit agreement. Under this line of credit, the Company will pay the Manager (7.89%) simple interest, calculated as the coupon rate on a U.S. 10-year treasury plus five percent (5%). This interest rate will be readjusted semiannually on July 1 and January 1 and is capped at 10%.

Hasting, Minnesota

On October 12, 2022, the Company invested in Current33 Apartments I, LLC, a Minnesota limited liability company (“Current33 Apartments”), which is developing and will operate a multifamily apartment building totaling 106 units in Hastings, MN. The construction is expected to be completed around January 2024 and construction was 55% complete as of June 30, 2023. The Company purchased a 51% interest in the Current33 Apartments in the amount of $3,735,600.

The Company borrowed $3,735,600 from the Manager under its line of credit agreement, which it amended and restated to allow the Company to borrow up to $50,000,000. Under this line of credit, the Company will pay the Manager (7.89%) simple interest, calculated as the coupon rate on a U.S. 10year treasury plus five percent (5%). This interest rate will be readjusted semiannually on July 1 and January 1 and is capped at 10%.

Enclave Compass II, LLC

On May 3, 2024, the Company purchased a 12.07% equity interest in Enclave Compass II, a North Dakota limited liability company, for $600,000. Enclave Compass II, LLC has raised equity of $4,968,977. The project plans to develop an 83-unit apartment building located at 600 30th Ave S, Moorhead, MN 56560, on 2.5 acres. Enclave Development, serving as both the developer and general contractor, began construction in November 2023.The construction is projected to be completed by January 2025.

The purchase price of $600,000 for the 12.07% investment was paid in cash of $399,880 through June 30, 2024, and a promissory note payable of $200,120 with Syndica LLP bearing interest at an annual rate of 8%. The promissory note matures November 30, 2024.

F-30

NOTE 4 – CONSTRUCTION MORTGAGE NOTE PAYABLES

Construction mortgage notes payable applicable to the controlled partnership investments as of June 30, 2024, June 30, 2023, December 31, 2023, and 2022 are as follows:

		6/30/24	6/30/23	12/31/23	12/31/22
Current33 Apartments I,LLC	(a)	$18,320,104	$6,415,041	$15,767,062	$-
Compass Apartments, LLC	(b)	14,579,500	1,811,781	10,732,265	-
Total		$32,899,604	$8,226,822	$26,499,327	$-

a.

Current33 Apartments I, LLC, a majority-owned subsidiary, has a construction mortgage note with a financial institution. The loan proceeds are utilized to construct the apartment building in Hastings, MN. The principal amount of the mortgage is $18,678,000, initiated on October 12, 2022. The construction mortgage note matures on October 15, 2027. The loan bears interest at an annual rate of 4.50% with interest-only payments due through November 15, 2024. Thereafter, the mortgage note payments are $95,363.84 per month.

The real estate is pledged as collateral for the construction mortgage note payable. Certain of the members of the general partner are guarantors of the construction mortgage payable, based upon the pro rata basis of the Company’s prorate share of the Company’s ownership of the investee. The amortization period for this loan is 30 years. Prior to the disbursement of any loan proceeds, these guarantees were executed in favor of the lender under the conditions set forth in the guarantees provided.

b.

Compass Apartments I, LLC, a majority-held subsidiary, has a construction mortgage with a financial institution in Fargo, ND, for the construction of a 93-unit apartment building in Moorhead, MN. The principal amount of the mortgage is $15,468,750, initiated on September 30, 2022, and maturing on October 15, 2027. The loan carries an interest rate of 4.50% fixed, with interest-only payments until November 15, 2024, followed by principal and interest (P&I) payments of $78,978.44. Interest is calculated on a 365/360 basis.

The real estate is pledged as collateral for the construction mortgage note payable. Certain of the members of the general partner are guarantors of the construction mortgage payable, based upon the pro rata basis of the Company’s prorate share of the Company’s ownership of the investee. The amortization period for this loan is 30 years. Prior to the disbursement of any loan proceeds, these guarantees were executed in favor of the lender under the conditions set forth in the guarantees provided.

The two construction mortgage notes payable are to be converted into permanent mortgages upon the maturity of the construction notes payable.

NOTE 5 - INCOME TAX PROVISION

As an entity treated as a partnership for US federal income tax purposes, all items of income, deduction, gain, loss and credit flows through the Company and is taxable to the members of the Company.  No material federal or state income tax provision exists for the Company.

F-31

NOTE 6 – MEMBERS’ CAPITAL

The Operating Agreement dated November 10, 2020, provides for three classes of Members, Class A, Class B and Class C Member interests. The Company has authorized a maximum of seven million five hundred thousand (7,500,000) Units in each of Class A and Class B, however the maximum Capital Contribution, regardless of the number of Units issued in Class A and Class B, shall not exceed seventy-five million dollars ($75,000,000) in the aggregate. Subject to the Company accepting less, the minimum investment amount for Class A and Class B Units is $10,000. The Company must sell a combined minimum of one million dollars ($1,000,000) of Class A and Class B Units prior to breaking impounds where investor funds may be used to acquire assets. Purchases by the Manager or Affiliates of the Manager will not count towards this total.  The Class A and Class B Units have an 80% voting interest in the Company.

The Managing Member may make capital calls on the Class A and Class B Members from time to time to achieve Company objectives and policies. For additional information see Operating Agreement included herein.

The one hundred (100) Class C Membership Units, representing a 20% voting interest in the Company, is 100% owned by an affiliate of the managing member and was issued as founder’s interests, at formation. The affiliate of the managing member paid $1,000 for the Class C Membership Unit.

The percentage of total Capital Contributions within each respective Class shall represent the Class A and Class B “Capital Contribution Percentage Share.” For example, if Class A contributions were $350,000 out of $1,000,000 raised in the Offering, then the Class A Capital Contribution Share would be 35%. Through the Offering Circular, the Company is authorized to offer one thousand (1,000) Class A and Class B membership interests at $10 or $10.6383 per Member Interest depending on the intermediaries through which the investment is made. Purchasers shall, upon acceptance by the Manager of their Subscriptions, become Class A and Class B Members in the Company. Funds will be made immediately available to the Company once the Company raises a minimum of $1,000,000, in a designated bank account.

The percentage interests of the Members will be calculated in relation to the other Members in their Member class or in relation to the total Member interests. Class A and Class B Members will collectively hold 80% of the voting interests which are proportionate to such Member Capital Contributions relative to one another. Class C Members will hold 20% of the voting interests in the Company.

Class A+ Member

Investors who purchase at least $500,000 in Class A Units, who purchase Units through an RIA, who purchase units through a registered broker-dealer, or who are current employees of the Manager or any Development Partner with whom the Company does business are also eligible to take advantage of the Company’s Side Letter Agreement. Under this Side Letter Agreement, eligible investors (referred to as Class A+ Investors) are assigned cashflows from the Company’s Class C Members (who are also members of the Manager) such that the Class A+ investors will receive eighty-five percent (85%) of eligible Distributable Cash instead of eighty percent (80%). Any disputes under the Side Letter Agreement are subject to the same dispute resolution process as disputes under the Company’s Operating Agreement. While this Agreement shall be open to all Class A Members during the duration of this offering, the Side Letter Agreement shall terminate for with regards to any Class A Unit assigned, sold, or transferred (including involuntary transfers by operation of law) from the Class A+ Investors to any other Person, unless the Manager consents to the transfer of this Agreement in its sole and unlimited discretion.

Class A Members:

Class A Members are reserved for individuals (i) who agree to purchase at least One Hundred Thousand Dollars ($100,000) worth of Class A Units, (ii) whose investment is the result of a referral to the Company by a Registered Investment Advisor, (iii) who purchase their Units through licensed broker-dealer, or (iv) who have invested previously in Affiliates of the Manager such previous investors to be admitted as Class A Members in the sole discretion of the Manager.  Class A Members are entitled to first receive eighty percent (80%) of Distributable Cash from operations and 100% of Distributable Cash from Capital Transactions until they have received a return of their Unreturned Capital Contributions. The minimum investment is ten thousand dollars ($10,000).

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Class B Member:

Class B Members are to invest $10,000 per Unit. Class B Members will ratably receive seventy percent (70%) of Distributable Cash from operations and upon a distribution of cash from a Capital Transaction, after the Class A Member receives the above cash, the Class B Members receive seventy percent (70%) of the cash distribution until they have received a return of their Unreturned Capital Contributions.

Class B Members who are admitted and later purchase additional Units or otherwise make Additional Capital Contributions which result in their total Unreturned Capital Contributions of $100,000 or higher will have their Class B Units converted to Class A Units as of the date the Capital Contribution bringing their total Capital Contributions above $100,000 is received in the Company’s account and determined to be in good order.

Class C Member:

The Class C Member Interests are owned by an affiliate of the Manager and are entitled to receive all (100%) of the remaining Distributable Cash from both operations and capital transactions.

At Management’s discretion, the Company intends on making cash distributions from operations and capital transactions as discussed above. Capital transaction distributions include dispositions from refinancing or the sales of property. For a more comprehensive discussion about the Operating Agreement and membership interests, see the Offering Circular.

NOTE 7 – RELATED PARTY TRANSACTIONS

Note payable, related party

On January 1, 2022, the Company entered into a Promissory Note (the “Note”) with an affiliate of the Managing Member of the Company which provides the Company with up to $5,000,000 of funds. On October 4, 2022, the Note was amended to provide a line of credit up to $50,000,000 of funds. The Note is an uncollateralized revolving credit facility which matures October 4, 2032. Interest due thereon, accrues at the Alternated Base Rate of interest per annum, not to exceed 10% of funds advanced under the Note. The primary purpose of the note payable is to fund operating expenses and other costs. As of June 30, 2024, December 31, 2023, and December 31, 2022, funds provided to the Company and due to an affiliate of the Manager of the Company, are $1,851,250, $3,246,273 and $4,995,773, respectively. Interest payable on the Note was $605,451, $497,157 and $113,148, respectively. As of December 31, 2022, the Company entered into a Standstill Agreement with regards to this Promissory Note whereby the lender (an affiliate of the Manager) agrees not to demand any payment or take any legal action to recover money owned under the Note until June 30, 2024 (including both monies currently borrowed and any new money which may be borrowed in the future).

Management Agreement

As discussed above, the Company is managed by GCPF Management, LLC (Manager). The Company will reimburse Manager for the Manager’s out-of-pocket expenses related to the initial startup costs including earnest money deposits, due diligence costs, closing costs, loan/lender application fees, appraisals, engineering and environmental reposts, property management fees and or legal fees. Such costs may be paid as an expense of the Company prior to determining Distributable Cash. The Company will pay the Manager, interest of 10% per annum from the date that a disbursement is made to the date of repayment.

The following sets forth the management fees discussed in the Operating Agreement. At this time, it is difficult to determine the magnitude of each of these fees.

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The Company will pay the Manager the following fees:

Acquisition fee of two percent (2.0%) based on the total acquisition cost of a property investment, including both cash and debt.

Origination fee of four percent (4%) of total loans and other debt closed related to the investment opportunity, related to the conduct of due diligence of the investment opportunity.

Construction Management fee of five percent (5%) of total construction costs (material and labor) for overseeing construction and/or rehabilitation of each property.

Asset Management fees of up to the greater of one percent (1%) per annum of total Member Capital Contributions (without reduction for any returned capital) or two percent (2%) of the total gross income of the Fund.

Property management fee of up to 7% of gross collected revenues will be paid to operate and management the properties.

Refinance fees of one percent (1%) of new or supplemental loan amounts for generating the loan packages for presentation and consideration by the lenders.

Interest on Manager Advances of up to ten percent (10%) per annum on all advances made by the Manager to the Company.

The Operating Agreement also provides for the following fee expense applicable to broker- dealer fee for services. Such fees will be paid as an expense of the Company prior to determining Distributable Cash. The related broker-dealer fees are as follows:

Broker-Dealer fees charged to the Company for compliance services will be up to 1% of the Capital Contributions of all Class A and Class B Members.

Broker-Dealer Sales fees, fees charged for the sales of securities by a licensed broker-dealer, can be up to 6% of the Capital Contribution of Members whose interest were purchased through a licensed broker-dealer.

Guarantors of construction mortgage notes payable:

Five of the members and officers of the Company and the managing general partner are guarantors of the four construction mortgage notes payable. In the aggregate, the guarantors are contingently obligated in the amount of $38,807,412; limited to the Company’s pro-rata ownership of each investee.

NOTE 8 – CONTRACTS, COMMITMENTS AND CONTINGENCIES

Litigation:

The Company is not currently involved with and does not know of any pending or threatening litigation against the Company as of June 30, 2024.

Escrow Agreement:

During March 2021, the Company entered into an Escrow Agreement for Securities Offering with WealthForge Securities Corporation LLC providing that all payments in connection with subscriptions for shares are to be sent to Atlantic Capital Bank (which is merging with SouthState Bank), and held in a non-interest bearing account for disbursement in compliance with the Securities and Exchange Act of 1934 Rule 15(c)2-4 and related SEC guidance and FINRA rules. See discussion elsewhere herein. Related thereto, the Company also entered into a one-year (renewable) software and licensing agreement with WealthForge Technologies, LLC which licenses the Company to use certain software, computer programs, business processes, integrated services and documentation. As of June 30, 2022, WealthForge Securities Corporation has been paid its Broker Dealer. See also discussions in Offering Memorandum elsewhere herein.

Broker Dealer Agreement

During March 2021, the Company entered into a Broker-Dealer Agreement with WealthForge Securities, LLC (WealthForge) to provide operations and compliance services for the Company in relation to this Offering, review investor information, including Know Your Customer data, compliance with Regulation D Rule 506(d) Bad Actor Check requirements, perform Anti-Money Laundering and other compliance background checks and assist the Company in accepting investors.  The term of the Agreement is twelve months, automatically renewable for successive twelve-month periods unless either party to the Agreement provides notice of non-renewal at least sixty days prior to the expiration of the current term.

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The compensation to WealthForge includes the following: (i) Diligence fee of $10,000, (ii) Transaction Management fee of 100bps of proceeds raised, (iii) Regulatory Filing Service Fee of $350 per form and a (iv) Marketplace Fee of $100 per transaction of the aggregate amount raised by the Company except for clients of advisors with whom the Company has or develops a relationship prior to the time of an investment into the Offering.

Stock Registrar and Transfer Agency Service Agreement

On March 30, 2021, the Company has entered into a contract with KoreTranser Integral Transfer Agency USA Inc. Agency to provide services related to stock registrar and transfer agent. The pricing for such services include a Reg A+ set up fee of $3,500 plus $2,500 per month.

Subscription Escrow Agreement

On June 8, 2021, the Company entered into a subscription escrow agreement with WealthForge Securities, LLC to maintain subscription proceeds (Subscriber investment deposits) in escrow and to provide other escrow services. All fees will be paid by WealthForge Securities, LLC.

Amendment and Restatement of Subscription Agreement:

As of January 28, 2022, the Company amended its subscription agreement to provide additional fields for the use of investors who are investing through retirement accounts. The Company continues to accept the original subscription agreement for nonretirement account investors.

Registered Broker Dealers

Registered broker-dealers will receive a Placement Fee of up to six percent (6%) of the Gross Offering Proceeds up to a maximum of $4,500,000, of the Maximum Dollar Amount of $75,000,000 is sold to clients of registered broker-dealers.

NOTE 9 -SUBSEQUENT EVENTS AND CONTINGENCY

Management of the Company has evaluated subsequent events from July 1, 2024 through September 24, 2024, the date that the financial statements were available to be issued. Based upon managements’ understandings, the following material events were identified.

Sales of Membership Units

The company anticipates raising an additional $2,820,664 through the sale of membership units in 2024.

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PART III - EXHIBITS

Item 1. Index to Exhibits

Exhibit 1.1	Managing Broker Dealer Agreement
Exhibit 2.1**	Amended and Restated Operating Agreement
Exhibit 2.2	Formation Documents
Exhibit 4.1	Subscription Agreement
Exhibit 4.2*	WealthForge Privacy Policy
Exhibit 6.1	Transfer Agent Agreement
Exhibit 6.2**	Updated Side Letter Agreement
Exhibit 6.3	Amended and Restated Promissory Note
Exhibit 6.4	Standstill Agreement
Exhibit 8	Subscription Escrow Agreement
Exhibit 11.1	Auditor Consent (regarding audited financials ending 12/31/2023)
Exhibit 12.1	Attorney Opinion Letter

* Filed as an attachment to the Company’s November 27, 2024 Preliminary Offering Circular filed on Form 1-A, File No. 24-12537, and incorporated herein by reference

** Filed as an attachment to Gratus Capital Properties Fund III LLC Current Report Pursuant to Regulation A filed on Form 1-U as filed with the Securities and Exchange Commission on April 29, 2025.

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SIGNATURE

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 30, 2025.

Gratus Capital Properties Fund III LLC

/s/ Jason Weimer
By:	Jason Weimer
Manager of GCPF Management LLC
Manager

/s/ Robert Barlau
By:	Robert Barlau
Manager of GCPF Management LLC
Manager

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Gratus Capital Properties Fund III LLC

/s/ Jason Weimer
By:	Jason Weimer
Principal Executive Officer
Manager of GCPF Management LLC
Manager

/s/ Robert Barlau
By:	Robert Barlau
Principal Financial and Accounting Officer\
Manager of GCPF Management LLC
Manager

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